PRELIMINARY OFFERING CIRCULAR DATED MARCH 14, 2024

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLANET WEALTH, INC.

300 NW B Street, Suite 1

Bentonville, AR 72712

(479) 755-3460

THIS REGULATION A TIER 2 OFFERING CONSISTS OF UP TO 2,000,000 SHARES OF COMMON STOCK, INCLUDING 1,872,300 SHARES OF COMMON STOCK TO BE SOLD BY THE COMPANY AND 127,700 SHARES OF COMMON STOCK TO BE SOLD BY THE SELLING SHAREHOLDERS (THE “OFFERING”)

SEE “DESCRIPTION OF CAPITAL STOCK” AT PAGE 30.

	Price Per Share	Discounts and Commissions(1)	Proceeds to Company(2)(3)	Proceeds to Selling Shareholders(4)
Shares Offered by Company (1,872,300)	$7.50	--	$14,042,250	--
Shares Offered by Selling Shareholders (127,700)	$7.50	--	--	$957,750

(1)	We have not engaged any broker-dealer, selling agent or finder to assist in the offering, nor has any Selling Shareholder. If, in the future, we choose to offer Shares through registered broker-dealers or a selling agent or if we agree to pay finders in connection with the offering, information about any such broker dealer, selling agent, or finder shall be disclosed in an amendment or supplement to this Offering Circular.

(2)	Does not reflect expenses of the Offering, including marketing expenses, legal and accounting expenses, and other expenses. We expect the total expenses incurred in a fully-subscribed Offering to be approximately $500,000, all of which will be paid by the Company.

(3)	Assumes all 1,872,300 shares are sold.

(4)	Assumes all 127,700 shares are sold.

The Offering will commence within two calendar days after this offering circular has been qualified by the Securities and Exchange Commission. There is no minimum number of Shares that we must sell in order to conduct a closing in this Offering. If fewer than 2 million of the Shares are sold in the Offering, the Shares sold in the Offering will be allocated pro rata between the Company Shares and the Selling Shareholder Shares. The Offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the Offering is terminated by the Company at its sole discretion. At least every 12 months after this Offering has been qualified by the Securities and Exchange Commission, the Company will file a post-qualification amendment to include the Company’s recent financial statements.

This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to the Rules for Tier 2 offerings under Regulation A. The Company has not established an escrow account or engaged an escrow agent for the Offering. The Company will implement closings from time to time. After each closing, funds tendered by investors will be made available to the Company and the Selling Shareholders. After the initial closing, we expect to hold closings on at least a monthly basis. Upon the expiration or termination of the Offering, any funds proffered by investors on which we have not closed will be promptly returned to the investors, without deduction and without interest. See “Plan of Distribution.”

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(a)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” located on page 5 for a discussion of certain risks that you should consider in connection with an investment in our common stock.

To the extent authorized by Regulation A, the Company is following the Form S-1 disclosure requirements for smaller reporting companies.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER PUBLICATION OF THE FORWARD-LOOKING STATEMENTS OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

NOTE REGARDING REVERSE STOCK SPLIT

Effective on May 5, 2023, Planet Wealth, Inc. implemented a one-for-ten reverse split of its common stock. To facilitate comparative analysis, all statements in this Offering Circular regarding numbers of shares of common stock and all references to prices of a share of common stock, if referencing events or circumstances occurring prior to May 5, 2023, have been modified to reflect the effect of the reverse stock split on a pro forma basis.

TERMS USED IN THE OFFERING CIRCULAR

The “Company” or “Planet Wealth” refer to Planet Wealth, Inc. and its subsidiaries.

The “Offered Shares” refers to the aggregate of 2,000,000 Shares being offered in this Offering Circular, including 1,872,300 Shares being offered by the Company and 127,700 Shares being offered by the Selling Shareholders.

“SEC” refers to the U.S. Securities and Exchange Commission.

“Shares” refers to shares of Planet Wealth Common Stock, $0.0001 par value.

ii

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our common stock. Before making an investment decision, you should carefully read the entire Offering Circular, including the risks associated with an investment in the Company’s securities discussed in the “Risk Factors” section of this Offering Circular. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Statement Regarding Forward- Looking Statements” on the preceding page.

Overview

Planet Wealth, Inc. (“Planet Wealth” or the “Company”) is a Delaware corporation headquartered in Bentonville, Arkansas. On the Planet Wealth website the Company is constructig a complete ecosystem for capital formation. When we launch the Planet Wealth ecosystem later this year, individuals who register as Members of Planet Wealth will find on that website tools and facilities designed to enable the Members to pool their social and economic capital with other Members, launch businesses, and invest their assets and profits. We will continue to build the ecosystem through the coming years, adding functionality. But from the start, an aspiring entrepreneur or an existing small or medium enterprise (“SME”) will find within the Planet Wealth ecosystem tools and services to support capital formation activities that are accessible, AI-enhanced, affordable, and governed by our core philosophy of inclusion.

The Planet Wealth website has not yet accepted Members, and so the Company has recorded no revenue to date. Our business plan anticipates that Planet Wealth will grow in value due to the synergy achieved by positioning Planet Wealth Members as both issuers and investors – although our ability to achieve that synergy will be unknown until we have experience recruiting Members. The Company will endeavor to grow its Membership by offering Members tools for capital formation and affiliate accretion for a modest fee. In turn, the Company expects to increase the activity of its offering platform by giving issuers access to an expanding pool of Member-investors and their affiliates. Then, in turn, the Membership rolls will increase with new Members attracted to the investment opportunities made available through Membership. Our goal, through this dynamic, is to develop an inclusive alternative to the exclusive control that the investment banking industry now wields over capital formation in America.

A prospective investor in Planet Wealth should note, however, that no step in our plan for growth has been tested. We cannot know whether our tools will attract Members until we open the Planet Wealth Community to membership. Nor can we know whether issuers will find in the Planet Wealth Community an attractive target for their offerings until there is a Planet Wealth Community. And our notion that those issuers will attract new Members to Planet Wealth is mostly speculation. Our plan is just that – a plan, premised on our untested assumptions about the sociological conduct of the American investor community.

Recent Developments

We have completed the initial layout of the Planet Wealth website, including all of the content that will be available to the initial Members:

●	Our LaunchPro suite of AI-enabled tools for designing a securities offering pursuant to SEC Regulation D or Regulation Crowdfunding;

●	A menu of Turnkey businesses with industry-appropriate tools for capital formation;

●	Our Marketing Suite to assist Members in soliciting Affiliate Members and promoting their securities offerings;

●	A CrowdFunding platform for distribution of Member offerings (to go live only if our subsidiary, PW Capital, is accepted for membership by FINRA);

●	CapTable management services;

●	SEC compliance notification service to alert issuers of filing due dates; and

●	Shareholder communication services.

Our subsidiary, PW Capital, Inc., has developed a funding portal and registered as such with the Securities and Exchange Commission. If and when PW Capital is accepted for membership by FINRA, PW Capital will make the funding portal available for use by our Members and others in offering securities pursuant to Regulation Crowdfunding.

Corporate Information

Planet Wealth, Inc. was incorporated on April 30, 2018 in the State of Delaware. Since its organization, the only business of Planet Wealth, Inc. has been development and integration of technology, tools and training devices to assist middle class entrepreneurs in creating business enterprises and obtaining the capital necessary for their enterprises to flourish. Our principal place of business is located at 300 NW B Street, Suite 1, Bentonville, AR 71712. Our corporate records are located at this address.

Our web address is www.planetwealth.com. There is no content on the public-facing website at this time. When content is added to the public-facing website, the information contained therein or accessible through our website will not be a part of this offering circular.

Selected Risk Factors Associated with our Business

A detailed discussion of the specific risks associated with an investment in our Common Stock is set forth in the “Risk Factors” section of this Offering Circular. Set forth below are summaries of risk factors that make an investment in our Common Stock particularly speculative.

●	We are a development stage company with no revenue. We will not commence operations until this Offering is qualified. It is, therefore, very difficult for investors to assess our future viability.

●	We have not yet demonstrated that our Planet Wealth Community will attract and retain members. If our efforts to build a Planet Wealth Community fail, our business will be unsuccessful.

●	We have only three full-time and one part-time employee. Our business is likely to fail if we are not able to secure the services of qualified managers and personnel with technological skills.

●	The services that we will provide to the Planet Wealth Community are related to the sale and purchase of securities. Our services, therefore, will be subject to regulations on both the federal and the state level. If we fail to properly interpret the applicable regulations, we could be subject to censure and liability.

●	The federal and state regulations applicable to securities offerings change frequently. Changes in regulations that apply to our business could restrict the breadth of services that we offer Members.

●	Our involvement with our Members’ preparation of disclosure documents for offerings of securities could expose us to a risk of litigation arising from the offerings.

Implications of our Status as an Emerging Growth Company

We intend to file with the SEC a Registration Statement on Form 8-A, which will become effective when this Offering is qualified. The Form 8-A will make Planet Wealth subject to the ongoing reporting requirements mandated by the Rules adopted by the SEC pursuant to the Securities Exchange Act. As an issuer with less than $1.235 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under SEC Rules adopted pursuant to the Jumpstart Our Business Startups Act (the “JOBS Act”), and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that the Offering pursuant to this Offering Circular, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to the Regulation A exemption from the registration requirements. In addition, SEC Rules provide that we will cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

THE OFFERING

Issuer:	Planet Wealth, Inc.
Securities offered by the Company:	Up to 1,872,300 shares of our common stock, par value $0.0001 per share. See the section entitled “Plan of Distribution.”

Securities offered by the Selling Shareholders	Up to 127,700 shares of our common stock, par value $0.0001 per share. See the section entitled “Plan of Distribution.”

Number of shares of common stock outstanding when the Offering is qualified:	43,309,777 Shares. (Includes shares to be issued on date Offering Circular is qualified by reason of debt premium).

Number of shares of common stock to be outstanding after the Offering:	45,182,077 Shares, if all Shares offered by the Company are sold. (Includes shares to be issued on date Offering Circular is qualified by reason of debt premium).

Price per share:	$7.50 per Share.

Best efforts offering	There is no minimum number of Offering Shares that we must sell in order to conduct a closing of this Offering.

Minimum offering amount:	100 Offering Shares

Trading market	There is no trading or listing market for the Shares. Ninety days after this Offering Circular is qualified, we will apply to list our Common Stock on the OTCQB. Thereafter we will uplist, when our circumstances qualify us for uplist.

Use of proceeds:	We currently intend to use the majority of the proceeds we receive from this Offering to advertise membership in the Planet Wealth Community. In addition, we intend to apply certain proceeds towards development of new products and services, leasing and buildout of executive offices, and working capital. See the section entitled “Use of Proceeds” for additional details regarding out intended use of proceeds.

Summary Financial Information

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included later in this Offering Circular.

Operating Data

	Six Months Ended August 31,	Year Ended February 28
	2023	2023	2022
Revenues	$0	$0	$0
Operating Expenses	1,860,967	3,554,104	8,728,849
Other Expenses	221,172	367,489	116,156
Net Loss	(2,082,139)	(3,921,593)	(8,845,005)
Deemed Dividend	--	--	(1,526,250)
Net Loss Attributable to Common Stockholders	(2,082,139)	(3,921,593)	(10,371,255)
Loss Attributable, Per Share	$(0.24)	$(1.93)	$(5.86)
Weighted Average Shares Outstanding	8,703,757	2,029,581	1,768,866

Balance Sheet Data

	August 31,	February 28
	2023	2023	2022
Cash	$440,045	$104,998	$774,723
Total Assets	474,180	224,627	897,334
Total Liabilities	1,519,945	5,470,903	4,559,554
Stockholders’ Deficit	$(1,045,765)	$(5,246,276)	$(3,662,221)

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Offering Circular, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

RISKS ASSOCIATED WITH THE COMPANY’S BUSINESS

The Company expects to experience future losses as it implements its business strategy and will need to generate significant revenues to achieve profitability, which may not occur.

We have incurred net losses since our inception, as we have not yet initiated revenue-producing activities. We expect to continue to increase operating expenses as we implement our business strategy, which will include expenses of development, sales and marketing, and general and administrative expenses. As a result, we expect to incur additional losses and continued negative cash flow from operations for the foreseeable future. We will need to generate significant revenues to achieve profitability. We cannot assure you that we will ever generate sufficient revenues to achieve profitability. If we do achieve profitability in some future period, we cannot assure you that we can sustain profitability on a quarterly or annual basis in the future. In addition, we may not achieve profitability before we have expended the proceeds raised in this offering. If our revenues grow more slowly than we anticipate or if our operating expenses exceed our expectations or cannot be adjusted accordingly, our business, operating results and financial condition will be materially and adversely affected.

We have not yet demonstrated that our Planet Wealth Community will attract and retain members. If our efforts to build a Planet Wealth Community fail, our operations are unlikely to be profitable.

The foundation for our success will be a populous and robust Planet Wealth Community. Our entire business plan is premised on the power of numbers that the Community can bring to bear on the capital formation activities of Community members. Although the Planet Wealth Community will not provide all of the market for our products and services or for the securities offerings of our clients, it is likely that the existence of a robust Community will provide the efficiency that will make our activities economically viable.

We will initiate formation of the Planet Wealth Community soon after the initiation of this Offering. Our expectation is that the opportunity to share the effort at capital formation with a host of kindred spirits will attract membership. We expect that our marketing department will communicate our story in compelling terms that will quickly fill the ranks of our Community. But we have no experience to support our expectation.

Even after we populate the Planet Wealth Community, it will be crucial that we retain Members and that they retain their enthusiasm for our mission. Among the situations that could lead to poor retention of Members are:

●	Members may find themselves unable to form a network of Affiliates adequate to support their capital formation activities.

●	Members may find their initial capital formation activities unrewarding.

●	Members may see other Members’ capital formation activities failing, or may themselves lose money on an investment with an Affiliate, and develop a negative attitude toward Planet Wealth.

For these and other reasons, we may discover that insufficient numbers of our Members are willing to make the effort to achieve economic agency. If that occurs, it will be very difficult for our company to operate profitably.

A refusal by FINRA to approve the application of PW Capital, Inc. for membership in FINRA as a funding portal would likely have an adverse effect on our future revenue.

PW Capital, Inc., a wholly-owned subsidiary of Planet Wealth, has implemented the technology and information systems necessary to function as a funding portal in connection with securities offerings made pursuant to SEC Regulation Crowdfunding. As is required by Regulation Crowdfunding, PW Capital has applied for membership as a funding portal in the Financial Industry Regulatory Authority (“FINRA”), and its application is currently pending. FINRA has broad discretion to accept or reject applications for membership. FINRA could reject the application of PW Capital if FINRA was not satisfied with the management of PW Capital, its capital structure, its technology, its business plan, or for a wide range of other reasons.

If FINRA does not approve PW Capital’s application for membership, Planet Wealth will solicit a referral arrangement with an existing funding portal in which Planet Wealth would refer to the funding portal Planet Wealth Members who wish to make a securities offering in compliance with Regulation Crowdfunding. We do not know whether such an arrangement could be made on satisfactory terms. If not, then a denial by FINRA of PW Capital’s membership application would likely diminish our revenues.

The Company has a limited operating history, which makes it difficult to evaluate the Company’s business and prospects.

The Company has not yet initiated operations. There is, therefore, no operating history upon which a potential investor can base an evaluation of the Company’s business and prospects. As a company in the development stage, there are substantial risks, uncertainties, expenses and difficulties to which our business is subject. To address these risks and uncertainties, the Company must do the following:

●	successfully develop and execute its business strategy;

●	respond to competitive developments; and

●	attract, integrate, retain and motivate qualified personnel.

There is no assurance that the Company will achieve or maintain profitable operations or that the Company will obtain or maintain adequate working capital to meet its obligations as they become due. The Company cannot be certain that its business strategy will be successfully developed and implemented or that the Company will successfully address the risks that face its business. In the event that the Company does not successfully address these risks, its business, prospects, financial condition, and results of operations could be materially and adversely affected.

We will operate in a highly regulated industry and will be required to conform our business plan to applicable regulations.

The services that we will provide to the Planet Wealth Community are related to the sale and purchase of securities. The purchase and sale of securities is heavily regulated by the federal government and by the securities regulators of every state in the Union. If we fail to properly interpret and comply with the applicable regulations, we could be subject to censure and/or liability. We currently have one subsidiary whose registration as a funding portal is pending before FINRA. A second subsidiary was registered as a broker-dealer until recently, when we withdrew its registration as a cost-saving measure; we expect to revive its registration next year when we are prepared to offer our Members the broker-dealer services of that subsidiary. Finally, we intend that a third subsidiary will register as an alternative trading system at some time in the future. As a funding portal and broker-dealer, we will have to comply with stringent regulations, and the operations of our funding portal, broker-dealer and alternative trading system services will expose us to a significant amount of potential liability. Regulated entities are frequently subject to examination, constraints on their business, and in some cases fines. In light of this, we expect increased compliance costs as well as the potential for liabilities. In addition, some of the restrictions and rules applicable to our subsidiaries could adversely affect and limit portions of our business plan.\

Our business and services will subject us to complex and evolving U.S. and foreign laws and regulations regarding the unauthorized practice of law, legal document processing, legal plans, and other related matters.

Our business model includes the provision of services that represent an alternative to traditional legal services, which may subject us to allegations of unauthorized practice of law (“UPL”). UPL generally refers to the delivery of legal advice by an entity or person who is not licensed to practice law. However, laws and regulations defining UPL, and the governing bodies that enforce UPL rules, differ among the various jurisdictions in which we will operate.

The scope of these UPL laws and regulations are often vague and broad, and their applications and interpretations are often uncertain and conflicting. Compliance with these disparate laws and regulations may require us to structure our business and services differently in certain jurisdictions. Additionally, these laws and regulations are evolving, and changes in such laws could require us to significantly change the ways in we structure our business and services. Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We may incur costs associated with responding to, defending, resolving, and/or settling proceedings, particularly those related to UPL. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in claims, changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition, future prospects and brand.

Our involvement in the preparation of disclosure documents by Members for use in making private offerings of securities may expose us to risk of litigation,

Most Planet Wealth Members who wish to raise capital will utilize the Planet Wealth LaunchPro to generate the disclosure and subscription documents for their offerings. The LaunchPro will guide them in determining the categories of information that should be disclosed. Unfortunately, it may occur that a Member does not make a full and truthful disclosure. It may also occur that a business financed with LaunchPro-generated documents will fail, and investors will look for legal recourse, either justifiably or not. In either of those situations, even though Planet Wealth will not itself promote the sale of the securities, the aggrieved investors may commence a lawsuit for violation of securities laws and include the Company as a defendant, on a negligence theory, an aiding-and-abetting theory or otherwise. Planet Wealth will then be forced to incur legal fees and expenses in order to defend itself against the claims. If lawsuits of this sort accumulate, the aggregate expense could significantly interfere with the Company’s financial well-being.

Our integration of AI functions into the Planet Earth ecosystem will expose us to the risks of that developing technology.

Generative AI solutions are being made available at this time to a wide market of users. Increased reliance by Planet Wealth and others on this technology, while justified by the degree of efficiency that AI can lend to a data-collection project, exposes the user to many of the risks attendant to a technology under development.

The most widely publicized risk of using AI is the occurrence of errors known as “AI Hallucinations,” when the AI processor yields a factual error that is not explained by its programming. Recently an error produced by Google’s new Bard system caused a significant drop in the market price of the stock of Google’s parent, Alphabet, indicating the seriousness with which the market approaches AI errors.

Of perhaps more long-term significance is the risk that those large technology companies that alone are able to fund the development of AI applications will utilize their gatekeeper position to “ring-fence” access to future iterations of the technology, making access to advances in the technology prohibitively expensive or preserving for their own use the most powerful applications. Already, the European Union has taken initial steps to regulate ownership of AI technology with concerns about anti-competitive behavior in mind. It is unclear what, if any, regulation will emerge from the U.S. governing authorities. Should we become unable to offer Members AI functions that are state-of-the-art, we may experience a reduction in our Member rolls.

We depend on the integrity and reliability of our information technology infrastructure, and any related interruptions or inadequacies may have a material adverse effect on our business, financial condition, and operating results.

Our business, including our ability to provide services to our Members, depends on the performance and availability of our information technology infrastructure, including our core transactional systems. In addition to the systems identified as LaunchPro, which must process information provided by issuers to generate and distribute accurate offering documents, we also rely on our information technology infrastructure to record and track Member activity, including Member relations with their Affiliates, bonuses arising from Affiliate activities, and other incentives built into Planet Wealth. The failure of our information systems to operate effectively, or a breach in security of these systems, could adversely impact the promptness and accuracy of our transaction processing. Although we will continue to invest in our information technology infrastructure, there can be no assurance that there will be no significant interruptions to such systems or that the systems will be adequate to meet all of our business needs. Our information technology infrastructure, as well as that of our Members and the other third parties with which we interact, may be damaged, disrupted, or breached or otherwise fail for a number of reasons, including power outages, computer and telecommunication failures, internal design, manual or usage errors, workplace violence or wrongdoing, cyberattacks, viruses, malware, or catastrophic events such as natural disasters, severe weather conditions, or acts of war or terrorism.

Any disruptions to, or failures or inadequacies of, our information technology infrastructure that we may encounter in the future may result in substantial interruptions to our operations, expose us to significant liability, and may damage our reputation and our relationships with, or cause us to lose, our Members, especially if the disruptions, failures, or inadequacies impair our ability to track Member-Affiliate relationships and pay commissions or bonuses that are earned by Members, royalty overrides, bonuses, and other incentives. Any of these failures could harm our business, financial condition and operating results. To the extent that we do not effectively address future capacity constraints, upgrade and protect our systems, and continually develop our online platform to accommodate actual and anticipated technology changes, our brand and reputation, business, results of operations, financial condition and future prospects could be adversely affected.

Our failure to comply with privacy and data protection laws, rules, and regulations could materially harm our business, financial condition, and operating results.

Our business requires the collection, transmission, and retention of large volumes of confidential and proprietary information, including personally identifiable information of our Members in various information technology systems that we maintain and in those maintained by third parties with which we interact. Anyone who is able to circumvent our security measures or those of our third-party service providers could misappropriate such confidential or proprietary information, cause interruption in our operations, damage our information technology infrastructure or otherwise damage our business. We may need to expend significant resources to protect against security breaches or to address problems caused by such breaches. Any actual security breaches could result in legal and financial exposure, including litigation and other potential liability, and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition, and operating results and our reputation as a brand and business partner. In addition, employee error or malfeasance or other errors in the storage, use, or transmission of any such information could result in disclosure to third parties. If this should occur, we could incur significant expenses addressing such problems. Since we collect and store Member information, including credit card banking information, these risks are heightened.

In addition, the use and handling of certain types of information, including personally identifiable and financial information, is regulated by evolving and increasingly demanding laws, rules, and regulations, such as the European Union General Data Protection Regulation, which became effective in May 2018, the Brazil Law on General Data Protection, which became effective in September 2020, the California Consumer Privacy Act, or the CCPA, which became effective in January 2020, and the European Union Payment Services Directive 2, which became effective in January 2021 and requires stronger customer authentication for online transactions in that region. These laws impose continuing, and at times new, responsibilities on our operations, including, among other things, the collection, deletion, disclosure, and maintenance of personally identifiable and financial information of our Members, and could present technological challenges and negatively impact our revenues. These privacy and data security laws, rules, and regulations are increasing in their complexity, enactment, and amendments. As such, compliance with these laws, rules, and regulations and potential and actual conflicts amongst them in the various jurisdictions in which we operate have resulted in greater compliance risk and cost for us. If we fail to comply with these privacy and data security laws, rules, and regulations, we could be subject to significant litigation, monetary damages, and regulatory enforcement actions or fines in one or more jurisdictions, which could have a material adverse effect on our operating results.

The Company’s business is dependent upon the continued services of the Company’s Chief Executive Officer, Lance Woodson. Should the Company lose the services of Mr. Woodson, the Company’s operations will be negatively impacted.

The Company’s business is dependent upon the technological and managerial expertise of Lance Woodson, who has served as the Company’s Chief Information Officer since its formation and presently serves as its Chief Executive Officer Mr. Woodson is essential to the Company’s operations. The Company does not maintain key man insurance on Mr. Woodson’s life. The loss of the services of Mr. Woodson would have a material adverse effect upon the Company’s business.

 Planet Wealth will require the services of additional management, which may be difficult to secure.

At the present time, Planet Wealth has only two executive officers: Lance Woodson, its CEO, and John Sampietro, its Executive VP. If the roll-out of its business is successful and the Company’s operations grow to a significant level, the Board of Directors will need to expand the Company’s C-Suite. In the first instance, a Chief Financial Officer will be needed to guide the Company’s relations with the financial community. Finally, after the period passes during which 148 Ventures LLC (“148 Ventures”) will manage our marketing program, we will need a Chief Marketing Officer experienced in online marketing to assume those responsibilities. It can be difficult to attract experienced management. If we are unable to do so, our operations may suffer.

Management of our initial marketing program has been entrusted to a company owned by one of our founders, whose abilities in that regard will determine the success of our business roll-out.

Planet Wealth has entered into an agreement with 148 Ventures, which provides for 148 Ventures to strategize, supervise and implement the Planet Wealth marketing program until the first anniversary of the date of this Offering Circular, subject to renewal by Planet Wealth for up to two additional years. In compensation for its services, Planet Wealth will pay to 148 Ventures ten percent of its net revenue while 148 Ventures manages its marketing and for the two subsequent years. In addition, Planet Wealth and 148 Ventures have agreed that they will function until January 31, 2030 as “Affiliate Resellers”, each marketing products and services bundled with products and services developed by the other.

148 Ventures is owned by Todd Wier, who was a founder of Planet Wealth and the principal architect of its business plan. 148 Ventures, however, is not affiliated with Planet Wealth except as set forth in their marketing agreement. The Board of Directors of Planet Wealth will have no managerial control over decisions made by 148 Ventures with respect to marketing, except in the event that 148 Ventures violates a specific provision of the marketing agreement. In the event that 148 Ventures makes decisions regarding the Company’s initial marketing program that prove to be unwise, the rollout of Planet Wealth’s business may be delayed or diminished to an extent from which Planet Wealth cannot recover.

Adverse publicity relating to Robinhood and others offering vehicles for the democratization of finance may limit the effectiveness of our marketing efforts.

In recent years a plethora of online services has arisen offering to aid the middle class by opening doors for the democratization of finance - although Planet Wealth is, to our knowledge, the only platform offering middle class access to all aspects of capital formation. Some of these services, such as alternative banking platforms, show themselves as logical applications of technology to improve services. Others, however, appear to function by exposing middle class investors to unreasonable levels of risk. The effort of participants in the Reddit channel WallStreetBets to organize a short squeeze in the stock of GameStop using margin accounts opened at the brokerage firm Robinhood is a recent example. The association of democratized finance with unreasonable risk has been further exacerbated by the recurrent regulatory issues faced by Robinhood, which has paid hundreds of millions in fines to the SEC and FINRA for rules violations, primarily relating to Robinhood’s lack of transparency about risk and other matters with its customers.

Our goal at Planet Wealth is to make investment on Planet Wealth as safe or safer than investment on Wall Street, by providing our Members access to the kind of investments that Wall Street denies them. It is inevitable, however, that the financial press will identify Planet Wealth as yet another advocate for the democratization of finance, and will associate our efforts with those of Robinhood and others that have been characterized as the “gamification of finance” due to the levels of risk that are facilitated. This association, if it becomes widespread, could overwhelm our own messaging about the advantages of Planet Wealth. If such a mischaracterization of our business were to occur, it could limit our ability to make membership in Planet Wealth attractive throughout the middle class.

A holding company that contracted to provide technology services to the Company may claim an entitlement to receive a four percent royalty on the Company’s sales.

In 2019, the Company entered into an Advisory Agreement with Rising Three LLC, a holding company owned by two technicians who had, from June 2018 until June 2019, served as officers and directors of Planet Wealth. The Advisory Agreement required that the owners of Rising Three provide technical assistance in the development of the Company’s software. As part of the compensation for such services, Planet Wealth agreed to pay Rising Three four percent of net sales by the Company through December 31, 2024. The Company has subsequently asserted that Rising Three is not entitled to payment of the royalty on sales because it failed to satisfy its obligations under the Advisory Agreement. If it should occur, however, that Rising Three successfully asserts a claim to receive the royalty, the payments would reduce any profitability that the Company experiences through 2024.

RISKS RELATED TO THIS OFFERING AND/OR THE COMPANY’S COMMON STOCK

There is no market for the Company’s Common Stock. Any market that develops is likely to be volatile.

The Common Stock of Planet Wealth is not listed for trading on any exchange or platform. Although the Company intends to pursue a listing for its Common Stock, it could occur that little or no trading volume develops, particularly since the Company is making this Offering without marketing assistance from any broker-dealer. If the volume of trading in the Common Stock is thin, investors in this Offering may find it difficult to sell their Shares or sell them at a price the investors consider reasonable. Individuals contemplating an investment in the Common Stock should be prepared to hold their Shares indefinitely.

There is generally significant volatility in the market prices, as well as limited liquidity, of securities of development-stage companies. Contributing to this volatility are various events that can affect the Company’s stock price in a positive or negative manner. These events include, but are not limited to: the Company’s financial results, market acceptance and sales growth of the Company’s products and services, changes in applicable regulations, litigation involving the Company, departure of key personnel, investors’ general perception of us; and general economic, industry and market conditions. If any of these events occur, it could cause the Company’s stock price to fall, and any of these events may cause the Company’s stock price to be volatile.

Future sales of the Company’s securities, including sales following exercise or conversion of derivative securities, or the perception that such sales may occur, may depress the price of common stock and could encourage short sales.

There are four classes of convertible preferred stock issued by the Company and currently outstanding. In aggregate, they are convertible into 10,753,720 shares of Common Stock – although the holder of the Series F and Series G Preferred Stock, which is convertible into 8,988,200 Common Shares in aggregate, is not permitted to make any conversion that would result in its ownership of more than 4.9% of the outstanding Common Stock. The sale or availability for sale of substantial amounts of the Company’s shares in the public market, including shares issuable upon conversion of the outstanding convertible preferred stock, or the perception that such sales may occur, may adversely affect the market price of the Company’s common stock.

Any decline in the price of the Company’s common stock may encourage short sales, which could place further downward pressure on the price of the Company’s common stock.

Unless Planet Wealth implements another reverse stock split to increase the per-share value of its common stock, the Company’s common stock may be subject to the “Penny Stock” rules of the SEC, which will tend to limit the growth of a trading market for our Common Stock.

SEC Rule 3a51-1 establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and must make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stock. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Although we are offering Planet Wealth shares in this Offering Circular for $7.50 each, it is possible that the market price, once our common stock is listed, could be less than $5.00. For the reasons described above, brokers are often less willing to execute transactions in securities subject to the “penny stock” rules. Classification of our common stock as a penny stock, therefore, could make it more difficult for investors to dispose of the Company’s common stock and may adversely influence the market value of its stock.

It is unlikely that we will pay dividends to the owners of our Common Stock in the near future.

Our business plan, in brief summary, is to advertise the opportunities provided by Planet Wealth and so generate expanded membership, which will increase the value of Planet Wealth to its members and to our shareholders. There is no necessary limit to the potential expansion of Planet Wealth membership, and so there is no logical limit to the amount we should spend on advertising programs that have proven effective. Our plan, therefore, is to commit to advertising any cash resources not required for our operations.

This business plan implies that the holders of our common stock should not anticipate receiving any dividend payments during the foreseeable future. It is also relevant that we have committed to pay dividends to the holders of our Series B, C, D and G Preferred Stock. The aggregate dividends payable to the holders of our Preferred Stock will equal 26.41% of the adjusted gross income we generate. Those Preferred Stock dividends will significantly reduce our net cash flow, and make it more unlikely that dividends will be paid on the Common Stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The price per share sold in this Offering will be substantially higher than the book value per share of our common stock. Therefore, you will incur immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the assumed sale by us of the maximum of 1,872,300 shares of our common stock at a public offering price of $7.50 per share, and after deducting the estimated maximum offering expenses payable by us, which we estimate will be approximately $500,000, you will suffer immediate and substantial dilution of $7.08 per share in the pro forma net tangible book value of the common stock you purchase in this offering. For a further description of the dilution that you will experience immediately after this offering, see “Dilution” on page 14.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription purchase agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription purchase agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the company in connection with matters arising under the subscription agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the company’s securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

USE OF PROCEEDS

The Company and the Selling Shareholders are offering for sale in this Offering a total of 2,000,000 Shares at a price of $7.50 per Share. Since 6⅜% of the sales made in this Offering will be allocated to Offering Shares sold by the Selling Shareholders, the maximum gross proceeds that the Company may realize from the sale of Offering Shares will be $14,042,250. Assuming that we sell the maximum number of shares of common stock being offered pursuant to this Offering Circular, we estimate that we will incur offering expenses, primarily marketing expenses, totaling approximately $500,000, resulting in net proceeds realized by the Company of approximately $13,542,250. Our estimate of offering costs is an estimate only, and the actual offering costs may differ significantly from those anticipated by management.

We currently intend to use the largest portion of the proceeds we receive from this offering to market membership in Planet Wealth. The marketing program that we have developed consists, almost exclusively, of a multi-tiered array of online solicitations designed to funnel individuals with an interest in entrepreneurial activity towards our Planet Wealth Community. See: “Our Business: Forming the Community.” Information regarding our plans for database acquisition and organization of an advertising agency, as well as other growth of our Company that we have planned, is set forth in “Our Business”.

The following table sets forth our anticipated uses of proceeds assuming gross proceeds from the Offering of $7,500,000 and $15,000,000. “Gross Proceeds to the Company” reflects the allocation of 6⅜% of the Gross Proceeds of the Offering to the Selling Shareholders. “Working Capital” includes the expense of recruiting and compensating management and staff until revenues are sufficient, as well as the administrative expenses that initiation of our business operations will entail.

	$7,500,000 Gross	$15,000,000 Gross
Gross Proceeds to the Company	$7,021,125	$14,042,250
Less: Offering Costs(1)	400,000	500,000
Net Proceeds to the Company	$6,621,125	$13,542,250

Use of Proceeds:
Marketing of Membership	2,500,000	6,500,000
Database Acquisition	1,000,000	2,500,000
Organization of Ad Agency	700,000	1,500,000
Development of New Products	250,000	500,000
Lease and Buildout of Offices	200,000	300,000
Working Capital	1,971,125	2,242,250

Total Use of Proceeds	$6,621,125	$13,542,250

(1)	As of the date of this Offering Circular, we have not entered into any agreements with selling agents or broker dealers for the sale of the Offering Shares, and currently do not intend to retain a selling agent or broker dealer to assist in the Offering. As a result, no proceeds are currently allocated to pay any sales commissions. However, we reserve the right to engage FINRA-member broker-dealers to aid in the sale of the Offering Shares. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of shares of our common stock pursuant to this Offering Circular, although we may pay sales commissions greater than 7.0%. Any such arrangement will be reflected in a Supplement to the Offering Circular.

Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

The expected use of net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, the Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the Offering Shares of common stock was determined by our management. The price of $7.50 per share does not bear any direct relationship to any standard measure of business value. The value of our Company cannot be determined with any reasonable assurance until we commence revenue-generating operations that demonstrate the potential of our operations for yielding income.

The primary factor that management considered in determining the offering price was the recent sales of our common stock: in December 2023 we sold 11,250,000 shares for $.40 per share to a family office with no prior relationship to the Company; then in January 2024 we sold 2,857,143 shares for $1.75 per share to a family office affiliated with the prior purchaser. The $9.5 million raised from those sales eliminated the risk that Planet Wealth would be unable to initiate operations due to a lack of working capital, and the increase from one transaction to the next suggested that increases in the Company’s liquidity increased the value of the Company’s common stock. Management, therefore, noting that the December contribution of $4.5 million had led to a 438% increase in the sale price of Planet Wealth stock, chose $7.50, a 429% increase over the previous $1.75 sale price as the price for this offering.

Investors should be aware that, until Planet Wealth commences operations, estimates as to its value are speculative, based on an unproven assumption that Planet Wealth personnel will be successful in using its working capital to achieve revenue. If that assumption proves inaccurate, the market, if and when it develops, may apply a much lower value to Planet Wealth common stock than the offering price stated in this Circular.

When appropriate, we intend to engage a market maker to apply to have our common stock quoted on the OTCQB. In order to be so quoted, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that our common stock will trade in a public market or, if such a market should develop, that it will trade at market prices in excess of the initial offering price, as the prices quoted in any public market which may develop will be determined by the marketplace and will be influenced by many factors, including the depth and liquidity of such market.

DILUTION

“Dilution” is a measure of the loss of value that investors incur when they invest in a corporation. The dilution that investors in this Offering will incur is measured by the difference between the offering price per share of our common stock in this Offering and the Pro Forma As Adjusted net tangible book value per share after this Offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the total fully-diluted number of outstanding shares of common stock. The fully-diluted number of common shares is determined, for this purpose, by converting all outstanding convertible preferred stock into the number of shares of common stock to which the preferred stock can convert if any limit on post-conversion shareholdings is disregarded.

The following table sets forth our net tangible book value, as of August 31, 2023, on an Actual basis and a Pro Forma basis. The Pro Forma basis is determined by adding to the Actual basis the effect of the following events that occurred after August 31, 2023 and had a significant effect on our net tangible book value per share:

●	The Company issued to 148 Ventures, LLC, Todd Wier’s holding company, 847,070 shares of Series F Preferred Stock, which are convertible into 8,470,700 shares of common stock.

●	The Company committed to issue 2,500,000 shares of common stock to Kirby Properties LLC, an investor, as of the date on which this Offering Circular is qualified.

●	The Company issued 400,000 shares to each of Robert Stockdale and Michael Brennan, two founders of the Company who had not previously paid the par value for shares they acquired in 2018.

●	The Company sold convertible notes for $535,000 and subsequently satisfied those notes as well as $315,000 in notes issued prior to August 31, 2023 by paying $885,164 and issuing 906,672 shares of common stock. The shares were issued to 17 investors in total; no individual investor received more than 266,667 shares.

●	Options for 1,775,000 shares of common stock were exercised for an aggregate purchase price of $355 by each of Lance Woodson and Chris Corica, members of the Company’s Board of Directors.

●	The Company sold 11,250,000 shares of common stock for $4,500,000 cash to Souled Investments, LP and 2,857,143 shares of common stock for $5,000,000 to RQM Capital Partners, LP. Milton Lovell is the Manager of each purchaser.

●	The Company granted 750,000 shares of common stock to Craig Weiss as a bonus for services.

●	The Company issued 25,000 shares to an investor who had subscribed in 2022 to purchase those shares for $125,000 but failed to complete the subscription agreement.

●	The Company satisfied $334,304 of principal and accrued interest on seven 10% Convertible Notes sold in 2022 by issuing 166,731 shares of common stock and 333,462 common stock purchase warrants. None of the seven investors received more than 57,773 shares and 115,546 warrants.

●	The Company issued 189,202 shares of common stock to Lance Woodson, its CEO, in satisfaction of an accrued obligation to pay Mr. Woodson $37,841.

	Actual	Pro Forma
Net book value (deficit) - Actual	$(1,045,766)	$(1,045,766)
Less: intangible assets	--	--
Net tangible book value - Actual	(1,045,766)	(1,045,766)
Add:
Sale of common stock	--	9.662,841
Sale of common stock derivatives in private placements	--	535,000
Conversion of options	--	350
Conversion of debentures	--	756,054

Net tangible book value	$(1,045,766)	$9,908,479

Total fully-diluted common shares outstanding	37,918,749	54,063,497

Net tangible book value per common share	$(0.03)	$0.18

The following table shows the effect of the sale of Offering Shares under two scenarios for the total Offering.

	$7,500,000 Gross	$15,000,000 Gross
Gross Proceeds to the Company	$7,021,125	$14,042,250
Less: Offering Costs	400,000	500,000
Net Proceeds to the Company	$6,621,125	$13,542,250

Pro Forma Net Tangible Book Value
Before Offering	$9,908,479	$9,908,479
After Offering	$16,529,604	$23,450,729
Pro Forma Fully-Diluted Shares Outstanding After Offering	54,999,647	55,935,797

Offering Price Per Share	$7.50	$7.50
Pro Forma Net Tangible Book Value Per Share Prior to Offering	0.18	0.18
Increase Per Share Attributable to Investors in Offering	0.12	0.24
Pro Forma Net Tangible Book Value Per Share After Offering	0.30	0.42
Dilution Per Share to Investors in the Offering	$7.20	$7.08

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis is intended as a review of significant factors affecting the Company’s financial condition and results of operations for the periods indicated. The discussion should be read in conjunction with the Company’s financial statements and the notes included elsewhere in this Offering Circular. In addition to historical information, the following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ significantly from those anticipated in these forward-looking statements as a result of the risk factors set forth above and other factors discussed in this Offering Circular.

RESULTS OF OPERATIONS

Six Months Ended August 31, 2023 Compared to Six Months Ended August 31, 2022

The Company has recorded no revenue since its organization, as it has not offered any products or services for sale. Having received capital contributions totaling $9,500,000 during the winter of 2023 – 2024, the Company intends to initiate revenue-generating operations – i.e. to commence solicitation of Members to Planet Wealth – soon after this Offering Circular is qualified. The Company is deferring the launch until the initiation of this offering because its staff is currently small in number and cannot adequately prepare for this offering while supervising the launch of operations.

The Company entered the current fiscal year on March 1, 2023 with only $104,998 in the bank and current liabilities of $5,470,905. As a result, the focus of management’s attention during the six months ended August 31, 2023 was a reconstruction of the Company’s balance sheet to achieve sufficient liquidity to sustain operations until the funding needed to commence marketing was secured. For most of that period, the Company operated with a bare-bones staff of one full-time and two part-time employees. As a result, cash payroll and benefit expenses fell from $350,959 in the six months ended August 31, 2022 to $103,609 in the six months ended August 31, 2023, and cash payments for product development and web integration fell from $103,948 in the six months ended August 31, 2022 to $7,503 in the six months ended August 31, 2023.

To compensate for the Company’s cash flow difficulties, the majority of expenses incurred in the first halves of fiscal year 2024 and 2023 was attributable to the Company’s grant of equity, primarily stock options, to the employees and consultants who were engaged in rebuilding the Company. The ratio of expenses payable in cash (operating and other combined) to stock-based expenses in those two periods was:

	Cash Expenses	%	Stock-Based Expenses	%	Total Expenses
Period Ended 8/31/23	$1,029,733	49.5%	$1,052,406	50.5%	$2,082,139
Period Ended 8/31/22	$1,086,204	44.3%	$1,364,361	55.7%	$2,450,565

Of the $2,082,139 in expenses incurred during the six months ended August 31, 2023, $1,052,406 reflected stock grants, the vesting of stock options granted to management, and other expenses satisfied by issuance of stock. The remainder included a $87,547 impairment of intangible assets resulting from the Company’s termination of the operations of its broker-dealer subsidiary, $233,076 in professional fees, and miscellaneous administrative and marketing expenses.

The Statement of Operations for the six months ended August 31, 2022 reflected the same pattern, albeit enlarged, as the Company commenced that period with $774,723 in cash and could focus on a wider range of activities. Of the $2,450,565 in expenses recorded in the six months ended August 31, 2022, $1,364,361 represented the value of stock options that vested during that period and other expenses satisfied by the issuance of stock. The remainder of its expenses included $97,649 for advertising and promotion in anticipation of the product launch, $207, 503 in professional expenses, and $103,948 for product development and web integration. The Company recorded a net loss of $2,082,139 for the first six months of fiscal year 2023, but used only $619,953 in cash.

Year Ended February 28, 2023 Compared to Year Ended February 28, 2022

During the fiscal years ended February 28, 2023 and 2022, the Company was focused exclusively on building the Planet Wealth ecosystem. During those two years, most of the Company’s expenses incurred during that build-out were attributable to the Company’s grant of equity, primarily stock options, to the employees, consultants and management personnel who were engaged in the Planet Wealth buildout. The compensation value of the equity instruments was determined by applying the Black-Scholes formula and expensed. The ratio of expenses payable in cash (operating and other combined) to stock-based expenses in the two recent fiscal years was:

	Cash Expenses	%	Stock-Based Expenses	%	Total Expenses
Fiscal 2023	$1,857,215	47.4%	$2,064,378	52.6%	$3,921,593
Fiscal 2022	$3,350,206	37.9%	$5,494,799	62.1%	$8,845,005

During the year ended February 28, 2023, in addition to stock-based compensation, the Company incurred $426,253 in cash obligations to employees and consultants, including $180,000 in related party payroll. During the year ended February 28, 2022, the Company incurred $1,639,923 in cash obligations to employees and consultants, including $894,000 in consulting fees to related parties and $340,724 in payroll obligations to executive officers of the Company. Among the reasons that compensation expense was particularly high in the year ended February 28, 2022 was management’s effort to sustain the Company’s business development without interruption by reason of the resignation of Todd Wier from his position as CEO in July 2021. Among the expenditures that the Company undertook in an effort to prevent the change in leadership from interfering with the Company’s drive toward a product launch:

●	Planet Wealth engaged the new CEO, Greg Sossaman, for a four month training period before he assumed the office of CEO, paying him 75% of his CEO salary during that period.

●	Planet Wealth entered into a Separation Agreement with ATS Product and Platform Development, LLC (the former name of 148 Ventures, LLC, which is owned by Todd Wier) to engage Mr. Wier as a consultant after he left the CEO position, for a three year term at a monthly fee of $20,000. The Consulting Agreement was terminated on February 1, 2022 with a payment in settlement of $400,000.

●	Planet Wealth engaged Chris Kern, the Managing Member of Windstream Partners, LLC, to provide business advisory services to the Planet Wealth management for a monthly fee of $15,000. The Business Advisory Services Agreement was terminated early in 2022.

The project of building the Planet Wealth ecosystem required that the Company retain outside expertise in software development and marketing. During the year ended February 28, 2023, the Company incurred $224,734 in expenses related to product development and software development for purposes of Web integration. For services in those categories during the year ended February 28, 2022, the Company incurred $316,220.

It will be crucial to the success of the Company’s product launch that a robust marketing program quickly attract Members in sufficient numbers to make the ecosystem an effective location for capital formation. Towards that end, during the years ended February 28, 2023 and 2022, the Company engaged experts in online marketing to prepare a multilayered marketing program for the launch of the Planet Wealth ecosystem, including online ads, promotional programs, video presentations and a library of follow-up emails. The costs incurred in developing that program were $121,369 in fiscal year 2023 and $789,470 in fiscal year 2022.

Personnel expenses for the year ended February 28, 2022, including employee and consulting compensation, software development and marketing, were driven primarily by management’s anticipation that the Company would launch revenue-producing operations during the 2023 fiscal year. To meet that schedule, the Company incurred the management fees listed above, invested heavily in finalizing the build-out of the Planet Wealth ecosystem, and made sizeable payments to marketing personnel who were preparing for the launch. Despite their efforts, the transition in management resulted in a delay in development of the ecosystem, while the preparations for that launch exhausted the Company’s financial resources. In response to diminished financial resources and the failure to launch revenue-generating operations, the Company significantly reduced its head-count and its expenditures, which resulted in far lower compensation expenditures during the year ended February 28, 2023.

The Company’s operating expenses, combined with interest expense incurred, resulted in a Net Loss of $3,921,593 in the year ended February 28, 2023 ($1.93 per share) and a Net Loss of $8,845,005 ($5.00 per share) in the year ended February 28, 2022. In fiscal year 2022, however, the Company also recorded a deemed dividend of $1,526,250. The deemed dividend arose when the Company sold in that year 305,250 shares of Series D Preferred Stock for $10 per share, or a total of $3,052,500. The Series D shares are each convertible into 1.5 shares of common stock, which had a market value of $10 per share at the time the Series D shares were sold. Since the Series D shares were convertible into common stock with a market value of $4,578,750, we deemed that the Company paid a dividend of $1,526,250 to the purchasers of the Series D shares. For fiscal year 2022, therefore, the Net Loss Attributable to Common Stockholders was $10,371,255, or $5.86 per share.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s operations during the year ended February 28, 2022 used $3,286,799 in cash. As noted above, cash was expended primarily in an effort to bring the Planet Wealth ecosystem to its launch date: the cash was used to pay management, employees and contractors to finalize the build-out of the ecosystem and to develop a marketing program that would enable rapid growth in Community Membership. Despite that application of cash resources, the Company’s cash balance at February 28, 2022 was 73% greater than its cash balance at February 28, 2021, as proceeds from securities sales, net of amounts used to repurchase securities, exceeded the use of cash during that year.

The failure of the Company to bring the Planet Wealth ecosystem to launch during the year ended February 28, 2023 diminished its ability to raise funds for operations. Having sold equity securities during the year ended February 28, 2022 for total proceeds of $5,845,500, supplemented by $800,000 in proceeds from the sale of debt instruments, during the year ended February 28, 2023, the Company’s efforts to raise capital resulted in only $249,999 from the sale of equity securities and $650,000 from the sale of debt instruments. In the meantime, during the year ended February 28, 2023, for the reasons discussed above, cash used in Company operations fell to $1,324,680; that amount, however, exceeded the proceeds realized by the Company from the sale of its securities. As a result, by the second half of the 2023 fiscal year, the Company lacked the cash resources necessary to initiate revenue-producing operations and its current liabilities payable to non-related parties had increased from $98,416 to $1,130,456..

As of February 28, 2023 Planet Wealth had $105,698 of current assets and $5,470,903 of current liabilities. The book value of the Company’s outstanding shares was a deficit of ($5,246,276). Both Planet Wealth’s management and its principal creditor believed that Planet Wealth had an attractive business plan that, if properly funded, could be successful. But the Company’s financial condition at February 28, 2023 made it unrealistic to try to attract new investors. And so the members of management and Todd Wier, the principal of 148 Ventures, LLC, the Company’s principal creditor, focused their energy during the six months ended August 31, 2023 on restructuring the Company’s balance sheet so that attracting new investors would be possible.

The results of their efforts were:

●	From the Fall of 2022 through May of 2023 Craig Weiss, the Chairman of our Board of Directors, contributed $440,000 to sustain the operations of Planet Wealth. During the quarter ended May 31, 2023, those loans and accrued interest were satisfied by issuance of 2,200,000 shares of common stock.

●	During the quarter ended May 31, 2023, $936,986 of principal and interest on a Note purchased in 2021 by Craig Weiss was satisfied by issuance of 4,684,930 shares of common stock.

●	Effective May 31, 2023 the maturity date of $315,000 in convertible notes due on May 31, 2023 was extended to February 24, 2024.

●	During June 2023, debts owed to three vendors in the aggregate amount of $33,474 and an accrued obligation to Lance Woodson in the amount of $40,000 were discharged by issuance of 367,369 shares of common stock.

●	During August 2023, using proceeds of the private offering described below, the Company satisfied obligations of $150,000 owed to each of Craig Weiss and 148 Ventures.

●	On August 21, 2023, in full satisfaction of a convertible debenture issued to 148 Ventures in the principal amount of $3,455,107 with $345,510 of accrued interest, the Company issued to 148 Ventures, LLC 532,383 shares of common stock and committed to issue to 148 Ventures 847,070 shares of Series F Convertible Preferred Stock when the Certificate of Designation of those shares had been filed in the State of Delaware, which occurred in September 2023. Each share of Series F Preferred Stock is convertible into ten shares of Common Stock, but the Series F shares cannot be converted into a number of shares of common stock that, when added to the common stock owned by the converting holder, would represent more than 4.9% of the Company’s outstanding common stock. Further in satisfaction of the convertible debenture, the Company issued 5,300,000 shares of common stock to friends and family of Todd Wier, the owner of 148 Ventures and issued, at Mr. Wier’s direction, 4,700,000 shares of common stock to approximately 200 of the Company’s shareholders, none of whom are members of Mr. Wier’s family or otherwise related to him.

The effect of these actions on the Company’s liquidity has been positive. Our cash balance increased to $440,045, which enabled us to revive operations. The sales of convertible debt yielded sufficient cash to offset the cash used in operations for the six months ended August 31, 2023. The accumulation of equity-for-debt exchanges reduced the Company’s stockholders’ deficit to a manageable ($1,045,765), which now enables the Company to offer its securities to investors. In December 2023 and January 2024 the Company sold 14,107,143 shares of its common stock to two family offices (Souled Investments, LP and RQM Capital Partners, LLC) for $9,500,000 cash, which will enable the Company to prepare for launch of the Planet Wealth ecosystem while it awaits the proceeds of this Offering.

In Note 2 to our financial statements for the six months ended August 31, 2023 we noted that as of that date the Company’s management had substantial doubt about the Company’s ability to continue as a going concern. That concern mirrored the similar concern expressed by our auditor in its opinion on our financial statements for the year ended February 28, 2023. However, since the issuance of the August 31, 2023 interim financial statements, the Company received capital contributions totaling $9,500,000 from the sale of 14,107,143 shares of its common stock.  As the Company had only $1,519,945 in liabilities as of August 31, 2023, the Company’s management believes that this contribution to working capital has alleviated the substantial doubt concerning the ability of the Company to continue as a going concern.

The more current situation, described in the immediately preceding paragraph, has alleviated management’s substantial doubt regarding the ability of the Company to continue as a going concern.

Application of Critical Accounting Policies

In preparing our financial statements we are required to formulate working policies regarding valuation of our assets and liabilities and to develop estimates of those values. In our preparation of the financial statements for the year ended February 28, 2023, there was one estimate made which was (a) subject to a high degree of uncertainty and (b) material to our results. These were:

●	Our determination of the inputs that should be used to measure the fair value of options to purchase 310,000 shares of common stock granted during the 2023 fiscal year, as itemized in Note 7 to the Consolidated Financial Statements.

Below are the assumptions applied in determining the fair value of the options:

Stock option assumptions
Risk-free interest rate	2.39% - 3.01% per annum
Expected dividend yield	—
Expected volatility	169% - 171% per annum
Expected life of options (in years)	3 years

Any material change in the assumptions would result in a material increase or decrease in the expense the Company recorded by reason of the grant of the options.

Impact of Accounting Pronouncements

There were no recent accounting pronouncements that have or will have a material effect on the Corporation’s financial position or results of operations.

OUR BUSINESS

Our Mission

Planet Wealth exists to provide the middle class and their small and medium enterprises (“SMEs”) with the nurture and the tools that will enable them to exploit their talents: tools for developing a community, capital formation tools, investment opportunities, all made affordable and effective by the efficiencies and sheer strength in numbers that a network of middle class strivers working together can achieve. Our mission is to dramatically expand participation in the growth of the American economy. Our goal is to provide each member of our Planet Wealth Community with the full measure of respect that his and her potential deserves.

We organized Planet Wealth in April 2018 and have spent nearly six years collecting the elements we consider necessary to support our mission. But nothing is assured about our business plan. The Planet Wealth Community has not registered its first member, and Planet Wealth has not recorded its first dollar of revenue. The wisdom of investing in Planet Wealth will only be known after we initiate the Community sometime in 2024 and determine whether Planet Wealth will attract and retain members in the numbers necessary to make membership and, derivatively, ownership valuable.

Our Opportunity

Any sociologist worth his or her salt will tell you that social capital without human capital is unproductive, while economic capital without social capital lacks inspiration. A well-functioning political economy is sustained by a balance of the three aspects of capital. Social capital, in particular that which is known as “bridging social capital”, provides the direction for the political economy. Participation in civic or voluntary associations, such as educational and cultural groups, leads to positive social and economic outcomes, as the connections among heterogenous groups increases the diversity of knowledge sources.

The flaccid growth of the U.S. economy in recent years is evidence of an imbalance among the aspects of capital. We are a nation of communities with community values. But too many of these communities lack the human capital (skills, know-how, administrative expertise) necessary to convert social capital into economic growth. Meanwhile, our nation’s economic capital is increasingly controlled by an insular elite, whose inspiration is often merely a vision of more wealth. The exclusion from the journey to wealth of those who can offer the greatest portion of social capital has reduced our economic engine to quiescence.

We have designed Planet Wealth to serve as the financial marketplace where America’s communities, with their wealth of social capital, may obtain from the Planet Wealth ecosystem the necessary human capital and achieve the economic capital too often denied to the middle class by existing institutions. Our plan is to build our Planet Wealth Community by offering the tools needed for wealth formation at a modest cost. Initially, we will forego some portion of potential retail revenue in order to maximize the growth of our Community because we believe that, as our Community grows, so Planet Wealth will grow, in influence and in value. The risk is considerable – there is no model for our plan to which we can point for assurance of success. But if we are successful in achieving the full breadth of our vision, then Planet Wealth will be the first institution that embodies and fulfills the aspirations of middle class America to exercise independent agency in their efforts at wealth formation.

The Planet Wealth Ecosystem

The website for the Planet Wealth Community provides a full pallet of tools to assist a Planet Wealth Member in organizing a business enterprise and soliciting investors for the enterprise. At the present time, the components of the Planet Wealth ecosystem are:

●	LaunchPro, an online interface that allows the entrepreneur to populate with specific information an introductory set of documents for the enterprise: articles of organization for a Delaware LLC, an operating agreement for a single member LLC, forms for qualification in states other than Delaware, a private placement memorandum (“PPM”), a subscription agreement, and a notice of book entry of the security purchased by the investors. The LaunchPro also provides the entrepreneur instructions for obtaining filer codes from the Securities and Exchange Commission (“SEC”), for filing Form Cs and Form Ds with the SEC, and for complying with applicable reporting requirements of the States.

●	The AI Wizard, which allows the entrepreneur to utilize Chat GPT to aggregate data and conceptual material for inclusion in the PPM and to assist in developing content for the PPM.

●	Nine Turnkey Securities Offerings, each of which enables the user to utilize LaunchPro to develop documents appropriate to a specific type of business enterprise: residential real estate, fix ‘n flip real estate, Myrtle Beach vacation rental, franchise retail, collectible assets, collectible asset trading, collectible stamps, collectible coins and collectible cars. For issuers complying with Regulation D, each Turnkey Suite also provides a website customizable for the offering entity, a video specific to the business type for use in marketing the offering, a book ledger for recording the investors’ securities, and cap table management services appropriate for the size of the offering. For issuers intending to post their offerings on a Regulation Crowdfunding funding portal, each Turnkey Suite provides step-by-step instructions for developing a Form C.

●	Marketing Suite, which provides Members with a library of adaptable emails and text messages to assist the Member in soliciting affiliate Members to the Planet Wealth Community and/or investors to the Member’s Regulation D offering.

●	Shareholder Communications and Cap Management Services, to assist the entrepreneur in maintaining communications with investors after completion of the offering and complying with applicable post-closing regulations.

As we develop the Planet Wealth ecosystem, our ambition will be to provide our Members, at each step in the capital formation process, guidance and training in best practices for quality entrepreneurship. Membership itself will entitle the Member to view training videos and webinars on the methods of capital formation and entrepreneurship. When the Member feels ready to launch an offering, Our LaunchPro software employs branch logic to guide the issuer in careful, detailed disclosure of the risks and potential rewards that the issuer’s business plan poses for investors. Submitting the issuer’s presentation to review by the AI Wizard provides a source for suggestions of risks and rewards that the issuer may have overlooked.

The materials included in LaunchPro for a private offering compliant with Regulation D will enable a Member to market an offering in compliance with the restrictions mandated by the regulation. If a Member wishes to offer securities to the public, the Member will need to list the offering on a funding portal appropriate for compliance with SEC Regulation Crowdfunding. During 2023 our subsidiary, PW Capital, Inc., implemented a funding portal compliant with Regulation Crowdfunding that will enable our Members and others to list their offerings pursuant to Regulation Crowdfunding for consideration by the investing public. PW Capital’s application for membership in FINRA – a requirement for functioning as a funding portal – is pending.

Our plans for expansion of the Planet Wealth ecosystem during 2024 are described below under “Plans for 2024”. Those plans depend, however, on our success in raising capital, our success in recruiting skilled executives and employees, and, most important, our success in populating the Planet Wealth Community with Members.

Forming the Community

The JOBS Act (2012) gave us CrowdFunding as the first sanctioned vehicle for transferring financial capital from unrelated, non-accredited investors to developing ventures. We have designed the Planet Wealth ecosystem to be the next generation of CrowdFunding, with the limitations of that vehicle remedied. Our vision is for Planet Wealth to offer a long-term program of wealth formation based on community organization. The Planet Wealth Community, if we can make it populous and robust, will be the cornerstone from which we expect our Planet Wealth ecosystem to grow. If the Community grows, attracted by the array of tools, technology and educational opportunities embedded in the Planet Wealth platform, and if our plans to control one or more securities portals are realized, those portals should be attractive to entrepreneurs. The opt-in database of entrepreneurs and investors that we intend to accumulate from the operations of Planet Wealth should provide a source of, and an attractive market for, securities offerings, whether initiated by our Members, attracted from outside our Community, or sponsored by Planet Wealth itself. Those offerings, in turn, should attract clients and users to Planet Wealth, causing our database of investors to expand, and so enhancing the prospects for capital formation within our Planet Wealth ecosystem and, in turn, the value of a membership in the Planet Wealth Community. All of these expectations depend, of course, on our success in growing and sustaining the Community while avoiding the risks we face, both those described in the ”Risk Factors” section of this prospectus and the risks that face any start-up business. We promise our investors only our best efforts.

Membership in the Planet Wealth Community will be tiered to facilitate the growth of each Member’s self-confidence and ambition. All levels of Membership will entitle the Member to use educational content and webinar training designed to introduce the Member to the rewards and responsibilities of entrepreneurship. As the Member’s interest grows, higher tiers of Membership will be available, with increased monthly fees, to enable expansion of the Member’s scope:

Tier 1. Members provided a basic turnkey offering vehicle, notification of relevant filing dates, and ongoing recordkeeping regarding investors in the offering.

Tier II. Members provided access to the full turnkey library, campaign page design, additional training videos and live tutorial and training webinars.

Tier III. Members authorized to choose among more advanced levels of the turnkey library (Complex, Enterprise) or use of the Deal Term Constructor to enable the Member to design an offering with unique characteristics.

Our goal in structuring the Membership Tiers will be to generate annual recurring membership. Each membership tier will include a unique menu of products and services available on a SaaS basis for a limited term. As a Member climbs the tiers, the complexity and utility of the products and services increases, drawing the interest of the Member to more sophisticated levels of capital formation, increased participation in the Planet Wealth Community, and increased incentive to solicit friends and relatives to join the Community.

The Planet Wealth Platform: AI-Powered, Cost-Effective Access to Capital

Using proprietary integration techniques for which we have a provisional patent application pending (Provisional Patent Application 90/844,394: “Systems and Methods for Wall Street in the Cloud”), we have accumulated in Planet Wealth an array of services similar in focus to those that enable the privileged class to grow their wealth. We price our services so that they assist the user in achieving wealth rather than stand in her way.

Having once registered with Planet Wealth, a Member will find in the website an array of tools and services to facilitate capital formation. Using a system of APIs, our technicians have integrated into Planet Wealth a seamless ecosystem that encompasses each stage in capital formation. (Items labelled “pending” have been integrated into the ecosystem but will not be available to Members until we complete the necessary government registrations. “Pending – registered” means we have filed for the requisite registration; “pending – to be registered” means we have integrated the functionality into the Planet Wealth ecosystem, but have not initiated the registration process that will permit us to use the function.)

Business Formation	●	Our LaunchPro suite of tools for designing a securities offering

	●	A menu of Turnkey securities offerings

	●	Deal Term Constructor, to assist more sophisticated issuers in structuring their offering

Marketing	●	An Affiliate Program to assist Members in expanding their audiences

	●	A Marketing Suite to guide Members in attracting Affiliates and selling their own securities offerings

	●	Escrow services by North Capital integrated with our offering platforms

Investment Banking (pending)	●	A registered CrowdFunding platform operated by our subsidiary, PW Capital, Inc., for marketing of offerings developed in LaunchPro and other offerings (pending - registered)

	●	An offering platform for Reg A and Reg D offerings, with placement agent services by Planet Wealth Securities, our registered broker-dealer (pending – to be registered)

Investor Relations	●	Shareholder communications and cap table management services

Liquidity	●	Exchange trading provided by our Digital Securities ATS (pending – to be registered)

Investment	●	A platform for trading crypto currencies (pending – to be registered)

As the table shows, the core elements of the Planet Wealth ecosystem are ready for launch. The ecosystem, however, is and will be a work in progress, with some elements still under development or awaiting government licenses. For us, the most exciting current development is our integration of Artificial Intelligence at useful spots in the Planet Wealth ecosystem. At this time, we are actively integrating ChatGPT with our Turnkey Suites to assist issuers with data aggregation. During our issuer onboarding process, we will provide training to our issuers on using ChatGPT to aggregate, in grammatically correct form, the information necessary for creation of their legal documents. Moving forward, our plan is to develop AI applications that will assist issuers in tailoring advertisements and messaging to niche markets, as well as to create marketing materials specific to the asset class with which the issuer will be involved.

Business Formation: Simple Turnkey Suites

Conventionally, a new product or service is introduced and then it searches for a market. In our case, a market for our Turnkey Suites already exists: the tens of millions of American workers who supplement the income from their primary employment by engaging in “side gigs”, most of which could be made significantly more valuable if even modestly capitalized. Our plan is to capture that market by providing Members a menu of business opportunities and the tools to secure the financing that may turn opportunity into cash flow.

The technology that serves as the core for our Turnkey Suites we call “the LaunchPro,” which is an online suite of applications that allows a user to structure a securities offering suitable for the user’s business ambitions, generate the offering documents, and process the offering through a dedicated website. When we combine the services provided by the LaunchPro with a menu of suggestions for business enterprises and offering documents made specific for each type of business enterprise, we have constructed a Turnkey Suite.

Each of our Simple Turnkey Suites is designed to assist a less experienced issuer in completing an initial offering of a debt instrument; although the ease of access may appeal even to a more sophisticated issuer. A Member who licenses a Turnkey Suite will receive:

●	Organization documents for an offering entity appropriate for the industry class;

●	A book entry ledger appropriate for the industry class;

●	The outline for an offering relating to the industry class, either a private offering memorandum for a Regulation D offering or a Form C for a Regulation Crowdfunding offering;

●	A prebuilt website customizable for the specific offering entity;

●	A video regarding the industry class for use in marketing the offering; and

●	Cap table management services appropriate for the offering size.

A Member ready to raise capital must first structure the entity that will receive the investment. Some issuers may opt for a complex capital structure involving multiple equity classes and/or tiered distribution priorities; they will be best served by the services of a knowledgeable securities attorney. For those requiring only a corporation or limited liability company with a single class of equity ownership, or a simple contract to share ownership in a specific asset, the LaunchPro offers the services of an online distributor of standardized legal forms; through the link connecting the LaunchPro to the distributor’s website the issuer will be able to access and, where necessary, file with the appropriate government agency:

●	state recommended or standardized organization forms;

●	forms for qualification of entities outside their domicile;

●	standardized bylaws or operating agreements;

●	organizational minutes and resolutions relating to the offering;

●	Form ID to gain access to the SEC’s EDGAR filing website;

●	Form D to report to the SEC the results of any domestic offering under Regulation D; and

●	various other standardized legal forms that may be useful for a new enterprise.

Once the issuer has documented the issuing entity, the LaunchPro will enable the issuer to custom-build the necessary offering documents, implement the offering, record the results, deliver the securities that were sold, and perform the investor relations services that customarily follow on a securities offering.

Issuers utilizing one of our Turnkey Suites will also be provided an outline private offering memorandum containing standard provisions for offerings of the type packaged in the Turnkey. The issuer will customize the memorandum by supplying information specific to the issuer’s business and entity. This draft memorandum is then provided to the Issuer’s attorney for review, thus saving hours of legal fees that would be required to draft the memorandum from mere notes.

There are currently eight Simple Turnkey Suites loaded into Planet Wealth, each available for Regulation D or Regulation Crowdfunding offerings:

●	Residential Real Estate Turnkey	●	Real Estate Fix ‘N’ Flip Turnkey
●	Collectible Asset Investment Turnkey	●	Collectible Asset Trading Turnkey
●	Collectible Stamps Turnkey	●	Collectible Coins Turnkey
●	Collectible Cars Turnkey	●	Franchise Turnkey

As these eight (plus our Expert-Assisted Turnkey Suites) demonstrate the ease-of-use that will make our Turnkey Offerings so attractive to start-up entrepreneurs, we will develop Turnkey Offerings for additional asset classes, and flow them through the Planet Wealth Community to inspire still more Members to enter the entrepreneurial class. While not every Member will be interested in real estate or feel comfortable managing a franchise, as we expand the Turnkey offerings to encompass art, commodities, theatrical productions, whiskey barrels, and other assets, any Member (or friend of a Member) with a spark of entrepreneurial ambition is likely to feel the pull of some asset class that he or she “always meant to explore.”

Advanced Business Formation: Complex Turnkey Suites

Our Simple Turnkey Suites offer a wealth of opportunity for budding entrepreneurs to explore a business or investment venture they’re drawn to. Our tools, however, can be used for a broader array of business ventures. Here are three that we plan to initiate in the coming year.

Expert-Assisted Turnkey Suite. An Expert-Assisted Turnkey Suite will vary from a Simple Turnkey Suite only by the addition of expert assistance in the development of the Issuer’s business. For example, a Member using our Residential Real Estate Turnkey Suite will raise money for the purpose of investing in rental property, then find the property, secure a mortgage, find a tenant, etc. On the other hand, a Member using our Mybeachhouse.com - Myrtle Beach Turnkey Suite, which is the first Expert-Assisted Suite we have developed, will raise money for the purpose of investing in vacation property in Myrtle Beach, and will then be introduced to a real estate broker engaged by Planet Wealth, who will present the issuer with five or more vacation homes in Myrtle Beach available for purchase, introduce the Member to a bank or mortgage broker, refer the Member to a Myrtle Beach real estate attorney, and then provide tenant management services for the property purchased.

Planet Wealth holds the exclusive rights to the URL mybeachhouse.com. Our plan is that, if Mybeachouse.com - Myrtle Beach proves successful for both issuers and the local agent, we will solicit brokers in other vacation communities to serve as the local experts for other Mybeachhouse.com Turnkey Suites. We also plan to leverage any success realized by Mybeachhouse.com – Myrtle Beach to attract attention to other kinds of expert-assisted turnkey suites. We can develop an Expert-Assisted Turnkey Suite for virtually any class of capital-intensive business venture in which finding the right advisors is a large part of the battle: art dealing, home staging, theatrical production, etc.

Enterprise Turnkey Suite. Among our plans for the future is an Enterprise Turnkey Suite, which will be offered to the entrepreneur who is already operating a going concern business and wants the ease of making a securities offering using our LaunchPro technology and services. We intend to design the offering documents to be less industry-specific than those associated with our other Turnkey Suites, and will solicit more historical information about the business than is useful when disclosing the material information about a start-up business. If successful in attracting experienced entrepreneurs, the Enterprise Turnkey Suite will open a secondary market for Planet Wealth to supplement our core Community. We will have no assurance of success, however, until we bring the Suite to market.

For a more sophisticated Member, we have also developed a supplement to the LaunchPro called “Deal Term Constructor”. Using the query logic in the Deal Term Constructor, an issuer can determine from among nine security types and dozens of possible internal variations the entity structure and class of security that would best service his business, and receive organizational documents populated by the terms he has chosen. He can then use the LaunchPro to develop the offering materials for a capital raise or take the product of the Deal Term Constructor to his business attorney for further processing.

Banking and Custodial Services

We have contracted with North Capital to serve as the escrow agent for offerings made within the Planet Wealth ecosystem. North Capital’s escrow account services will be fully API integrated with our funding platforms for both issuers and investors. When an issuer submits its offering to our platform for review, a North Capital escrow account is automatically opened. North Capital performs a compliance and bad actor check, then shares the results with Planet Wealth, reducing our compliance time and expense.

The funding platform provides the details of the North Capital escrow account directly to the investor at the time of investment. This provides a seamless experience for the investor, who is able to fund the investment directly to North Capital using ACH, wire or credit card. The investment is then held in escrow until the issuer meets the requirements to break escrow.

Each Turnkey Suite is currently connected to our CrowdFunding platform- although the connection will not go live until FINRA accepts the membership application of our subsidiary, PW Capital. Once PW Capital is permitted to operate as a funding portal, if an issuer subscribes for resale services and complies with applicable securities laws, the offering will be made available to the Planet Wealth Members on the funding portal. In addition, an issuer who wishes to digitize its offering can onboard the securities by signing a transfer agent agreement with Vertalo, which has contracted with Planet Wealth to provide transfer agent services for Planet Wealth Members who opt to represent securities in digital form.

When we have completed development and registration of our ATS trading platform, an issuer within our ecosystem will be able to list its security for resale on the Planet Wealth ATS, after onboarding with Vertalo. Each issuer that uses the LaunchPro to develop a digital security will be provided a wallet to house that security, from which transfers to investors will be processed securely.

Risk Management

Additional benefits of the interface between the LaunchPro and the North Capital applications are the compliance services that North Capital will provide for issuers. These include:

●	KYC (Know-Your-Customer) verification of investor identities;

●	AML (Anti-Money-Laundering) review of OFAC, FBI and other lists of problematic investors;

●	Source of Funds reviews to guard against receipt of funds from criminal activities; and

●	Bad Actor checks on the management personnel of issuers, which is necessary for issuers to qualify for the SEC’s registration exemptions.

Issuers utilizing the LaunchPro will also be offered the opportunity to purchase an errors and omissions-type insurance policy administered by Assurely and underwritten by AXA, the world’s second largest financial services company. Purchasing the policy will provide issuers a measure of safety against the cost of frivolous lawsuits arising from their offerings, and may give investors the comfort of knowing that, in the event of an investor lawsuit with which they disagree, their investments will not be exhausted by the Issuer’s expenses in defending against the suit.

Cap Table Management

Upon completing an offering of securities, the issuer assumes a new set of obligations: responsibilities to equity holders created by state laws as well as the need for circumspection in determining whether, by reason of the number of its equity holders, the issuer becomes subject to regulation by the SEC. The LaunchPro provides issuers with a set of tools to enable compliance with these post-closing obligations:

●	Notices: The LaunchPro will allow issuers to distribute to equity-holders (shareholders or members) proxy material or other notices prepared by the issuer or an external party. The dashboard that serves as the issuer’s interface with the LaunchPro includes a front-end application that communicates with the distribution service. Issuers can choose how to deliver the notification, including e-mail or postal delivery.

●	Cap table management: Issuers can manage their capitalization tables and generate reports as needed. Of particular interest, issuers of digital securities can set a limit on the number of equity holders, in order to prevent triggering the need for SEC registration when total investors reach 2,000 or non-accredited investors reach 500. As the limit is approached, controls embedded in the smart contract can prevent new token issuances as well as subdivision of tokens.

Development of an Investor Database

The key to achieving liquidity is to provide the initial investors access to resale investors. Therefore, part of our plan for facilitating liquidity for our issuer clients involves development of an investor database. For the same reason that brokerage firms are customarily valued on the basis of customer-count, we anticipate that the development of a rich and expansive database of information about potential investors will be a major contribution to growth in the value of Planet Wealth. Our success in this regard will depend, however, on our success in growing the Planet Wealth Community, as well as on the numbers of Members who opt to be included in the database and whether they become an attractive target for issuer offerings.

Planet Wealth members, at their initial registration, will be asked to permit Planet Wealth to store their email addresses and communicate with them about Planet Wealth. Then, when a Member first registers to make an offering, invest in an offering, borrow funds or engage in any other of the Planet Wealth activities, the Member will be asked to agree to inclusion of their personal information in Planet Wealth’s database, and to use of that information to market securities offerings to the Members.

Most of our Member and client issuers will market their offerings on websites located on servers provided by Planet Wealth or, after we have the appropriate regulatory approvals, will list their offering on a funding portal, depending on whether they choose to make a Regulation CF offering or a Regulation D offering. As potential investors access either website, they too will be asked to opt-in and have their personal information added to the Planet Wealth database. Opting-out at a later stage will be possible.

In this manner, if successful, we will accumulate a database of willing investors who have volunteered to be approached about other investment opportunities. The database will also contain the investors’ KYC verifications, AML assurances, contact information, and identification as accredited or not and U.S. resident or not. This will represent a rich trove of information to support future marketing efforts. Our use of this database will depend on privacy regulations in place at the time (these are today in flux) and the direction our business takes us. Within the context of our Planet Wealth ecosystem, the availability of the database would be a source of liquidity for issuers.

Marketing

The success of the Planet Wealth business plan will depend in large part on the Company’s success in developing a Membership Community promptly and in sufficient size as to serve as a significant market for security offerings made within the Planet Wealth ecosystem. For this reason, the Company intends, as funds allow, to develop an in-house marketing department – to date we have engaged a Special Marketing Analyst to assist in organizing that department. However, because our need for marketing exceeds our present ability to fund marketing, we have entered into two outsource arrangements designed to energize our marketing program during our first three years of operations.

Marketing and Sales Development Agreement with 148 Ventures, LLC. 148 Ventures, LLC, a holding company for Todd Wier, one of the co-founders of Planet Wealth, entered into a Marketing and Sales Development Agreement with Planet Wealth in May 2023, which was amended in January 2024. Designed to entrust to 148 Ventures primary responsibility for launching the market program for Planet Wealth, the Agreement charges 148 Ventures with responsibility for:

●	Developing an inclusive digital marketing and sales strategy for Planet Wealth;

●	Identifying prospective markets;

●	Implementing the advertising strategy using Key Performance Indicators;

●	Assisting the Company’s CIO in designing a data-based remarketing strategy;

●	Developing or procuring sales training programs and other products for sale by Planet Wealth; and

●	Assisting the CIO in developing three Turnkeys: a Business Opportunity Turnkey to be distributed to the Company’s sales agents, an Ad Budget Funding Turnkey and a Youth Capitalists Turnkey.

In compensation for its market development services, Planet Wealth will pay 148 Ventures 10% of its net revenue during the term of the market development services and for two years thereafter Planet Wealth also issued to 148 Ventures as compensation an option to purchase 470,000 shares of Planet Wealth common stock for $.18 per share, vesting monthly through January 2025. The term in which 148 Ventures will be responsible for performing market development services will end on the first anniversary of the date on which this offering circular is qualified, except that Planet Wealth may extend the term for one or two years, at its option.

The Agreement also provides that Planet Wealth will pay 148 Ventures a stipend to reimburse expenses 148 Ventures may incur in connection with performance of the market development services. From February 1, 2024 until the end of the term for market development services, the stipend will be $52,000 per month. Thereafter, until January 4, 2027, the stipend will be $20,000 per month. If either party determines that an increase in the stipend would enable expansion of the market development services for the benefit of Planet Wealth, the parties have covenanted to negotiate the amount of the increase. If Planet Wealth fails on two occasions to pay the stipend, payments due during the remaining term of the market development services will be immediately payable.

The Agreement also contained the terms of an Affiliate Reseller Relationship between Planet Wealth and 148 Ventures. The parties agreed that products and services offered for sale by Planet Wealth would be bundled for sale with products and services offered for sale by 148 Ventures, and that neither party would compete with the other during the term of the Affiliate Reseller Relationship, which ends on January 31, 2030. During the term, the seller of a bundled offering of products and services will pay to the other party 20% of the net revenue from the sale; in addition, when 148 Ventures sells custom marketing funnels or marketing services to Community members, it will pay 20% of the net revenue to Planet Wealth.

Sales Agency Agreement with Chris Corica. Mr. Corica, who was a co-founder of Planet Wealth and is a member of PW’s Board of Directors, has entered into a Sales Agency Agreement with Planet Wealth. The Agreement authorizes Mr. Corica to solicit potential issuers and potential investors to become Members of the Planet Wealth Community. Mr. Corica may also introduce sub-agents who, if approved by Planet Wealth, will perform the same function. In compensation for his services, Planet Wealth will pay Mr. Corica 50% of the net revenue earned by Planet Wealth from providing products and services to a Member introduced by Mr. Corica (excluding net revenue in the form of a success fee or fee contingent on the results of an offering) and 5% of net revenue earned from Members introduced by sales agents introduced by Mr. Corica. Either party may terminate the agreement at will, except that Planet Wealth cannot terminate the agreement until July 2025 and, if it terminates without cause, must continue to pay fees to Mr. Corica for two years after the date of termination.

We intend to use the Sales Agency Agreement with Mr. Corica as a model for an expanding network of sales agents, once the Planet Wealth Community is active.

Plan for 2024

We intend to initiate the operations of the Planet Wealth ecosystem soon after this Offering Circular is declared qualified by the SEC. The website, as currently constructed, is adequate for the fundamental purposes of the ecosystem: to enable Members to design a business and capitalize it through an offering of securities. During 2024, however, we plan to expand and enhance the website, to improve the resources available for our Members and to attract a broader demographic of Members. Among the additions to the ecosystem that we plan for 2024 are:

Advertising Agency. Upon launch of our ecosystem, Planet Wealth will commence a broad program of advertising to populate the Planet Wealth Community with Members. Then, as Community Members develop offerings pursuant to SEC regulations that permit public advertising of the offerings, we anticipate that some will desire the services of experienced advertising professionals. For both of these purposes, a captive advertising agency would be beneficial and could be a contributor to our revenue stream. Our plan is to launch a subsidiary committed, in the first instance, to the advertising needs of Planet Wealth and its Members, but then available to serve the advertising requirements of issuers and investors who come within the Planet Wealth orbit.

Education/Training Portal. We recently entered into an agreement with Chris Corica, a member of Planet Wealth’s Board of Directors, in which Mr. Corica has agreed to conduct an offering using our Real Estate Fix ‘N’ Flip (“FNF”) Turnkey and provide a step-by-step written and recorded account of the experience. Mr. Corica will also provide weekly live training sessions for Members contemplating or involved with a FNF offering. Mr. Corica has been involved in the residential real estate market for over 20 years, and will use that experience to provide insights and guidance for Members who utilize our FNF Turnkey. The written and recorded content that he provides will be loaded as a module onto the Planet Wealth Education/Training Portal and made available to our Members. Mr. Corica, in concert with our management, will also develop a similar module for each of the other eight existing Turnkeys, to serve as the foundation for an indefinite expansion of the Education/Training Portal. Our goal for the Education/Training Portal is that it provide our Members an invaluable introduction to entrepreneurship focused on the tools available in the Planet Wealth ecosystem.

Database Acquisition Subsidiary. As discussed on previous pages, one of our goals in building the Planet Wealth ecosystem is to accumulate an opt-in database of investors to whom qualified Members and others under contract can direct promotions of their offerings. Our plan for 2024 is to organize and fund a subsidiary of Planet Wealth whose primary function will be to purchase or license existing investor databases to supplement our internally developed investor database.

Our ability to carry out this plan of expansion, and the schedule on which it will occur, will depend in part on the success of this Offering. This plan should be addressed in connection with the “Use of Proceeds” section earlier in this Offering Circular, particularly the allocations of proceeds to “Database Acquisition” and “Organization of Ad Agency”. If proceeds from this offering are less than as budgeted, we will have to rely on our current assets to fund our development projects as well as the marketing of the Planet Wealth Community, which may delay some of our projects or force us to eliminate some of our planned activities.

Employees

Planet Wealth and its subsidiaries have three full-time employees – the CEO and EVP of Planet Wealth and a Special Marketing Analyst – and one part-time employee. None of our employees is a member of a collective bargaining group.

Property

Planet Wealth’s executive offices are located at 300 NW B Street, Suite 1, Bentonville, Arkansas 72712. The offices are provided by our Chief Executive Officer free of charge.

As financing becomes available, our plan is to lease a suite of offices in Bentonville to house our executive offices and primary operations, including administration, technology, compliance, marketing and support. We anticipate that we will be able to secure a suitable location for approximately $5,000 per month.

Legal Proceedings

Neither Planet Wealth nor any of its subsidiaries is party to any legal proceeding at this time.

MANAGEMENT

Planet Wealth is currently managed by a Board of three Directors and two executive officers. As we prepare for the launch of our business, we understand that our management resources must expand. At the administrative level, we expect in the near term to add an experienced Chief Financial Officer to oversee the financial operations of our business and later to add a Chief Marketing Officer to oversee our marketing program.

The Company’s current directors and executive officers are as follows:

NAME	AGE	POSITION
Craig Weiss	57	Chairman of the Board
Lance Woodson	43	Director, Chief Executive Officer, Chief Information Officer, Secretary
Chris Corica	49	Director
John Sampietro	55	Executive Vice President

Term of Office

All the Company’s directors hold office until the next annual meeting of the stockholders or until their successors is elected and qualified. The Company’s executive officers are appointed by the Company’s board of directors and hold office until their resignation, removal, death or retirement.

Background and Business Experience

The business experience of each of the Company’s directors and executive officers is as follows:

Craig Weiss is a co-founder and managing partner in Tower Ventures, one of the largest privately-held tower companies in the U.S. Tower Ventures currently owns over 400 towers in 35 states, which are leased to the cellular industry. From 2005 to 2020, Mr. Weiss was also involved in owning and managing Central Defense Security, the largest security provider in the MidSouth. In 2013 Mr. Weiss and his partners added Central Defense Staffing to Central Defense Security, to provide staffing services to the market they had already developed for security services. In 2020 they sold Central Defense Security to focus on the staffing business. Mr. Weiss is Chairman of the Board of Directors of Paragon Bank, a Southeast Regional Community Bank headquartered in Memphis with over $700 million in assets. Mr. Weiss earned an M.B.A. degree from the University of Memphis in 2000 and a B.A. degree from the University of Texas at Austin in 1990.

Lance Woodson helped to found Planet Wealth in April 2018 and has been employed by Planet Wealth in various executive positions since that time. Currently Mr. Woodson serves as Chief Executive Officer and leads Planet Wealth’s technology team, responsible for optimizing the LaunchPro experience and integrating AI technology with the Planet Wealth Turnkey products in 2023. Mr. Woodson brings to Planet Wealth 23 years of experience in cutting-edge engineering. Among his accomplishments were an upgrade to Shell Oil’s African network, supervision of the team responsible for Windstream’s corporate network, construction of a data center for Entergy, and migration of a data center for FIS Global. Immediately before joining Planet Wealth, Mr. Woodson served as Senior Solutions Architect for Integration Partners and as Director of Networking for NetGain Technologies.

Chris Corica helped to found Planet Wealth in April 2018 and has since assisted in organizing its corporate systems. Recently Mr. Corica committed to provide marketing services to Planet Wealth for the next two years. Professionally, Mr. Corica founded Queen City Funding, Inc. in 2007 and serves as its CEO. Queen City Funding arranges financing for real estate acquisition and development in New York State and Florida.

John Sampietro joined Planet Wealth at the end of 2023 to provide the benefit of his experience in public finance and financial management. After employment from 2000 through 2008 as an account executive with Centennial Partners, a hedge fund of funds, while simultaneously working as a broker with Trading Services Group for six of those years, Mr. Sampietro in 2009 organized a broker-dealer named Trestle Point LLC, which he managed as CEO until 2018. From 2018 until 2023 Mr. Sampietro was employed in managerial positions with two firms engaged in providing interior design services. Mr. Sampietro has returned to the financial sector with Planet Wealth to serve as the Company’s spokesperson to the investment community and assist our CEO in strategic planning and budgeting.

Code of Ethics

The Company’s Board of Directors has not adopted a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, because of the Company’s limited number of executive officers and employees that would be covered by such a code and the Company’s limited financial resources. The Company anticipates that it will adopt a code of ethics after it increases the number of executive officers and employees and obtain additional financial resources.

Committees; Audit Committee Financial Expert

As of the date of this report, the Company has not established an audit committee, a nominating or corporate governance committee, or a compensation committee. The Company’s full board of directors, therefore, performs the functions that customarily would be undertaken by those audit committees. The Company’s board of directors is comprised of three directors, none of whom satisfies the general independence standards of the NYSE American listing requirements.

The Company’s Board of Directors has determined that none of its current members qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. In the future, the Company intends to establish board committees and to appoint such persons to those committees as are necessary to meet the corporate governance requirements imposed by a national securities exchange, although it is not required to comply with such requirements until the Company elects to seek listing on a national securities exchange.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid for the past two fiscal years to the Company’s Chief Executive Officer and those executive officers that earned in excess of $100,000 during the year ended February 28, 2023 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year Ended February 28,	Salary ($)		Option Awards ($)(1)	Total ($)

Lance Woodson(2)	2023	$180,000		$167,848	$347,848
	2022	$220,000	(4)	$97,911	$277,911

Greg Sossaman(3)	2023	$182,769		$912,080	$1,094,849
	2022	$160,000		$1,344,761	$1,504,761

(1)	The amounts in this column represent the grant date fair value of stock option awards, computed in accordance with FASB ASC Topic 718.

(2)	Mr. Woodson has served as Chief Executive Officer and Chief Information Officer since December 2022. Mr. Woodson has served as Chief Information Officer throughout the past two fiscal years.

(3)	Mr. Sossaman served as Chief Executive Officer from July 2021 through November 2022.

(4)	Mr. Woodson’s salary for the year ended February 28, 2022 included a bonus of $40,000 granted by the Board of Directors but not funded. On June 12, 2023, the accrued bonus was exchanged by Mr. Woodson for 200,000 shares of common stock.

Employment Agreements

Lance Woodson. Planet Wealth has an Amended and Restated Employment Agreement with Lance Woodson dated November 1, 2023. The Agreement terminates in May 2026. Mr. Woodson is engaged as Chief Executive Officer, Secretary and as a member of the Board, and agrees to devote full time to carry out those responsibilities. The Company will pay Mr. Woodson a salary of $15,000 per month until 90 days after this Offering Circular is qualified, and a salary of $20,000 per month thereafter. Mr. Woodson will also be awarded quarterly and annual bonuses if certain pre-defined goals are achieved. The Company issued to Mr. Woodson options to purchase 2,500,000 shares for $.16 per share and 385,000 shares for $.18 per share. The options will vest in monthly tranches over the term of his employment.

John Sampietro. Planet Wealth has an Employment Agreement with John Sampietro dated December 1, 2023. The Agreement has a term of two years, subject to renewal if not terminated by either party. Mr. Sampietro is engaged as Executive Vice President, and agrees to devote full time to the responsibilities of that position. Planet Wealth will pay Mr. Sampietro a salary of $20,000 per month. Planet Wealth has also committed to pay Mr. Sampietro a bonus equal to five percent of any increase in the Company’s shareholders equity that occurs during the term of Mr. Sampietro’s employment, excluding increases attributable to non-cash transactions. The Employment Agreement includes a grant of options to purchase 2,500,000 shares of the Company’s common stock for $0.40 per share, which will vest over the term of Mr. Sampietro’s employment.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth all outstanding equity awards held by the Company’s Named Executive Officers as of February 28, 2023, the end of last fiscal year.

	Option Awards
Name	Number of Shares Underlying Unexercised Options - Exercisable	Number of Shares Underlying Unexercised Options- Unexercisable	Option Exercise Price	Option Expiration Date
Lance Woodson	87,800	19,200	$5.00	7/16/2025

Incentive Plans

The Company has not adopted any equity incentive compensation plan.

Director Compensation

During the year ended February 28, 2023, the Company’s non-employee directors were not paid any cash compensation, nor were they issued any equity compensation during the year ended February 28, 2023.

On May 24, 2023, the Company granted to each of Lance Woodson and Chris Corica an option to purchase up to 1,775,000 shares of common stock at an exercise price of $0.0001, payable in cash or by cashless exercise. The options vested when the Company’s $150,000 Convertible Note payable to Craig Weiss was fully paid and satisfied, which occurred in August 2023. The options were subsequently exercised in full.

There are no employment contracts or compensatory plans or arrangements with respect to any director that would result in payments by the Company to such person because of his or her resignation as a director or any change in control of the Company.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

RELATED PERSON TRANSACTIONS

As a matter of unwritten Company policy, all transactions between Planet Wealth and related persons (i.e. directors, officers, 10% shareholders, promoters, and persons or entities in which any of the foregoing are interested) involving more than de minimis value are reviewed by the Company’s Board of Directors. Related party transactions are approved only if the overall net benefit to the Company of the transaction exceeds the net benefit the Company could realize from an independent party.

The following text describes the transactions occurring since March 1, 2022 and any currently proposed transaction, in which Planet Wealth or its subsidiaries was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the total assets of Planet Wealth at year-end for the last two completed fiscal years, and in which any person who is currently a related person had or will have a direct or indirect material interest.  Transactions in the nature of employment compensation are excluded here, but are set forth above under “Management Compensation”.

Craig Weiss, Chairman of the Board

On June 14, 2021, Pursuant to a Loan Agreement, the Company borrowed $800,000 in cash from Craig Weiss and agreed to repay Mr. Weiss $840,000 on January 3, 2022. On December 13, 2021, the parties amended the Loan Agreement to extend the Maturity Date of the Loan to the earlier of (i) the 40th day after the effective or qualification date of a registered securities offering by the Company or (ii) August 3, 2022. On September 12, 2022, the parties again amended the Loan Amendment, to extend the maturity date of the Loan to September 1, 2023. On March 1, 2023, by agreement with Mr. Weiss, the Company issued 4,684,930 shares of its common stock to satisfy the principal amount of the Loan and $136,986 of accrued interest.

Between August 2022 and May 2023, Mr. Weiss provided cash advances to the Company in the aggregate amount of $440,000. These advances did not have a stated interest rate or a maturity date. In May 2023, the Company issued 2,200,000 shares of common stock to Mr. Weiss to satisfy its obligation to repay the cash advances.

During the three months ended August 2023, Mr. Weiss provided cash advances to the Company in the aggregate amount of $150,000. These advances did not have a stated interest rate or a maturity date. In August 2023, the Company repaid the cash advances.

In January 2024, the Company issued 750,000 shares of common stock to Mr. Weiss as a bonus for his services on behalf of the Company during 2023.

Todd Wier, Promoter

Mr. Wier was a founder of Planet Wealth. He is classified as a promoter with respect to Planet Wealth because, within the past five fiscal years, he took initiative in organizing the business of Planet Wealth. In the period since February 1, 2022 Mr. Wier has been party to the following material transactions with Planet Wealth.

On February 1, 2022 Planet Wealth settled a pre-existing debt to Mr. Wier by issuing to his holding company, 148 Ventures, LLC, a 5% Convertible Debenture in the principal amount of $3,520,000. Between February 1, 2022 and September 15, 2022 148 Ventures was paid $182,215 interest on the 5% Debenture.

On September 15, 2022 Planet Wealth and 148 Ventures entered into an Omnibus Reorientation Agreement, pursuant to which the 5% Debenture dated February 1, 2022 was replaced by a 10% Convertible Debenture in the principal amount of $3,455,106. Between September 15, 2022 and September 15, 2023 $345,510 in interest accrued on the 10% Debenture, none of which was paid in cash.

On June 2, 2023 Planet Wealth and 148 Ventures entered into a Debt Satisfaction Agreement, pursuant to which the 10% Debenture, including principal and interest accrued and to be accrued through September 15, 2023, was satisfied by: (a) issuance of a 10% Convertible Note payable on September 1, 2023, (b) issuance to 148 Ventures of 847,070 shares of Series F Preferred Stock and 532,383 shares of Common Stock, (c) issuance of a total of 5,000,000 shares of Common Stock to Mr. Wier’s adult children, (d) issuance of 300,000 shares of Common Stock to friends of Mr. Wier, and (f) issuance of 4,700,000 shares of Common Stock to approximately 200,000 shareholders of Planet Wealth with no affiliation with Mr. Wier.

On March 24, 2023 Planet Wealth and 148 Ventures entered into a Marketing and Sales Development Agreement, which was amended and restated on January 25, 2024. The agreement is summarized above under “Our Business – Marketing”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of the Company’s Voting Stock

On the date of this Offering Circular, Planet Wealth has three outstanding classes of stock with voting power: 43,309,777 shares of Common Stock, 197,104 shares of Series B Preferred Stock, and 520,000 shares of Series D Preferred Stock. Each share of Series B Preferred Stock is convertible by its holder into five shares of common stock and carries voting rights equal to those carried by five shares of common stock. Each share of Series D Preferred Stock is convertible by its holder into 1.5 shares of common stock and carries voting rights equal to those carried by 1.5 shares of common stock.

The following table sets forth information known to us with respect to the beneficial ownership of each class of our voting stock as of the date of this registration statement by the following:

●	Lance Woodson, our Chief Executive Officer,

●	each of our directors, and

●	all directors and executive officers as a group.

●	each shareholder known by us to own beneficially more than 5% of a class of our voting stock,

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

	Common Stock		Series B Preferred		Series D Preferred
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class	Total Voting Power
Lance Woodson(2)(3)	2,873,521	6.6%	--	--	--	--	6.4%
Craig Weiss(2)	7,938,326	18.5%	20,000	10.1%	60,000	11.5%	18.2%
Chris Corica(2)(4)	2,195,000	5.1%	--	--	--	--	4.9%
All officers and directors as a group (4 persons)(2)(3)(4)(5)	13,006,847	30.0%	20,000	10.1%	60,000	11.5%	28.8%
Milton Lovell(6)	14,107,143	32.8%					31.5%
R. Jeffrey Cole	244,375	0.6%	32,519	16.5%	--	--	0.9%
Glenn Crosby	28,125	0.1%	12,671	6.4%	--	--	0.2%
Andrew Doggett	67,500	0.2%	15,675	8.0%	--	--	0.3%
John T. Goggans, Jr.	--	--	10,000	5.1%	--	--	0.1%
Anthony Mascioli	--	--	25,000	12.7%	--	--	0.3%
Kenneth Weiss	43,125	0.1%	14,328	7.3%	7,500	1.4%	0.3%
Jared Patterson	--	--	--	--	30,000	5.8%	0.1%

(1)	Ownership is of record and beneficial unless otherwise noted.

(2)	The address of the beneficial owner is c/o Planet Wealth, Inc., 300 NW B Street, Suite 1, Bentonville, AR 72712

(3)

Shares are held by Woodson Family Trust dated February 8, 2022 (the “Woodson Trust”). The trustee of the Woodson Trust is Park National Bank; the beneficiaries of the Woodson Trust are the spouse and descendants of Lance Woodson. Lance Woodson denies having a beneficial interest in the shares owned by the Trust.

Not included in the table are holdings by Lance Woodson: options to purchase 107,000 shares for $5.00 per share and options to purchase 100,000 shares for $9.00 per share, which are fully vested. Also not included are holdings by the Woodson Family Trust: 2,500,000 shares subject to an option to purchase for $0.16 per share, which have partially vested, and 385,000 shares subject to options to purchase for $0.18 per share, which have fully vested.

(4)	Not included are shares subject to options to purchase 900,000 shares for $0.18 per share that are not vested, options to purchase 20,000 shares for $5.00 per share that are fully vested, and options to purchase 100,000 shares for $9.00 per share that are fully vested.

(5)	Not included are options held by John Sampietro to purchase 2,500,000 shares for $0.40 per share, of which 833,332 have vested.

(6)	Includes (a) 11,250,000 shares owned by Souled Investments, LP, of which Mr. Lovell is the Managing Partner with full voting and dispositional control, and (b) 2,857,143 shares owned by RQM Capital Partners, LLC, of which Mr. Lovell is Managing Member with full voting and dispositional control. The business address for Mr. Lovell as well as for Souled Investments, LP and RQM Capital Partners, LLC is c/o Element 40 Management, Inc., 1350 Concourse Avenue, Suite 468, Memphis, TN 38104

Changes in Control

The Company does not know of any arrangements, including any pledges of the Company’s securities that may result in a change in control of the Company.

DESCRIPTION OF CAPITAL STOCK

Planet Wealth’s Certificate of Incorporation authorizes the Board of Directors to issue Common Stock, five designated series of Preferred Stock, and Blank Check Preferred Stock. The number of shares of each authorized and the number currently outstanding are set forth in the following table.

	Authorized	Outstanding	Fully Converted
Common Stock, $.0001 par value	100,000,000	43,309,777	43,309,777
Series B Preferred Stock, $.0001 par	500,000	197,104	985,520
Series C Preferred Stock, $.0001 par	100,000	100,000	--
Series D Preferred Stock, $.0001 par	600,000	520,000	780,000
Series F Preferred Stock, $.0001 par	847,070	847,070	8,470,700	(1)
Series G Preferred Stock, $.0001 par	103,500	103,500	517,500	(1)
Blank Check Preferred Stock	7,745,930	--	--
Total			54,063,497

(1)	Neither Series F nor Series G Preferred Stock can be converted into a number of shares of common stock that, when added to the common stock owned beneficially by the converting holder, would represent more than 4.9% of the Company’s outstanding common stock.

Series B Preferred Stock

Ownership of a share of Series B Preferred Stock provides the holder with the following rights:

●	the right to convert the Series B share into five (5) shares of Common Stock.

●	voting rights equal to five shares of Common Stock.

●	cumulative preferential cash dividends equal to 0.00002% (i.e. the holders of the 197,104 outstanding Series B shares will receive 3.94%) of the Company’s Adjusted Gross Income (i.e. revenue less direct expenses (other than research and development) attributable to revenue, including expenses for development of marketable software services, expenses attributable to customer support, and obligations to providers of services resold by the Company); provided that the right to dividends will cease when the shareholder has received $30 in cumulative dividends, Planet Wealth is sold, or the Common Stock becomes liquid - i.e. the average publicly reported trading volume for Planet Wealth common stock during the preceding sixty trading days exceeds two thousand (2,000) shares.

●	on liquidation, a preferential payment of $0.001 per share, then the right to participate in the liquidation proceeds on an as-converted basis.

Series C Preferred Stock

Ownership of all 100,000 authorized shares of the Series C Preferred Stock provides the holder with the following rights:

●	no voting rights.

●	cumulative preferential cash dividends equal to 10% of the Company’s Adjusted Gross Income (as defined above), such rights terminating on December 31, 2027.

Series D Preferred Stock

Ownership of a share of Series D Preferred Stock provides the holder with the following rights:

●	the right to convert each Series D share into one and one-half (1.5) shares of Common Stock.

●	voting rights equal to one and one-half shares of Common Stock.

●	cumulative preferential cash dividends equal to 0.00002% (i.e. the holders of all 520,000 outstanding Series D Shares would receive 10.4%) of the Company’s Adjusted Gross Income (as defined above); provided that the right to dividends will cease when the shareholder has received $30 in cumulative dividends, Planet Wealth is sold, or the Common Stock becomes liquid (as defined above).

●	on liquidation, a preferential payment of $0.001 per share, then the right to participate in the liquidation proceeds on an as-converted basis.

Series F Preferred Stock

Ownership of a share of Series F Preferred Stock provides the holder with the following rights:

●	no voting rights, except that in connection with a Sale Transaction, the holder of Series F Preferred Stock shall have voting rights equal to a holder of the number of shares of Common Stock into which the Series F Preferred Stock may be converted without regard to the limit on conversion described in Note (2) above. A “Sale Transaction” means a merger or consolidation in which Planet Wealth is not the surviving entity, or a sale, lease or exchange of substantially all of Planet Wealth’s assets.

●	the right to convert each Series F share into ten (10) shares of Common Stock, except that Series F Preferred Stock cannot be converted into a number of shares of common stock that, when added to the common stock owned by the converting holder, would represent more than 4.9% of the Company’s outstanding common stock.

●	on liquidation, a preferential payment of $0.001 per share, then the right to participate in the liquidation proceeds on an as-converted basis.

In addition, whenever at least 100,000 shares of Series F Preferred Stock are outstanding, the holder of a majority of the outstanding Series F Stock may appoint a Board Observer. The Board Observer will be entitled to (a) attend and participate in meetings of the Board at which the business of the Company is discussed, (b) receive any written information distributed to Board members, (c) receive copies of minutes of Board meetings and unanimous written consents, and (d) receive substantive responses from officers and employees of the Company to any inquiry by the Board Observer that is an appropriate inquiry by a Board member. To date, no Board Observer has been appointed.

Series G Preferred Stock

Ownership of a share of Series G Preferred Stock provides the holder with the following rights:

●	no voting rights, except that in connection with a Sale Transaction, the holder of Series G Preferred Stock shall have voting rights equal to a holder of the number of shares of Common Stock into which the Series G Preferred Stock may be converted without regard to the limit on conversion described in Note (2) above. A “Sale Transaction” means a merger or consolidation in which Planet Wealth is not the surviving entity, or a sale, lease or exchange of substantially all of Planet Wealth’s assets.

●	the right to convert each Series G share into five (5) shares of Common Stock, except that Series G Preferred Stock cannot be converted into a number of shares of common stock that, when added to the common stock owned by the converting holder, would represent more than 4.9% of the Company’s outstanding common stock.

●	cumulative preferential cash dividends equal to 0.00002% (i.e. the holders of the 103,500 outstanding Series G shares will receive 2.07%) of the Company’s Adjusted Gross Income (as defined above); provided that the right to dividends will cease when the shareholder has received $30 in cumulative dividends, Planet Wealth is sold, or the Common Stock becomes liquid (as defined above).

●	on liquidation, a preferential payment of $0.001 per share, then the right to participate in the liquidation proceeds on an as-converted basis.

Blank Check Preferred Stock

The term “blank check preferred stock” refers to stock whose authorization gives the Board of Directors the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate, if any, and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any voting rights and (viii) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Options and Warrants

There are outstanding options and warrants exercisable to purchase 9,188,794 shares of our common stock outstanding, as reflected on the following table.

Price Per Share	Shares – Vested	Shares – Not Vested	Total Shares
$0.16	583,064	1,916,936	2,500,000
$0.18	1,118,332	2,245,000	3,363,332
$0.40	833,332	1,666,668	2,500,000
$2.75	166,731	--	166,731
$3.67	166,731	--	166,731
$5.00	282,000	--	282,000
$9.00	120,000	60,000	180,000
Total	3,370,190	5,888,604	9,158,794

Dividend Policy

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time.

Upon completion of this offering, assuming the maximum number of shares of common stock offered in this offering are sold, there will be 45,182,077 shares of our common stock outstanding. This number excludes any issuance of additional shares of common stock that could occur in connection with any exercise of stock options outstanding as of the date of this Offering Circular. The 2,000,000 shares sold in this Offering (if the maximum offering is completed) will be freely tradable in the public market, except to the extent they are acquired by an “affiliate” of ours, as such term is defined in Rule 405 under the Securities Act. Under Rule 405, an affiliate of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. Any affiliate of ours that acquires our shares can only further transact in such shares in compliance with Rule 144 under the Securities Act, which imposes sales volume limitations and other restrictions on such further transactions. See “Rule 144,” below.

In addition to the foregoing, outstanding shares of our common stock not sold in this offering will be restricted securities written the meaning of Rule 144, and would be tradable only if they are sold pursuant to a registration statement under the Securities Act or if they qualify for an exemption from registration, including under Rule 144. See “Rule 144,” below.

Rule 144

It is our intention to register Planet Wealth as an SEC-reporting company under the Securities Exchange Act of 1934, effective on the date when this Offering Circular is qualified. 90 days after we file that registration, a person who is not an affiliate of the Company and has beneficially owned restricted shares of our common stock for at least six months, would be entitled to sell such securities, provided that the Company has made all filings required by the Rules of the SEC. A person who is an affiliate of ours at such time would be subject to additional restrictions, including that such person would be entitled to sell within any three -month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale. Persons replying on Rule 144 to transact in our common stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Lock Up -Agreements

There are currently no lock-up agreements with our officers, directors, and current stockholders.

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

General

The Company is offering up to 1,872,300 shares of common stock to be sold by the Company and 127,700 shares of common stock to be sold by the Selling Shareholders, all on a “best efforts basis” at an offering price of $7.50 per share (the “Offered Shares”), as further described in this Offering Circular. There is no minimum number of shares of common stock that must be sold in this Offering. Any funds derived from the sale of Offered Shares by the Company will be immediately available to us for use. Funds derived from the sale of Offered Shares by the Selling Shareholders will be transferred to the Selling Shareholders as described below. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We currently intend to sell the shares of common stock offered hereby through the efforts of members of our management team, including our executive officers, Lance Woodson and John Sanpietro, among others. Members of our management team will not receive any compensation for offering or selling the Offered Shares. We believe that the members of our management team are exempt from registration as broker-dealers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, each such individual:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act;

●	is not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	is not an associated person of a broker or dealer; and

●	meets the conditions of the following:

●	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities;

●	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

●	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

The Company intends to market the Offered Shares both through online and offline means. Online marketing may take the form of contacting potential investors through various channels of online and electronic media whereby the Offering Circular may be delivered contemporaneously.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents or broker dealers for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers to aid in the sale of the shares of our common stock being offered hereby. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of shares of our common stock pursuant to this Offering Circular, although we may pay sales commissions greater than 7.0%. In the event that we choose to utilize the services of a selling broker-dealer to aid in the sale of shares of our common stock, we expect that we will enter into a standard selling agent agreement with such broker-dealer, pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions on the sale of shares of common stock effected by the broker-dealer.

Termination of Offering

This offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date which is three years from the date on which this Offering Circular is qualified by the SEC, or (iii) the date at which the offering is earlier terminated by the Company in its sole discretion, which may happen at any time (the “Offering Termination Date”). At least once in every twelve month period, the Company must amend the Offering Circular to include current financial statements.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase shares of our common stock offered hereby. The minimum number of Offered Shares that an investor may purchase is 300. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). There are no conditions that the Company must meet in order to hold a closing. A closing will occur each time the Company determines to accept funds. After the initial closing, the Company expects to hold closings at least once every month. Tendered funds will only be returned to investors upon termination of the Offering as set out above, in which case any money tendered by potential investors and not accepted by the Company will be promptly returned by the Company. Upon a closing, funds tendered by investors will be made immediately available to the company for its use.

Offering Expenses

We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the marketing the Offered Shares; (iii) all filing fees, including FINRA and blue sky notice filing fees; (iv) all of the legal fees related to the filing of notice filings under state securities laws; and (v) fees and expenses of the transfer agent for our shares.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of Offered Shares.

In order to purchase Offered Shares, and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that the investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Because this is a Tier 2 Regulation A offering, most investors must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

i.	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

ii.	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares[1];

iii.	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

iv.	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

v.	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

vi.	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

vii.	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Procedures for Subscribing

If you are interested in subscribing for shares of common stock in this offering, please go to www._______________.com to electronically receive and review the information set forth on that website.

If, after reviewing the available information, you decide to subscribe for Offered Shares, you should:

Go to www.___________________.com, click on the “Invest Now: button and follow the procedures as described therein, which are:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by Planet Wealth, Inc.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

[1]	For purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the purchase of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our account, we will review your subscription agreement and we will have the right to accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Registrar and Transfer Agent, Book-Entry Only

All shares of common stock sold in this offering will be issued by our Transfer Agent to investors in book-entry only format and will be represented by a stock transfer ledger, maintained by our Transfer Agent, VStock Transfer, LLC.

Investors in the shares of our common stock will not be entitled to have the stock certificates registered in their names and will not receive or be entitled to receive physical delivery of the shares in definitive form. Transfers of common stock owned by investors will be facilitated through the Transfer Agent. As a result, you will not be entitled to receive a stock certificate representing your interest in the shares of common stock you purchase. Your ability to pledge shares of common stock that you purchase, and to take other actions, may be limited because you will not possess a physical certificate that represents your shares. Investors will receive written confirmation from the Transfer Agent upon closing of their purchases. Transfers of the shares of common stock will be recorded on the stock transfer ledger maintained by the Transfer Agent. We have no responsibility for any aspect of the actions of the Transfer Agent. In addition, we have no responsibility or liability for any aspect of the records kept by the Transfer Agent relating to, or payments made on account of investors in, the shares, or for maintaining, supervising or reviewing any records relating to ownership of shares. We also do not supervise the systems of the Transfer Agent.

Selling Shareholders

Certain shareholders of the Company intend to sell up to 127,700 shares of their Common Stock in this Offering. Those Selling Shareholders will receive total gross proceeds of the offering equal to $957,750, assuming all of the 2,000,000 Offered Shares are sold.

Selling Shareholders will participate on a pro rata basis, which means that at each closing each Selling Shareholders will be able to sell its pro rata portion (as set forth in the table below) of the number of shares being issued to investors at that closing. For example, if the entire number of Offered Shares is sold, the Company will issue shares and receive gross proceeds of $14,042,250 while each of the Selling Shareholders will receive its pro rata portion of the remaining $957,750 in gross proceeds and will transfer the applicable shares to investors in this offering. Selling Shareholders will not offer fractional shares and the shares represented by a Shareholder’s pro rata portion will be determined by rounding to the nearest whole share.

Each Selling Shareholder has entered into an irrevocable power of attorney (“POA”) with the Company and its CEO, as attorney-in-fact, in which the Selling Shareholder directs the Company and the attorney-in-fact to take the actions necessary in connection with the offering and sale of their shares. A form of the POA is filed as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Selling Shareholder	Shares owned prior to Offering	Shares offered by Shareholder	Shares owned after the Offering (1)	Shareholder’s Pro Rata Portion (2)

To be set forth in an amendment to the Offering Circular

TOTAL		127,700

(1)	Assumes maximum number of shares are sold in this Offering.
(2)	“Pro Rata Portion” represents the Selling Shareholder’s portion of all shares offered by the Selling Shareholders (i.e. 127,700 shares) in this Offering.

Material Relationships of Selling Shareholders with Planet Wealth

Except as set forth above, no Selling Shareholder has held any position or office with us or any of our affiliates, nor has had any other material relationship (other than as a purchaser of securities) with us or any of our affiliates or predecessors within the past three years. Furthermore, none of the Selling Shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

Provisions of Note in the Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the subscription agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this offering circular in any jurisdiction where action for that purpose is required. The securities offered by this offering circular may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction outside of the U.S., except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this offering circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this offering circular. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this offering circular in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby and certain other legal matters will be passed upon for us by Robert Brantl, Esq.

EXPERTS

The financial statements of Planet Wealth, Inc. appearing elsewhere in this Offering Circular have been audited by Prager Metis CPAs LLC, an independent registered public accounting firm, as stated in their report appearing therein (which report expresses an unqualified opinion and includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the shares of common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The SEC maintains an Internet website that contains the Form 1-A and other reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Planet Wealth, Inc.

Planet Wealth, Inc.

Balance Sheet

(Unaudited)

	August 31,	February 28,
	2023	2023
ASSETS
Current assets
Cash	$440,045	$104,998
Prepaid expenses and other assets	7,109	700
Total Current Assets	447,154	105,698

Property and equipment, net	27,026	31,382
Intangible assets	-	87,547
TOTAL ASSETS	$474,180	$224,627

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Accounts payable and accrued expenses	$303,771	$480,455
Accounts payable and accrued expenses, related parties	30,341	45,341
Convertible notes payable, related parties	-	4,295,107
Convertible notes payable, other	350,000	350,000
Note payable, net of discount	270,833	-
Notes payable, related party	-	300,000
Common stock to be issued	250,000	-
Total current liabilities	1,204,945	5,470,903

Long term liabilities
Convertible notes payable	315,000	-
	1,519,945	5,470,903

STOCKHOLDERS’ DEFICIT
Preferred stock:
Series A Preferred Stock (100,000 authorized, par value $0.0001, and -0- issued and outstanding as of August 31, 2023, and February 28, 2023)	-	-
Series B Preferred Stock (500,000 shares authorized, par value $0.0001 and 197,104 issued and outstanding as of August 31, 2023, and February 28, 2023)	20	20
Series C Preferred Stock (100,000 authorized, par value $0.0001, and 100,000 issued and outstanding as of August 31, 2023, and February 28, 2023)	10	10
Series D Preferred Stock (600,000 shares authorized, par value $0.0001, and 520,000 issued and outstanding as of August 31, 2023, and February 28, 2023)	52	52
Series E Preferred Stock (103,500 shares authorized, par value $0.0001, 103,500 issued and outstanding as of August 31, 2023, and February 28, 2023)	10	10
Common stock:
(100,000,000 shares authorized, par value $0.0001; and 20,315,029 and 2,030,347 shares issued and outstanding as of August 31, 2023, and February 28, 2023)	2,032	203
Capital Stock to be issued	171	89
Additional paid-in capital	48,640,921	42,360,182
Treasury stock	(7,249,855)	(7,249,855)
Accumulated Deficit	(42,439,126)	(40,356,987)
Total Stockholders’ Deficit	(1,045,765)	(5,246,276)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$474,180	$224,627

The accompanying notes are an integral part of these statements

Planet Wealth, Inc.

Statement of Operations

(Unaudited)

	Six Months Ended August 31,
	2023	2022

Revenues	$-	$-

Operating expenses:
General and administrative, related parties	1,177,016	1,288,038
Research and development	-	28,233
General and administrative, other	683,952	974,968
Total Operating Expenses	1,860,967	2,291,239

Loss from Operations	(1,860,967)	(2,291,239)

Other expenses
Interest expense	46,659	10,000
Interest expense, related	174,513	149,326
Total Other Expenses	221,172	159,326

Loss before income taxes	(2,082,139)	(2,450,565)

Provision for income taxes	-	-

Net Loss	$(2,082,139)	$(2,450,565)

Loss per share, basic and fully diluted	$(0.24)	$(1.21)

Weighted average shares outstanding
Basic and diluted	8,703,757	2,028,840

The accompanying notes are an integral part of these statements

PLANET WEALTH, INC.

Statement of Changes in Stockholders’ Deficit

Six Months Ended August 31, 2023 and 2022

(Unaudited)

	Common Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Capital stock to be	Additional Paid-in	Treasury	Retained	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	issued	Capital	Stock	Earnings	(Deficit)
Balance at March 1, 2023	2,030,347	$203	197,104	$20	100,000	$10	520,000	$52	103,500	$10	$89	$42,360,182	$(7,249,855)	$(40,356,987)	$(5,246,276)

Shares of common stock issued for common stock to be issued	500,000	50	-	-	-	-	-	-	-	-	(2)	(48)	-	-	-

Stock options vested	-	-	-	-	-	-	-	-	-	-	-	1,031,573	-	-	1,031,573

Common stock issued for settlement of convertible notes- related accrued interest and notes payable- related	6,884,930	689	-	-	-	-	-	-	-	-	-	1,376,297	-	-	1,376,986

Common stock issued for accounts payable	167,369	17	-	-	-	-	-	-	-	-	-	33,457	-	-	33,474

Shares of common stock issued for accrued liabilities, related party	200,000	20	-	-	-	-	-	-	-	-	-	39,980	-	-	40,000

Shares of common stock issued and preferred stock to be issued for convertible notes, related party and accrued interest	10,532,383	1,053	-	-	-	-	-	-	-	-	84	3,799,480	-	-	3,800,617

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,082,139)	(2,082,139)
Balance at August 31, 2023	20,315,029	$2,032	197,104	$20	100,000	$10	520,000	$52	103,500	$10	$171	$48,640,921	$(7,249,855)	$(42,439,126)	$(1,045,765)

Balance at March 1, 2022	2,017,835	202	197,104	20	100,000	10	520,000	52	103,500	10	85	40,022,649	(7,249,855)	(36,435,394)	(3,662,221)

Shares of common stock sold for cash	2,500	-	-	-	-	-	-	-	-	-	-	24,999	-	-	24,999

Stock options vested	-	-	-	-	-	-	-	-	-	-	-	1,341,203	-	-	1,341,203

Acquisition of SFG Securities Inc.	-	-	-	-	-	-	-	-	-	-	-	23,158	-	-	23,158

Common stock issued for common stock to be issued	10,000	1	-	-	-	-	-	-	-	-	(1)	-	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,450,565)	(2,450,565)
Balance at August 31, 2022	2,030,335	$203	197,104	$20	100,000	$10	520,000	$52	103,500	$10	$84	$41,412,009	$(7,249,855)	$(38,885,959)	$(4,723,426)

The accompanying notes are an integral part of these statements

Planet Wealth, Inc.

Statement of Cash Flows

(Unaudited)

	For the Six Months Ended August 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,082,139)	$(2,450,565)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,031,573	1,341,203
Non-cash interest	20,833	23,158
Depreciation expense	4,357	4,141
Impairment	87,547	-
Changes in Operating Assets and Liabilities:
Prepaid expenses	(6,409)	73,900
Accounts payable and accrued expenses	299,285	141,470
Accounts payable and accrued expenses, related parties	25,000	(27,692)
Net cash used in operating activities	(619,953)	(894,385)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Intangible assets	-	(87,547)
Net cash used in investing activities	-	(87,547)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of note payable	500,000	-
Proceeds from issuance of current convertible notes payable	-	350,000
Proceeds from issuance of long term convertible notes payable	315,000	-
Proceeds from issuance of note payable, related party	140,000	110,000
Proceeds from sale of common stock	-	24,999
Payments on convertible debt	-	(155,339)
Net cash provided by financing activities	955,000	329,660

NET CHANGE IN CASH	335,047	(652,272)
CASH AT BEGINNING OF PERIOD	104,998	774,723
CASH AT END OF PERIOD	$440,045	$122,451

SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock to be issued pursuant to note payable	$250,000	$-
Common stock issued and preferred stock to be issued for convertible notes, notes, and accrued interest, related parties	$5,177,603	$-
Common stock issued for accrued liabilities, related party	$40,000	$-
Common stock issued for accounts payable	$33,474	$-

The accompanying notes are an integral part of these statements

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

NOTE 1- ORGANIZATION

Planet Wealth, Inc. (the” Company”) was originally incorporated as PrefLogic, Inc. on April 30, 2018, in the State of Delaware. On May 6, 2021, the Company filed an Amendment to its Articles of Incorporation changing the name of the company to Planet Wealth, Inc.  The Company has created technology and software that simplifies the capital formation process, allowing businesses and individuals to access capital at low cost. On the Planet Wealth platform issuers will be able to raise capital, representing their securities in digital or certificated form.  The platform will provide such tools and services at no cost, giving entrepreneurs the opportunity to leverage their social capital to raise financial capital. When the Company’s Planet Wealth Global Partners, Inc, subsidiary receives the necessary regulatory approval, qualified securities issued on the Planet Wealth platform will be listed for issuance and trading on Planet Wealth exchanges, and the Company will charge a commission fee on such transactions.

The Company’s mission is to bring Wall Street to Main Street. The Company has developed proprietary technology in creating an ecosystem that provides businesses and individuals with the ability to earn, raise capital and grow wealth without the historical cost and complexity that currently exists. The Company’s LaunchPro software is a turnkey solution that eliminates expensive preparation and placement costs. LaunchPro is a free and easy-to-use, money-raising suite of tools that empower anyone to access capital they need to be an entrepreneur without needing expertise or business acumen.

On May 20, 2021, the Company filed Articles of Incorporation for the following entities; Planet Wealth Crypto, Inc. (“PWC”), Planet Wealth Global Partners, Inc. (“PWGP”) and Planet Wealth Securities Exchange, Inc. (“PWSE”) Each of the entities are wholly owned subsidiaries of the Company.

On February 7, 2022, PWGP entered into a Share Purchase Agreement, with Setrakian Financial Group, LLC (the “Seller”). The Seller is the sole owner of SFG Securities, Inc. (“SFG”). SFG is a U.S. Securities and Exchange Commission (“SEC”) registered broker-dealer and Financial Industry Regulatory Authority Inc. (“FINRA”) member firm in good standing. The agreement closed on July 15, 2022, when PWGP delivered to the Seller $87,547 (including $7,547 of the Net Capital Amount pursuant to the agreement), in exchange for 100% of the shares of SFG.

On May 5, 2023, the Company filed an Amendment to its Articles of Incorporation to effectuate a reverse stock split whereby every 10 shares of common stock converted to 1 share of common stock (the “Reverse Stock Split”). No fractional shares were issued, and all shares were rounded up if the result of the Reverse Stock Split owned by any shareholder was not a whole number. All share and per share information has been retrospectively adjusted to reflect the Reverse Stock Split.

On May 5, 2023,the Company filed Articles of Incorporation for Planet Wealth Capital, Inc. (“PWCAP”). PWCAP is a wholly owned subsidiary of the Company formed to operate the Company’s crowdfunding portal.

NOTE 2- GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of August 31, 2023, the Company has not generated any revenue since inception, had an accumulated deficit of $42,330,746 and has also generated losses since inception. As of August 31, 2023, these factors, among others, raised substantial doubt about the ability of the Company to continue as a going concern.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements. Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of August 31, 2023, and the results of operations and cash flows for the periods presented. The results of operations for the six months ended August 31, 2023, are not necessarily indicative of the operating results for the full fiscal year or any future period.

The consolidated unaudited financial statements include the accounts of Tokenholders, LLC., the Company’s wholly owned single member limited liability company and Planet Wealth Crypto, Inc., Planet Wealth Global Partners, Inc., Planet Wealth Securities Exchange, Inc. and Planet Wealth Capital, Inc. All significant intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. Cash and cash equivalent balances may, at certain times, exceed federally insured limits. The Company has no cash equivalents at August 31, 2023, and February 28, 2023.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free- standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of this note transaction and the effective conversion price embedded in this note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded as a gain or loss on extinguishment of the two separate accounting liabilities.

Convertible notes payable, for which the embedded conversion feature does not qualify for derivative treatment, are evaluated to determine if the effective or actual rate of conversion per the terms of the convertible note agreement is below market value. In these instances, the Company accounts for the value of the beneficial conversion feature (BCF) as a debt discount, which is then accreted to interest expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 - Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

●	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 - Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

Property and equipment

Property and equipment are stated at cost, and depreciation is provided by use of a straight-line method over the estimated useful lives of the assets.

The estimated useful lives of property and equipment is as follows:

Office furniture and equipment	5 years

Indefinite-lived intangible assets

On July 15, 2022, the Company acquired SFG Securities (“SFG”) from Setrakian Financial Group LLC (the “Seller). The Seller owned 100% of SFG. SFG was registered with FINRA effective 5/28/2002, and was licensed to provide financial brokerage services, including buying, and selling securities such as stocks, bonds, and mutual funds, but was not doing business when the acquisition of SFG closed. Planet Wealth Global Partners, Inc. (the “Buyer”), is a wholly owned subsidiary of the Company. The Buyer purchased SFG from the Seller to place 506(c) offerings on our funding portal.

Pursuant to the Share Purchase Agreement (the “SPA”), the acquisition price was $80,000, and pursuant to the Cross Receipt the Company on July 14, 2022, on behalf of the Buyer remitted $67,547 to the Seller, including $7,547 for the net capital amount. Accordingly, the total acquisition cost was $87,547.

Management initially determined that the internal cost to create a Broker Dealer and obtain the necessary licenses and internal controls would approximate or exceed the $87,547 acquisition price and was included in Intangible Assets as of February 28, 2023,on the balance sheet presented herein.

In accordance with ASC 350-30-35-16, we evaluate our indefinite-lived intangible asset for impairment annually or more frequently when an event occurs, or circumstances change that indicates the carrying value may not be recoverable. If it is determined that the indefinite lived intangible asset’s fair value is less than the carrying value, we recognize an impairment equal to the difference between the carrying value and its fair value. Since the Company no longer had a licensed professional to provide financial brokerage services, including buying, and selling securities such as stocks, bonds, and mutual funds, the company submitted Form BDW (Uniform Request for Broker-Dealer Withdrawal) to FINRA on October 3, 2023, and FINRA terminated the license on October 23, 2023. Accordingly, the Company recorded an impairment of $87,547 for the six months ended August 23, 2023.

Revenue Recognition

The Company will recognize revenue in accordance with ASC 606 by: (1) identifying the contract (if any) with a customer; (2) identifying the performance obligations in the contract (if any); (3) determining the transaction price; (4) allocation of the transaction price to each performance obligation in the contract (if any); and (5) recognizing revenue when each performance obligation is satisfied. Under ASC 606, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of the fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

Research and Development

Research and development costs are charged to expense as incurred. Research and development costs incurred for the six months ended August 31, 2023, and 2022, was $-0- and $28,233, respectively.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Stock-based compensation

The Company accounts for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”)(ASC 718) using the modified prospective method for transactions in which the Company obtains employee services in share-based payment transactions and the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) for share-based payment transactions with parties other than employees provided in SFAS No. 123(R) (ASC 718). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

During the six month period ended August 31, 2023, all stock-based compensation for services, both services of employees and services of other than employees, took the form of options to purchase common stock, and there were no stock-based transactions in which goods were received as consideration for the issuance of equity securities. The fair value of each option was measured in accordance with the Black-Scholes Option Pricing Model, applying the following assumptions:

Risk-free interest rate	-	2.39% to 3.01% per annum
Expected dividend yield	-	--
Expected volatility	-	169% - 171% per annum
Expected life of options	-	3 years

The compensation cost incurred from grant of an option to an employee or a non-employee is measured by the fair value of the option on the grant date and recognized over the service period of the option, which is the same as the vesting period. Vesting periods during the six months ended August 31, 2023 ranged from two to five years.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

Recent accounting pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging —Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company does not believe the adoption of the ASU will have a material impact on the Company’s financial position, results of operations or cash flows.

Other than the above, there have been no recent accounting pronouncements or changes in accounting pronouncements during the six months ended August 31, 2023, that are of significance or potential significance to the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

Employment and Related Party Agreements

Todd Wier/148 Ventures

On May 24, 2023, the Company entered into a Marketing and Sales Development Agreement with 148 Ventures, designed to entrust to 148 Ventures primary responsibility for launching the market program for the Company. The Agreement charges 148 Ventures with responsibility for:

●	Developing an inclusive digital marketing and sales strategy for Planet Wealth;

●	Identifying prospective markets;

●	Implementing the advertising strategy using Key Performance Indicators;

●	Assisting the Company’s CIO in designing a data-based remarketing strategy;

●	Developing or procuring sales training programs and other products for sale by Planet Wealth; and

●	Assisting the CIO in developing the Business Opportunity Turnkey to be distributed to the Company’s sales agents.

In compensation for its services, the Company will pay 148 Ventures, 10% of its net revenues (the “Revenue Fee”). In addition, the Agreement requires Planet Wealth to reimburse expenses incurred by 148 Ventures by paying a stipend of $20,000 per month through September 2023 then $40,000 per month through the termination of the Agreement. The Agreement terminates on September 27, 2024, except that the Revenue Fee paid by Planet Wealth will continue for an additional two years.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

Sossaman

On Mach 25, 2021 (the Hire Date”), the Company entered into a four (4) year Employment Agreement with Gregory Sossaman. On the Effective Date (as defined below), Mr. Sossaman will be the Chief Executive Officer (“CEO”) of the Company. Prior to the Effective Date, Mr. Sossaman will have the role of Administrative Assistant to the CEO. The Effective Date is the date that Mr. Wier resigns as the CEO of the Company pursuant to the 2nd MRA between the Company and Mr. Wier. Pursuant to the Separation Agreement (see below), Mr. Wier resigned as CEO of the Company on July 16, 2021, and Mr. Sossaman assumed the role of CEO on said date. The Company agreed to compensate Mr. Sossaman $180,000 annually on the Hire Date and increase it to $240,000 annually on the Effective Date and to $300,000 on the date the Company becomes publicly listed. Mr. Sossaman is also entitled to receive at the discretion of the Board up to 50% annual bonus. The Company also granted Mr. Sossaman an option to purchase up to 450,000 shares (subject to certain vesting dates and milestones) of common stock at $5.00 per share (including a cashless exercise option) with an expiry date of March 25, 2026 (See Note 7). The Company valued the option at $4,482,536, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. Mr. Sossaman resigned on December 15, 2022. Prior to the resignation, 226,563 options had vested and the remaining unvested options of 223,437 were cancelled. For the six months ended August 31, 2022, the Company recognized $617,397 stock- based compensation expense, which is included in related party expense.

Woodson

The Company entered into an Employment Agreement with Lance Woodson dated September 24, 2019. The Agreement has a two-year term as Chief Information Officer, Secretary and a member of the Board. The Company agreed to compensate Mr. Woodson $15,000 per month. The Company also issued a Stock Option to purchase 57,000 shares of common stock at $5.00 per share. On July 16, 2021, the Company entered into a new employment agreement with Mr. Woodson (see below). Pursuant to the July 16, 2021, agreement, all 57,000 options were vested.

On July 16, 2021, the Company entered into a two-year Employment Agreement with Mr. Woodson and terminated his prior agreement dated September 14, 2019. The Company agreed to compensate Mr. Woodson $15,000 per month and granted Mr. Woodson an option to purchase up to 50,000 shares (subject to certain vesting dates and milestones) of common stock at $5.00 per share (including a cashless exercise option) with an expiry date of May 31, 2026 (See Note 7). The Company valued the option at $499,547, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. For the six months ended August 31, 2023, and 2022, 4,200 and 8,400 options have vested, respectively, and the Company recorded $41,962 and $83,924 of stock- based compensation expense, which is included in related party expense for the six months ended August 31, 2023, and 2022, respectively. On May 24, 2023, the Company entered into a new employment agreement with Mr. Woodson (see below). As of May 24, 2023, 30,800 of the 50,000 options had vested and 19,200 unvested remaining options were cancelled on that date.

On February 1, 2022, the BOD granted Mr. Woodson 100,000 shares of common stock for services rendered and to reward Mr. Woodson with a $40,000 bonus. Additionally, the Company also issued three- year Stock Options to purchase up to 100,000 shares of common stock at $9.00 per share, pursuant to meeting certain vesting criteria. The Company valued the options at $994,784, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. As of August 31, 2023, none of the options have vested.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

On May 24, 2023, the Company entered into an Employment Agreement (the “2023 Woodson Agreement”) with Lance Woodson to serve as the Company’s Chief Information Officer, and terminated his prior agreement dated July 16, 2021. The 2023 Woodson Agreement has an initial term of 3 years and automatically renews for up to 2 additional one-year periods if neither party terminates the agreement during the initial term or the first subsequent term. The Company shall pay Mr. Woodson $10,000 per month through the month in which the Cash Floor Threshold occurs. Commencing with the month the Cash Floor Threshold occurs the monthly payment shall be $15,000 plus the amount equal to $5,000 per month times the number of months beginning in December 2022 through the month the Cash Floor Threshold is met, divided by twelve. Mr. Woodson is also eligible to receive bonuses up to $270,000 during the initial term of the agreement. During the six months ended August 31, 2023, Mr. Woodson earned a bonus of $25,000, which is included in related party expense. The Company also issued an option for Mr. Woodson to purchase up to 2,500,000 shares of common stock at an exercise price of $0.16 per share (including a cashless exercise option) and an expiration date of April 30, 2028. The Company valued the option at $499,994, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. For the six months ended August 31, 2023, 208,332 options have vested, and the Company recorded $41,666 of stock-based compensation expense, which is included related party expense for the six months ended August 31, 2023. The Cash Floor Threshold means at the close of a business day the sum of the Company’s cash plus cash equivalents plus other liquid assets exceeds the sum of $1,000,000 plus the Company’s accounts receivables and accrued expenses.

On May 24, 2023, the Company granted an option to Mr. Woodson to buy up to 1,775,000 shares of common stock at an exercise price of $0.0001 (including a cashless exercise option). The Vesting Date is on the first day after the $150,000 Weiss Convertible Note (see Note 8) has been fully paid and satisfied. The Company valued the option at $354,997 based on the Black-Scholes option pricing model and will record the expense at the time any options vest. The terms of the Vesting Date were satisfied on August 21, 2023, and accordingly the options vested on that date and the Company recorded $354,997, of stock-based compensation expense, which is included related party expense for the six months ended August 31, 2023.

Healy

On March 1, 2023, the Company entered into an Executive Employment Agreement with John Healy to be the CEO of the Company and the CEO and COO of Planet Wealth Securities, Inc. The Company agreed to compensate Mr. Healy $10,000 per month and to increase the monthly compensation to $20,000 based on certain cash flow requirements. The Company also granted Mr. Healy an option to purchase up to 450,000 shares (subject to certain vesting dates and milestones) of common stock at $0.01 per share (including a cashless exercise option) with an expiry date of February 28, 2028. Mr. Healy resigned on May 17, 2023.

Corica

The Company entered into a Reseller Agreement with Chris Corica, a member of the Board of Directors, dated September 24, 2019. The Agreement appoints Chris as an authorized agent to market licenses for use of the LaunchPro, either directly or through sub-agents. The Company agreed to pay fifteen percent of its net income from license of the LaunchPro plus fifteen percent of any other income realized from issuers introduced by Mr. Corica. The Company will pay for health insurance for Mr. Corica during any period when he is effectively marketing the LaunchPro. The Company also granted a four-year option to purchase up to 20,000 shares of Common Stock for $5.00 per share. As of August 31, 2023, none of the options have vested.

On April 1, 2022, the Company entered into a two-year Consulting Agreement with Mr. Corica, a member of the BOD of the Company. Pursuant to the agreement, Mr. Corica is to provide consulting services related to the business development activities of the Company. Pursuant to the agreement, the Company shall pay a monthly fee of $10,000, plus commissions as defined in the agreement. Additionally, the Company issued a stock option to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $9.00 per share. The options are subject to vesting criteria related to the engagement of third-party social media influencers and increases in the number of registered members of Planet Wealth. This agreement was terminated July 11, 2022, including all the options.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

On May 24, 2023, the Company entered into a Sales Agency Agreement with Corica. The Agreement appoints Chris as an authorized agent to attract Users to the Planet Wealth website. Pursuant to the agreement, Users are defined as an individual or an entity that has registered with the Company to acquire goods and or services available for use or purchase on the Planet Wealth website. The Company agreed to pay a fee of 5% to 50% of net revenue, dependent upon the type of User.

On May 24, 2023, the Company granted an option to Mr. Corica to buy up to 1,775,000 shares of common stock at an exercise price of $0.0001 (including a cashless exercise option). The Vesting Date is on the first day after the $150,000 Weiss Convertible Note (see Note 8) has been fully paid and satisfied. The Company valued the option at $354,997 based on the Black-Scholes option pricing model and will record the expense at the time any options vest. The terms of the Vesting Date were satisfied on August 21, 2023, and accordingly the options vested on that date and the Company recorded $354,997, of stock-based compensation expense, which is included related party expense for the six months ended August 31, 2023.

Other

On April 12, 2021, the Company granted an option to purchase 5,000 shares of common stock at $5.00 per share with an expiry date of May 31, 2026, to an individual pursuant to an Advisory Agreement. The options will vest 1/12 each month beginning April 12, 2021. The Company valued the option at $49,857 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2022, 417 of the options vested and the Company recognized $4,155 of stock- based compensation expense, which is included in related party expense for the six months ended August 31, 2022.

On July 19, 2021, the Company entered into advisory agreements with Clarence Chapman, Jr., Stanford Roberts and Douglas Skipworth. Pursuant to the agreements the Company issued in the aggregate options to purchase 30,000 shares of common stock at an exercise price of $10,00 per share and an expiration date of July 19, 2026. The Company valued the options at $299,097, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. For the six months ended August 31, 2022, 15,000 options vested, and the Company recorded $149,550 of stock- based compensation expense, which is included in related party expense for the six months ended August 31, 2022.

On March 22, 2022, the Company granted Paulo Teixeira an option to purchase up to 50,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of March 21, 2027. The Company valued the option at $499,895 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2023, and 2022, 10,000 and 20,000 options vested, respectively, and the Company expensed $99,994, and $199,958 as stock compensation expense, which is included in related party expense for the six months ended August 31, 2023, and 2022, respectively.

On May 23, 2022, the Company granted to Robert J. Cole an option to purchase up to 10,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of July 16, 2026 (See Note 4). The Company valued the option at $99,963 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2023, and 2022, 1,667 and 833 options vested, and the Company expensed $16,660 and $8,330 as stock compensation expense, which is included in related party expense for the six months ended August 31, 2023, and 2022, respectively.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

A summary of related party expenses for the six months ended August 31, 2023, and 2022 is as follows:

	Six months ended August 31,
	2023	2022
Compensation and payroll taxes	$21,755	$134,726
Stock based expense	910,262	1,063,312
Consulting expense	244,999	90,000
	$1,177,016	$1,288,038

See Convertible notes payable, related parties (note 8) and Notes payable, related parties (note 10) for additional related party activity.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

On April 9, 2021 (the “Start Date”), the Company entered into a Business Advisory Services Agreement (the “BASA”) with Windstream Partners, LLC (“Windstream”). Pursuant to the BASA, Windstream will provide business advisory services to the Company for a two (2) year period and the Company has agreed to pay a monthly retainer of $10,000 beginning on the Start Date, increasing to $15,000 per month on the date Mr. Wier is no longer the CEO of the Company (which occurred on July 16, 2021) and increasing to $20,000 per month on the Public Date. The Public Date is defined as the first date on which either (a) the Company’s common stock is listed for trading on a national securities exchange or NASDAQ, or (b) the Company’s common stock is listed for trading on any other public platform and has achieved an average daily trading volume exceeding $20,000 for a period of 120 consecutive trading days. The Company also granted Windstream an option to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $5.00 per share (including a cashless exercise option) with an expiry date of April 30, 2024. The Company valued the option at $695,147, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. On the Start Date 19,800 of the options vested, and an additional 2,300 options will vest on the Start Date and every thirty (30) days thereafter. For the six months ended August 31, 2023, and 2022, 2,300 and 13,800 options have vested, respectively, and the Company recorded $21,318 and $127,907 of stock- based compensation expense, respectively, for the six months ended August 31, 2023, and 2022.

On July 16, 2021, the Company (the “Licensee”) entered into a license agreement with ATS (the “Licensor”). The agreement grants the use of mybeachhouse.com (the MBH URL”) to the Company for twenty years, provided that reasonable progress is made in developing the related business. The Licensee paid the Licensor $8,800 for expenses related to the Licensor’s costs in registering the MBH URL. The Licensee has appointed the Licensor as the Exclusive Service Provider (the “ESP”) for Horry County, South Carolina. The term of the ESP is for twenty (20) years, subject to certain conditions. The Licensor will pay no fee for the ESP. The Company has agreed to a royalty of 10% of net revenues (as defined in the agreement) to be paid by the twentieth day of the following month. As of August 31, 2023, no royalties have been earned under the license agreement.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

On March 22, 2022 (the “Effective Date”) the Company entered into an Advisory Agreement with Paulo Teixeira. Mr. Teixeira will provide the Company services related to the Company’s business plan and technological vision as well as support for the Company’s marketing efforts. The agreement shall continue until it is terminated by either party, for any or no reason, giving written notice to the other party, effective on the date of receipt. Pursuant to the agreement the Company issued an option to purchase up to 50,000 shares of common stock at $9.00 per share with an expiration date of March 21, 2027, or thirty days after termination. 20,000 options vested upon the Effective Date and on each one-year anniversary thereafter an additional 10,000 options shall vest. For the six months ended August 31, 2023, and 2022, 10,000 and 20,000 options have vested, respectively, and the Company recorded $99,979 and $199,958 of stock- based compensation expense, respectively, for the six months ended August 31, 2023, and 2022.

On March 30, 2022, (the “Engagement Date”) the Company entered into an Employment Agreement with Chris Allen to serve as the Company’s Communications Director. The effective date of the agreement will be the first day after March 1, 2022, on which the total capital contributions to the Company and net proceeds of any long-term debt equals or exceeds $6,000,000 (the “Effective Date”). The initial term of the agreement is for one year from the Effective Date and will automatically renew for up to for additional six-month periods, subject to the termination clauses in the agreement. Pursuant to the agreement the Company will pay Mr. Allen $150,000 per annum and issued an option to purchase up to 50,000 shares of common stock at $9.00 per share with an expiration date of March 30, 2027, or thirty days after termination. 5,000 options vested upon the Engagement Date, 5,000 options will vest on the Effective Date, 10,000 options will vest on the public listing date of the Company, and 10,000 options will vest on the first, second and third anniversaries of the Effective Date. As of August 31, 2023, the Effective Date had not been met.

On May 5, 2022 (the “Engagement Date”) the Company entered into a Chief Marketing Officer Agreement with Brian Sullivan (the “CMO”). The term of the agreement is from the Engagement Date to the earlier of the third anniversary of the Engagement date or the effective date of a termination pursuant to the agreement. Pursuant to the agreement the Company will pay the CMO $72,000 per annum and issued an option to purchase up to 100,000 shares of common stock at $9.00 per share with an expiration date of May 5, 2027, or thirty days after termination. 10,000 options vested upon the Engagement Date, 10,000 options will vest on the public listing date of the Company, 10,000 options will vest on the first, second and third anniversaries of the Engagement Date and 2,500 options shall vest with each increase of 50,000 in the number of registered members of the Company’s web portal, up to 1 million members. For the six months ended August 31, 2023, and 2022, 10,000 and 10,000 options have vested, respectively, and the Company recorded $99,994 and $99,994 of stock- based compensation expense, respectively, for the six months ended August 31, 2023, and 2022.

On May 23, 2022 (the “Effective Date”) the Company entered into an Advisory Agreement with Robert J. Cole. Mr. Cole will provide the Company services related to the Company’s business plan, optimal methods for bringing the Company’s services to market and strategic alliances. The agreement shall continue until it is terminated by either party, for any or no reason, giving written notice to the other party, effective on the date of receipt. Pursuant to the agreement the Company issued an option to purchase up to 10,000 shares of common stock at $0.90 per share with an expiration date of May 23, 2027, or thirty days after termination. The options shall vest to one-twelfth (8 and 1/3%) at the end of each period of three full calendar months, commencing with the first full month after the Effective Date, subject to the services continue to be provided. For the six months ended August 31, 2023, and 2022, 1,667 and 833 options have vested, respectively, and the Company recorded $16,660 and $8,330 of stock- based compensation expense, respectively, for the six months ended August 31, 2023, and 2022.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

NOTE 6 - STOCKHOLDERS’ EQUITY

Common Stock

We have authorized the issuance of 100,000,000 shares of our common stock with par value of $0.0001.

During the six months ended August 31, 2023, the Company:

●	Issued 17,417,313 shares of common stock in settlement of convertible notes-related parties, accrued interest, and notes payable-related parties,

●	Issued 500,000 shares of common stock for 500,000 shares of common stock to be issued,

●	Issued 167,369 shares of common stock in settlement of accounts payable,

●	Issued 200,000 shares of common stock in settlement of accrued liabilities, related party,

During the six months ended August 31, 2022, the Company:

●	sold 2,500 shares of common stock at $10.00 per share and received proceeds of $24,999,

●	Issued 10,000 shares of common stock for 10,000 shares of common stock to be issued.

As of August 31, 2023, and February 28, 2023, the Company has 20,315,029 and 2,030,335, respectively, of shares of common stock issued and outstanding.

Capital Stock to be Issued

During the six months ended August 31, 2023, 20,000 shares of the shares to be issued were certificated, and the Company recorded 847,070 shares of Series Preferred Stock to be recorded in settlement of convertible notes payable, related party.

During the six months ended August 31, 2022, 10,000 shares of the shares to be issued were certificated.

As of August 31, 2023, and February 28, 2023, there were 1,712,070 and 885,000 shares of capital stock to be issued, respectively.

Preferred Stock

We have authorized the issuance of 10,100,000 shares of our preferred stock with par value of $0.0001.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

Series A Preferred Stock

On April 1, 2020, the Company filed a Certificate of Designation (the “COD”) of the Series A Preferred Stock with the Delaware Secretary of State, which designated 100,000 shares as Series A Preferred Stock. Pursuant to the COD of the Series A Preferred Stock, the holder(s) have the following rights:

●	10% of the aggregate voting power of all shareholders.

●	51% of the aggregate voting power of all shareholders with respect to any proposal to sell the Company.

●	cumulative preferential cash dividends equal to 10% of the Company’s Adjusted Gross Income (i.e. revenue less direct expenses (other than research and development) attributable to revenue, including expenses for development of marketable software services, expenses attributable to customer support, and obligations to providers of services resold by the Company; such rights terminating on the third anniversary of the date Todd Wier ceases to be an officer or employee of the Company.

As of August 31, 2023, and February 28, 2023, there were -0- shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Stock

On April 1, 2020, the Company filed a COD of the Series B Preferred Stock with the Delaware Secretary of State, which designated 500,000 shares as Series B Preferred Stock. Pursuant to the COD of the Series B Preferred Stock, each share of Series B Preferred Stock:

●	is convertible at the holder’s option into five (5) shares of Common Stock.

●	has voting rights equal to five shares of Common Stock.

●	Shares in liquidation on an as-converted basis;

●	entitles the holder to a quarterly dividend equal to 0.00002% of the Company’s adjusted gross income (i.e., 8% payable to holders of Series D Shares). The dividend terminates on the earlier of (a) aggregate dividend payments of $30 per Series D Share, (b) existence of a liquid public market for the Common Stock, or (c) sale of the Company on arms-length terms.

On July 16, 2021, pursuant to the Separation Agreement (See Note 4) Wier exchanged 103,500 shares of Series B Preferred Stock for 103,500 shares of Series E Preferred Stock, Wier also transferred 46,500 shares of Series B Preferred Stock to individuals who are not affiliates of the Company. As of August 31, 2023, and February 28, 2023, there were 197,104 shares issued and outstanding of Series B Preferred Stock, respectively.

Series C Preferred Stock

On January 14, 2021, the Company filed a COD of the Series C Preferred Stock with the Delaware Secretary of State, which designated 100,000 shares as Series C Preferred Stock. Pursuant to the COD of the Series C Preferred Stock, the holder(s) have the following rights:

●	cumulative preferential cash dividends equal to 10% of the Company’s Adjusted Gross Income (i.e., revenue less direct expenses (other than research and development) attributable to revenue, including expenses for development of marketable software services, expenses attributable to customer support, and obligations to providers of services resold by the Company; such rights terminating on December 31, 2027.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

On July 16, 2021, pursuant to the Separation Agreement (See Note 4) the Company issued Wier 100,000 shares of Series C Preferred Stock in exchange for 100,000 shares of Series A Preferred Stock. As of August 31, 2023, and February 28, 2023, there were 100,000 shares of Series C Preferred Stock issued and outstanding, respectively.

Series D Preferred Stock

On January 14, 2021, the Company filed a COD of the Series D Preferred Stock with the Delaware Secretary of State, which designated 600,000 shares as Series D Preferred Stock. Pursuant to the COD of the Series D Preferred Stock, each share of Series D Preferred Stock:

●	is convertible at the holder’s option into 1.5 shares of Common Stock;

●	has the voting power of 1.5 shares of Common Stock;

●	shares in liquidation proceeds on an as converted basis;

●	entitles the holder to a quarterly dividend equal to 0.00002% of the Company’s adjusted gross income (i.e., 12% payable to holders of Series D Shares, if all are sold). The dividend terminates on the earlier of (a) aggregate dividend payments of $30 per Series D Share, (b) existence of a liquid public market for the Common Stock, or (c) sale of the Company on arms-length terms.

As of August 31, 2023, and February 28, 2023, there are 520,000 shares of Series D Preferred Stock issued and outstanding, respectively.

Series E Preferred Stock

On August 16, 2021, the Company filed a COD of the Series E Preferred Stock with the Delaware Secretary of State and has designated 103,500 shares as Series E Preferred Stock. Pursuant to the COD of the Series E Preferred Stock, the holder(s) have the following rights:

●	the right to convert each share of the Series E Preferred Stock into five (5) shares of Common Stock.

●	Shares of Series E Preferred Stock have no voting rights.

●	on liquidation, a preferential payment of $0.001 per share, then the right to participate in the liquidation proceeds on an as-converted basis.

On July 16, 2021, pursuant to the Separation Agreement (See Note 4) the Company issued Wier 103,500 shares of Series E Preferred Stock in exchange for 103,500 shares of Series B Preferred Stock. As of August 31, 2023, and February 28, 2023, there were 103,500 shares issued and outstanding of Series E Preferred Stock, respectively. On September 22, 2023, the Company issued 103,500 shares of Series G Preferred Stock and cancelled 103,500 shares of Series E Preferred Stock.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

Series F Preferred Stock

On September 15, 2023, the Company filed with the secretary of State of Delaware the COD for Series F Preferred Stock and has designated 847,070 shares as Series F Preferred Stock. Pursuant to the COD of the Series F Preferred Stock, the holder(s) have the following rights:

●	is convertible at the holder’s option into ten (10) shares of Common Stock,

●	has voting rights only on any Sale Transaction (as defined in the COD) equal to ten (10) shares of Common Stock for each share of Series F Preferred Stock,

●	Shares in liquidation based on one tenth of one cent before any distributions are made to any other class of stock, and on an as-converted basis for any distributions to holders of common stock.

As of August 31, 2023, there were no shares issued and outstanding of Series F Preferred Stock. On September 22, 2023, the Company issued 847,070 shares of Series F Preferred Stock as part of the Debt Settlement Agreement.

Series G Preferred Stock

On September 15, 2023, the Company filed with the secretary of State of Delaware the COD for Series G Preferred Stock and has designated 103,500 shares as Series G Preferred Stock. Pursuant to the COD of the Series G Preferred Stock, the holder(s) have the following rights:

●	is convertible at the holder’s option into five (5) shares of Common Stock,

●	has voting rights only on any Sale Transaction (as defined in the COD) equal to five (5) shares of Common Stock for each share of Series G Preferred Stock,

●	entitles the holder to a quarterly dividend equal to 0.00002% of the Company’s adjusted gross income. The dividend terminates on the earlier of (a) aggregate dividend payments of $30 per Series G Share, (b) the date in which the Corporation is party to a merger or consolidation from which it is not the surviving corporation or completes the sale of substantially of its assets, or (c) the first date of the average publicly reported trading volume for the Company’s common stock during the preceding sixty trading days exceeds 2,000 shares,

●	Shares in liquidation based on one tenth of one cent before any distributions are made to any other class of stock, and on an as-converted basis for any distributions to holders of common stock.

As of August 31, 2023, there were no shares issued and outstanding of Series G Preferred Stock. On September 22, 2023, the Company issued 103,500 shares of Series G Preferred Stock and cancelled 103,500 shares of Series E Preferred Stock, as part of the Debt Settlement Agreement.

NOTE 7 – STOCK OPTIONS

On March 25, 2021, the Company granted Mr. Sossaman an option to purchase up to 450,000 shares (subject to certain vesting dates and milestones) of common stock at $5.00 per share (including a cashless exercise option) with an expiry date of March 25, 2026 (See Note 4). The requisite service period for the options was four years. The Company valued the option at $4,482,536 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. Mr. Sossaman resigned on December 15, 2022. During the six months ended August 31, 2022, 61,980 of the options vested and the Company recognized $617,397 of stock- based compensation expense-related parties for the six months ended August 31, 2022. Pursuant to the resignation the remining unvested options of 223,437 were cancelled.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

On April 9, 2021, the Company granted Windstream an option to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $5.00 per share (including a cashless exercise option) with an expiry date of April 30, 2024. On the Start Date 19,800 of the options vested, and an additional 2,300 options will vest on the Start Date and every thirty (30) days thereafter (See Note 5). The requisite service period for the options was two years.The Company valued the option at $695,147 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2023, and 2022, 2,300 and 13,800 of the options vested and the Company recognized $21,318 and $127,907 of stock- based compensation expense for the six months ended August 31, 2023, and 2022, respectively.

On April 12, 2021, the Company granted an option to purchase 5,000 shares of common stock at $5.00 per share with an expiry date of May 31, 2026, to Robert J. Cole pursuant to an Advisory Agreement. The options will vest 1/12 each month beginning April 12, 2021. The requisite service period for the options was one year.The Company valued the option at $49,857 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2022, 417 of the options vested and the Company recognized $4,155 of stock- based compensation expense for the six months ended August 31, 2022.

On July 16, 2021, the Company granted Mr. Woodson an option to purchase up to 50,000 shares (subject to certain vesting dates and milestones) of common stock at $5.00 per share (including a cashless exercise option) with an expiry date of May 31, 2026 (See Note 4). The requisite service period for the options was three years.The Company valued the option at $499,547 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. For the six months ended August 31, 2023, and 2022, 4,200 and 8,400 options have vested, respectively, and the Company recorded $41,962 and $83,924 of stock- based compensation expense, which is included in related party expense for the six months ended August 31, 2023, and 2022, respectively. On May 24, 2023, the Company entered into a new employment agreement with Mr. Woodson (see below). As of May 24, 2023, 30,800 of the 50,000 options had vested and 19,200 unvested remaining options were cancelled on that date.

On July 19, 2021, the Company granted options to purchase 10,000 shares of common stock at $5.00 per share with an expiry date of July 19, 2026, to Clarence Chapman, Jr., Stanford Roberts and Douglas Skipworth pursuant to their Advisory Agreement. The options will vest 25% every three months beginning October 19, 2021. The requisite service period for the options was one year. The Company valued the option at $299,097 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. For the six months ended August 31, 2022, 15,000 options vested, and the Company recorded $149,550 of stock- based compensation expense, which is included in related party expense for the six months ended August 31, 2022.

On November 8, 2021, the Company granted Margo Carter an option to purchase up to 30,000 shares of the Company’s common stock at $9.00 per share. As long as Ms. Carter is still employed; on the first anniversary 10,000 options vest and every thirty (30) days thereafter an additional 833 options will vest. The requisite service period for the options was three years. The options are also eligible for cashless exercises and the option expires on November 8, 2026. The Company valued the option at $300,000 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2023, and 2022, no options have vested. The employee was terminated on December 1, 2022, and as of that date there were 10,000 options vested and the remaining 20,000 options have been cancelled as of December 1, 2022.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

On November 15, 2021, the Company granted Anna Ham an option to purchase up to 30,000 shares of the Company’s common stock at $9.00 per share. As long as Ms. Ham is still employed; on the first anniversary 10,000 options vest and every thirty (30) days thereafter an additional 833 options will vest. The options are also eligible for cashless exercises and the option expires on November 15, 2026. The requisite service period for the options was three years.The Company valued the option at $300,000 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2023, and 2022, no options have vested. The employee was terminated on December 1, 2022, and as of that date there were 10,000 options vested and the remaining 20,000 options have been cancelled as of December 1, 2022.

On February 1, 2022, the Company granted Mr. Woodson options to purchase up to 100,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of February 1, 2024 (See Note 4). The requisite service period for the options was eighteen months, as the options vested when Planet Wealth acquired 50,000 Members.The Company valued the option at $999,784 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. As of August 31, 2023, none of the options have vested.

On March 22, 2022, the Company granted Paulo Teixeira an option to purchase up to 50,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of March 21, 2027 (See Note 5). The requisite service period for the options was three years. The Company valued the option at $499,895 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2023, and 2022, 10,000 and 20,000 options vested, respectively, and the Company expensed $99,979, and $199,958 as stock compensation expense, which is included in related party expense for the six months ended August 31, 2023, and 2022, respectively.

On March 30, 2022, the Company granted Chris Allen an option to purchase up to 50,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of March 31, 2027 (See Note 5). The requisite service period for the options was three years.The Company valued the option at $499,902 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2022, 5,000 options vested, and the Company expensed $49,990 as stock compensation expense, which is included in stock-based compensation expense for the six months ended August 31, 2022.

On April 1, 2022, the Company granted Robert J. Cole an option to purchase up to 100,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of April 1, 2027 (See Note 5). The requisite service period for the options was one year. The Company valued the option at $999,848 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. As of May 31, 2023, no options vested. This agreement was terminated July 11, 2022, including all the options.

On May 5, 2022, the Company granted Brian Sullivan an option to purchase up to 100,000 shares of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of May 5, 2027. There was no requisite service period. The Company valued the option at $999,936 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2023, and 2022, 10,000 options vested, respectively, and the Company expensed $99,994 as stock compensation expense for the six months ended August 31, 2023, and 2022, respectively.

On May 23, 2022, the Company granted Robert J. Cole an option to purchase up to 10,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of July 16, 2026 (See Note 4). The requisite service period for the options was one year.The Company valued the option at $99,963 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the six months ended August 31, 2023, and 2022, 1,667 and 833 options vested, respectively, and the Company expensed $16,661 and $8,333 as stock compensation expense, which is included in related party expense for the six months ended August 31, 2023, and 2022, respectively.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

On May 24, 2023, the Company issued an option for Mr. Woodson to purchase up to 2,500,000 shares of common stock at an exercise price of $0.16 per share (including a cashless exercise option) and an expiration date of April 30, 2028. The requisite service period for the options was three years. The Company valued the option at $499,994, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. As of August 31, 2023, 208,332 options vested and the Company expensed $41,666 as stock compensation expense, which is included in related party expense for the six months ended August 31, 2023.

On May 24, 2023, the Company granted an option to Mr. Woodson to buy up to 1,775,000 shares of common stock at an exercise price of $0.0001 (including a cashless exercise option). The Vesting Date is on the first day after the $150,000 Weiss Convertible Note (see Note 8) has been fully paid and satisfied. The expiration date will be October 3, 2023, unless the Vesting Date occurs on or before October 3, 2023, then the expiration date will be February 25, 2025. The requisite service period for the options was four months. The Company valued the option at $354,997, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. The terms of the Vesting Date were satisfied on August 21, 2023, and accordingly the options vested on that date and the Company recorded $354,997, of stock-based compensation expense, which is included related party expense for the six months ended August 31, 2023.

On May 24, 2023, the Company granted an option to Mr. Corica to buy up to 1,775,000 shares of common stock at an exercise price of $0.0001 (including a cashless exercise option). The Vesting Date is on the first day after the $150,000 Weiss Convertible Note (see Note 8) has been fully paid and satisfied. The expiration date will be October 3, 2023, unless the Vesting Date occurs on or before October 3, 2023, then the expiration date will be February 25, 2025. The requisite service period for the options was four months. The Company valued the option at $354,997, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. As of May 31, 2023, no options have vested. The terms of the Vesting Date were satisfied on August 21, 2023, and accordingly the options vested on that date and the Company recorded $354,997, of stock-based compensation expense, which is included related party expense for the six months ended August 31, 2023.

The above values for options granted during the six months ended August 31, 2023, were based on the Black-Scholes option pricing model, using the following assumptions: risk-free interest rate range of 3.75% to 4.31% and volatility range of 155% to 206%.

The following table summarizes activities related to stock options of the Company for the six months ended August 31, 2023:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Life (Years)
Outstanding at February 28, 2023	983,563	$6.75	3.09
Issued	6,050,000	$0.07	3.12
Cancelled	(119,200)
Outstanding at August 31, 2023	6,914,363	$0.89	2.80
Exercisable at August 31, 2023	4,371,862	$0.81	1.79

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

NOTE 8 – CONVERTIBLE NOTES PAYABLE, RELATED PARTIES

Weiss

On June 14, 2021, the Company entered into a Loan Agreement with Craig Weiss, a board of director member and shareholder, (the “Weiss Note”) of the Company. In exchange for $800,000 the Company agreed to repay the lender $840,000 on January 3, 2022 (the “Maturity Date”).

On March 23, 2023, the Company and Weiss agreed to cancel the Weiss Note of $840,000 and $96,986 of accrued and unpaid interest in exchange for 4,684,930 shares of common stock.

On May 24, 2023, the Company issued a 10%, $150,000 Convertible Note to Weiss (the “$150,000 Weiss Convertible Note”). The Weiss $150,000 Convertible Note is to be funded by Weiss in $50,000 increments on June 1, 2023, July 1, 2023, and August 1, 2023. The Company agreed to pay Weiss the lesser of $150,000 or the aggregate fundings received by the Company, together with interest, the earlier of October 3, 2023, or the date in which the Company has raised more than $800,000 from the sale of securities excluding any purchases by officers or directors of the Company. The Company received $50,000 on each of the following dates: Jume 1, 2023, June 30, 2023, and August 1, 2023. On August 3, 2023, the company repaid $50,000 of the $150,000 Weiss convertible note. On August 21, 2023, the Company repaid $100,000 of the $150,000 Weiss convertible note. The $150,000 Weiss Convertible note is paid in full.

Wier/148 Ventures

On October 29, 2021, the Company and Wier entered into an Agreement in Satisfaction (the “AIS”). Pursuant to the AIS, and in settlement of the remaining amount of $4,369,400 due under the SPA, the Company purchased 15,000 shares of Series B Preferred Stock from Wier for $750,000 and issued a 5% Convertible Debenture to 148 Ventures LLC. for $3,619,400.

On February 1, 2022, pursuant to the Consolidation Agreement (see Note 4) 148 Ventures surrendered the Initial Convertible Debenture and the Company issued the February 2022 Convertible Debenture (see Note 4) in the principal amount of $3,553,105. The February 2022 Convertible Debenture includes $200,000 of the unpaid consulting fee remaining from the July 16, 2021, Separation Agreement.

During the year ended February 28, 2023, the Company made principal payments of $155,339. On September 1, 2022, the February 2022 Convertible Debenture was cancelled in exchange for the September 2022 Convertible Debenture (the “September 2022 Convertible Debenture”). The September 2022 Debenture was issued in the amount of $3,455,107 and included $57,340 of accrued and unpaid interest pursuant to the February 2022 Convertible Debenture. The September 2022 Convertible Debenture matures September 1, 2023, and carries a stated 10% per annum interest rate.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

On May 24, 2023, the Company issued a 10%, $150,000 Convertible Note to 148 Ventures (the “$150,000 148 Ventures Convertible Note”). The maturity date of the $150,000 148 Ventures Convertible Note together with interest, is the earlier of October 3, 2023, or the date in which the Company has raised more than $800,000 from the sale of securities excluding any purchases by officers or directors of the Company. The Company raised more than $800,000 pursuant to the issuance of convertible notes as of August 21, 2023. The Company recorded the debt obligation on the Effective Date of the Debt Satisfaction Agreement. The Company satisfied the obligation and paid $150,000 to 148 Ventures on August 21, 2023. The Company included the $150,000 in General and Administrative expenses.

On June 2, 2023, the Company entered into a Debt Satisfaction Agreement with 148 Ventures. The Debt Satisfaction Agreement became effective on August 21, 2023, upon the Company satisfying its’ obligation of the $150,000 148 Ventures Convertible Note (the “Effective Date”). The Company on September 15, 2023, filed with the Delaware Secretary of State a Certificate of Designation for Series F Preferred Stock and Series G Preferred Stock. On the Effective Date all the Company’s obligations under the September 2022 Convertible Debenture were fully discharged in consideration of the Company’s issuance of Ten Million Five Hundred Thirty-Two Thousand Three Hundred Eighty-Three (10,532,383) shares of Common Stock to 148 Ventures or its designees and the Company’s commitment to issue, upon the filing of the Certificate of Designation (the “COD”), to 148 Ventures Eight Hundred Forty-Seven Thousand, Seventy (847,070) shares of Series F Preferred Stock. The COD was filed on September 15, 2023, and the Series F shares were issued on September 22, 2023.

A summary of the activity of the Convertible Notes, related parties, and balances as of August 31, 2023, and February 28, 2023, is as follows:

	Six months ended August 31, 2023	Year ended February 28, 2023
Beginning balance	$4,295,107	$4,393,106
Convertible notes issued	150,000	-
Payments	(150,000)	(155,339)
Converted	(4,295,107)	(3,397,767)
Note issued	-	3,455,107
Ending balance	$-0-	$4,295,107

NOTE 9– CONVERTIBLE NOTES PAYABLE

On April 22, 2022, the Company (directly by management of the Company) began to offer a Private Offering of Convertible Bridge Notes (the “2022 PPM”) of up to $3,000,000. Pursuant to the 2022 PPM, the notes will carry a 10% dividend with a maturity date of May 31, 2023, and the principal of each note with any accrued and unpaid interest will automatically convert into Units of securities to be issued by the Company on the offering date of the Company’s IPO. The conversion rate will equal 75% of the offering price recited in the offering statement or registration statement. Each Unit will consist of one share of common stock, one Redeemable Class A Common Stock Purchase Warrant (the “Class A Warrant”) and one Redeemable Class B Common Stock Purchase Warrant (the “Class B Warrant”). The Class A Warrant has a one- year term from its’ issuance date and an exercise price equal to the offering price, and the Class B Warrant has a two- year term from its issuance date and an exercise price of 133 1/3% of the offering price.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

Pursuant to the 2022 PPM, during the year ended February 28, 2023, the Company issued 8 convertible bridge notes in the aggregate amount of $350,000. On May 31, 2023, each of the noteholders entered an Amendment to their note, extending the respective due dates to February 29, 2024, and increasing the interest rate to 14% per annum. As of August 31, 2023, and February 28, 2023, the 2022 PPM convertible bridge note balance is $350,000, respectively.

On August 7, 2023, the Company (directly by management of the Company) began to offer a Private Offering of Convertible Notes (the “Convertible Notes”) of up to $1,000,000. The Convertible Notes carry a 10% dividend with a maturity date of September 30, 2024, and the principal of each note with any accrued and unpaid interest will automatically convert into shares of common stock on the qualification date of a Reg A Offering by the Company. The conversion rate will equal 20% of the Reg A Offering Price.

For the six months ended August 31, 2023, the Company, in exchange for $315,000, issued 6 Convertible Promissory Notes of $315,000 in the aggregate. The notes are convertible into the number of shares equal to the sum of $815,000 plus accrued and unpaid interest divided by one-fifth of the Reg A Price.

A summary of the activity of the Convertible Notes and balances as of August 31, 2023, and February 28, 2023, is as follows:

	Six months ended August 31, 2023	Year ended February 28, 2023
Beginning balance	$350,000	$-0-
Convertible notes issued	315,000	350,000
Payments	-	-
Sub-total of convertible notes payable	665,000	350,000
Less long-term portion	315,000	-
Current portion of convertible notes payable	$350,000	$350,000

NOTE 10 – NOTE PAYABLE

On August 2, 2023, in exchange for $500,000, the Company issued a $500,000 10% debenture with a maturity date of August 2, 2024. The Company also agreed to issue shares of common stock. The number of shares shall equal the greater of 2,500,000 or the product of $500,000 divided by one-fifth of the Reg A Price. The shares ae to be issued earlier of i) the date the SEC declares the Reg A filing qualified, or, ii) October 2, 2024. The Company allocated the proceeds to the debt of $250,000 and to the shares $250,000 based on the relative fair value. This resulted in a debt discount of $250,000 being applied to the note with the offset to common stock to be issued, which is included in the liabilities on the balance sheet presented herein. The Company will amortize the note discount over the term of the loan. For the six months ended August 31, 2023, the Company recorded amortization of $20,833, The principal balance as of August 31, 2023, is $500,000 and the net book value of the note as of August 31, 2023, is $270,833.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

NOTE 11 – NOTE PAYABLE, RELATED PARTY

During the year ended February 28, 2023, Craig Weiss, the Company’s Chairman provided advances to the Company in the aggregate amount of $300,000. On March 23, 2023, the Company and Weiss agreed to cancel $200,000 of the related party loans in exchange for 1,000,000 shares of common stock.

On March 31, 2023, Weiss provided an advance of $70,000. On May 1, 2023, Weiss provided an advance of $70,000. These advances did not have a stated interest rate or a maturity date.

On May 24, 2023, the Company and Weiss agreed to cancel $240,000 of related party loans in exchange for 1,200,000 shares of common stock.

As of August 31, 2023, and February 28, 2023, the amounts due Mr. Weiss for advances was $-0- and $300,000, respectively, and is reported on the balance sheet as Notes Payable, related party.

NOTE 12 – SUBSEQUENT EVENTS

On September 15, 2023, the Company, in exchange for $15,000, issued a 10%, $15,000 Convertible Promissory Note. The note and accrued interest are convertible into the number of shares equal to $15,000 plus accrued and unpaid interest divided by one-fifth of the Reg A Price.

On September 15, 2023, the Company filed with the secretary of State of Delaware the COD for Series F Preferred Stock and has designated 847,070 shares as Series F Preferred Stock. Pursuant to the COD of the Series F Preferred Stock, the holder(s) have the following rights:

●	Each share of the Series F Preferred Stock may be converted at any time at the option of the holder into ten (10) shares of Common Stock by delivery of the certificate for the Series F Preferred Stock to the Company with a written notice of conversion,

●	has voting rights only on any Sale Transaction (as defined in the COD) equal to ten (10) shares of Common Stock for each share of Series F Preferred Stock,

●	Shares in liquidation based on one tenth of one cent before any distributions are made to any other class of stock, and on an as-converted basis for any distributions to holders of common stock.

On September 15, 2023, the Company filed with the secretary of State of Delaware the COD for Series G Preferred Stock and has designated 103,500 shares as Series G Preferred Stock. Pursuant to the COD of the Series G Preferred Stock, the holder(s) have the following rights:

●	Each share of Series G Preferred Stock may be converted at any time at the option of the holder into five (5) shares of Common Stock by delivery of the certificate for the Series G Preferred Stock to the Company with a written notice of conversion ,

●	has voting rights only on any Sale Transaction (as defined in the COD) equal to five (5) shares of Common Stock for each share of Series G Preferred Stock,

●	entitles the holder to a quarterly dividend equal to 0.00002% of the Company’s adjusted gross income. The dividend terminates on the earlier of (a) aggregate dividend payments of $30 per Series G Share, (b) the date in which the Corporation is party to a merger or consolidation from which it is not the surviving corporation or completes the sale of substantially of its assets, or (c) the first date of the average publicly reported trading volume for the Company’s common stock during the preceding sixty trading days exceeds 2,000 shares,

●	Shares in liquidation based on one tenth of one cent before any distributions are made to any other class of stock, and on an as-converted basis for any distributions to holders of common stock.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2023

(unaudited)

On September 21, 2023, the Company, in exchange for $100,000, issued a 10%, $100,000 Convertible Promissory Note. The note and accrued interest are convertible into the number of shares equal to $100,000 plus accrued and unpaid interest divided by one-fifth of the Reg A Price.

On September 22, 2023, pursuant to the Debt Satisfaction Agreement, the Company cancelled the 103,500 shares of Series E Preferred Stock which were surrendered by Todd Wier, in exchange for the issuance of 103,500 shares of Series G Preferred Stock to 148 Ventures.

On September 22, 2023, the Company issued 847,070 shares of Series F Preferred Stock as part of the Debt Settlement Agreement.

On September 25, 2023, the Company, in exchange for $100,000, issued a 10%, $100,000 Convertible Promissory Note. The note and accrued interest are convertible into the number of shares equal to $100,000 plus accrued and unpaid interest divided by one-fifth of the Reg A Price.

On September 26, 2023, the Company issued 800,000 shares of common stock pursuant to stock subscription agreements in exchange for $400.

On September 29, 2023, the Company issued 1,775,000 shares of common stock pursuant to an option exercise.

On October 3, 2023, the Company, in exchange for $50,000, issued a 10%, $50,000 Convertible Promissory Note. The note and accrued interest are convertible into the number of shares equal to $50,000 plus accrued and unpaid interest divided by one-fifth of the Reg A Price.

On October 10, 2023, the Company, in exchange for $10,000, issued a 10%, $10,000 Convertible Promissory Note. The note and accrued interest are convertible into the number of shares equal to $10,000 plus accrued and unpaid interest divided by one-fifth of the Reg A Price.

On October 10, 2023, the Company, in exchange for $50,000, issued a 10%, $50,000 Convertible Promissory Note. The note and accrued interest are convertible into the number of shares equal to $50,000 plus accrued and unpaid interest divided by one-fifth of the Reg A Price.

On October 11, 2023, the Company, in exchange for $100,000, issued a 10%, $100,000 Convertible Promissory Note. The note and accrued interest are convertible into the number of shares equal to $100,000 plus accrued and unpaid interest divided by one-fifth of the Reg A Price.

On October 23, 2023, the Company, in exchange for $10,000, issued a 10%, $10,000 Convertible Promissory Note. The note and accrued interest are convertible into the number of shares equal to $10,000 plus accrued and unpaid interest divided by one-fifth of the Reg A Price.

On October 27, 2023, the Company, in exchange for $100,000, issued a 10%, $100,000 Convertible Promissory Note. The note and accrued interest are convertible into the number of shares equal to $100,000 plus accrued and unpaid interest divided by one-fifth of the Reg A Price.

The Company has evaluated subsequent events through November 22, 2023, the date the financial statements were available to be issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as stated herein.

* * * * *

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Planet Wealth, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Planet Wealth, Inc. (the Company) as of February 28, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended February 28, 2023 and 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2023 and 2022, and the results of its operations and its cash flows for the years ended February 28, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. As of February 28, 2023, the Company has not generated any revenue since inception, had an accumulated deficit of $40,356,987 and has also generated losses since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Prager Metis CPA’s LLC

We have served as the Company’s auditor since 2022

Hackensack, New Jersey

August 17, 2023

Planet Wealth, Inc.

Balance Sheet

	February 28,	February 28,
	2023	2022
ASSETS
Current assets
Cash	$104,998	$774,723
Prepaid expenses and other assets	700	84,925
Total Current Assets	105,698	859,648

Fixed assets, net	31,382	37,686
Indefinite-life intangible assets	87,547	-
TOTAL ASSETS	$224,627	$897,334

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Accounts payable and accrued expenses	$480,456	$98,416
Accounts payable and accrued expenses, related parties	45,341	68,033
Convertible notes payable, related parties	4,295,106	4,393,105
Convertible notes payable, other	350,000	-
Notes payable, related party	300,000	-
Total current liabilities	5,470,903	4,559,554

STOCKHOLDERS’ DEFICIT
Preferred stock:
Series A Preferred Stock (100,000 authorized, par value $0.0001, and -0- issued and outstanding as of February 28, 2023, and 2022)	-	-
Series B Preferred Stock (500,000 shares authorized, par value $0.0001 and 197,104 issued and outstanding as of February 28, 2023, and 2022)	20	20
Series C Preferred Stock (100,000 authorized, par value $0.0001, and 100,000 issued and outstanding as of February 28, 2023, and 2022)	10	10
Series D Preferred Stock (600,000 shares authorized, par value $0.0001, and 520,000 issued and outstanding as of February 28, 2023, and 2022)	52	52
Series E Preferred Stock (600,000 shares authorized, par value $0.0001, 103,500 issued and outstanding as of February 28, 2023, and 2022)	10	10
Common stock:
(100,000,000 shares authorized, par value $0.0001; and 2,030,335 and 2,017,835 shares issued and outstanding as of February 28, 2023, and 2022)	203	202
Common Stock to be issued	89	85
Additional paid-in capital	42,360,182	40,022,649
Treasury stock	(7,249,855)	(7,249,855)
Accumulated Deficit	(40,356,987)	(36,435,394)
Total Stockholders’ Deficit	(5,246,276)	(3,662,221)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$224,627	$897,334

The accompanying notes are an integral part of these statements

Planet Wealth, Inc.

Statement of Operations

	Year Ended February 28,
	2023	2022

Revenues	$-	$-

Operating expenses:

General and administrative, related party	1,842,141	5,105,019
Research and development	40,367	299,151
General and administrative, other	1,671,597	3,324,679
Total Operating Expenses	3,554,104	8,728,849

Loss from Operations	(3,554,104)	(8,728,849)

Other expenses
Interest expense	89,777	116,156
Interest expense, related	277,712	-
Total Other Expenses	367,489	116,156

Loss before provision for income taxes	(3,921,593)	(8,845,005)

Provision for income taxes	-	-

Net Loss	(3,921,593)	(8,845,005)

Deemed Dividend Series D Convertible Preferred Stock	-	(1,526,250)
Net loss attributable to common stockholders	$(3,921,593)	$(10,371,255)

Loss per share, basic and fully diluted	$(1.93)	$(5.00)

Loss attributable to common stockholders per share, basic and diluted	$(1.93)	$(5.86)

Weighted average shares outstanding
Basic and diluted	2,029,581	1,768,866

The accompanying notes are an integral part of these statements

PLANET WEALTH, INC.

Statement of Changes in Stockholders’ Equity (Deficit)

Year Ended February 28, 2023 and 2022

	Common Stock		Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Stock Subscription	Capital stock to be	Additional Paid-in	Treasury	Retained	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	issued	Capital	Stock	Earnings	(Deficit)
Balance at March 1, 2021	1,741,428	174	100,000	10	400,604	40	-	-	214,750	21	-	-	(25,000)	80	27,396,182	(878,183)	(26,064,139)	429,186

Series A Preferred Stock Exchanged for Series C Preferred Stock	-	-	(100,000)	(10)	-	-	100,000	10	-	-	-	-	-	-	-	-	-	-

Shares of common stock sold for cash	279,300	28	-	-	-	-	-	-	-	-	-	-	-	-	2,792,972	-	-	2,793,000

Series D Preferred Stock issued for cash	-	-	-	-	-	-	-	-	305,250	31	-	-	-	-	3,052,469	-	-	3,052,500

Series D Preferred Stock deemed dividend	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,526,250	-	(1,526,250)	-

Stock subscription receivable received	-	-	-	-	-	-	-	-	-	-	-	-	25,000	-	-	-	-	25,000

Series B Preferred stock shares purchased from related party	-	-	-	-	(27,612)	(3)	-	-	-	-	-	-	-	-	-	(1,380,597)	-	(1,380,600)

Series B Preferred stock shares purchased with issuance of a convertible note	-	-	-	-	(72,388)	(7)	-	-	-	-	-	-	-	-	-	(3,619,393)	-	(3,619,400)

Series B Preferred Stock Exchanged for Series E Preferred Stock	-	-	-	-	(103,500)	(10)	-	-	-	-	103,500	10	-	-	-	-	-	-

Common stock shares purchased from related party	(182,893)	(18)	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,371,682)	-	(1,371,700)

Common stock issued and to be issued for services	180,000	18	-	-	-	-	-	-	-	-	-	-	-	5	2,299,977	-	-	2,300,000

Stock options vested	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,954,799	-	-	2,954,799

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(8,845,005)	(8,845,005)

Balance at February 28, 2022	2,017,835	$202	-	$-	197,104	$20	100,000	$10	520,000	$52	103,500	$10	$-	$85	$40,022,649	$(7,249,855)	$(36,435,395)	$(3,662,222)

Shares of common stock sold for cash	2,500	0	-	-	-	-	-	-	-	-	-	-	-	-	24,999	-	-	24,999

Shares of common stock issued for common stock to be issued	10,000	1	-	-	-	-	-	-	-	-	-	-	-	(1)	-	-	-	-

Stock options vested	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,064,379	-	-	2,064,379

Acquisition of SFG Securities, Inc	-	-	-	-	-	-	-	-	-	-	-	-	-	-	23,160	-	-	23,160

Common stock issued to be issued for cash	-	-	-	-	-	-	-	-	-	-	-	-	-	5	224,995	-	-	225,000

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,921,593)	(3,921,593)
Balance at February 28, 2023	2,030,335	$203	0	$0	197,104	$20	100,000	$10	520,000	$52	103,500	$10	$0	$89	$42,360,182	$(7,249,855)	$(40,356,987)	$(5,246,277)

The accompanying notes are an integral part of these statements

Planet Wealth, Inc.

Statement of Cash Flows

	For the Year Ended February 28,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,921,593)	$(8,845,005)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	-	2,300,000
Common stock options vested	2,064,379	2,954,799
Amortization of note discount	23,158	-
Depreciation expense	8,461	3,223
Non- cash consulting expenses, related party	-	200,000
Non- cash interest expense	-	40,000
Changes in Operating Assets and Liabilities:
Prepaid expenses	84,225	(69,403)
Accounts payable and accrued expenses	439,382	79,491
Accounts payable and accrued expenses, related parties	(22,692)	50,096
Net cash used in operating activities	(1,324,680)	(3,286,799)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Intangible-lived intangible assets	(87,547)	-
Purchase of property and equipment	(2,158)	(37,126)
Net cash used in investing activities	(89,705)	(37,126)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of note payable	350,000	800,000
Proceeds from issuance of note payable, related party	300,000	-
Proceeds from sale of common stock	249,999	2,793,000
Proceeds from sale of Series D Preferred stock	-	3,052,500
Proceeds received from stock subscription receivable	-	25,000
Payments on convertible debt	(155,339)	(266,295)
Repurchase of common stock, related party	-	(1,371,700)
Repurchase of Series B preferred stock, related party	-	(1,380,600)
Net cash provided by financing activities	744,660	3,651,906

NET CHANGE IN CASH	(669,725)	327,980
CASH AT BEGINNING OF YEAR	774,723	446,743
CASH AT END OF YEAR	$104,998	$774,723

SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid for interest	$54,662	$21,503
Cash paid for income taxes	$-	$-

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Convertible note issued for purchase of Series B Preferred Stock	$-	$3,619,400

The accompanying notes are an integral part of these statements

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

NOTE 1- ORGANIZATION

Planet Wealth, Inc. (the” Company”) was originally incorporated as PrefLogic, Inc. on April 30, 2018, in the State of Delaware. On May 6, 2021, the Company filed an Amendment to its Articles of Incorporation changing the name of the company to Planet Wealth, Inc.  The Company has created technology and software that simplifies the capital formation process, allowing businesses and individuals to access capital at low cost. On the Planet Wealth platform issuers will be able to raise capital, representing their securities in digital or certificated form. The platform will provide such tools and services at no cost, giving entrepreneurs the opportunity to leverage their social capital to raise financial capital. When the Company’s Planet Wealth Global Partners, Inc, subsidiary receives the necessary regulatory approval, qualified securities issued on the Planet Wealth platform will be listed for issuance and trading on Planet Wealth exchanges, and the Company will charge a commission fee on such transactions.

The Company’s mission is to bring Wall Street to Main Street. The Company has developed proprietary technology in creating an ecosystem that provides businesses and individuals with the ability to earn, raise capital and grow wealth without the historical cost and complexity that currently exists. The Company’s LaunchPro software is a turnkey solution that eliminates expensive preparation and placement costs. LaunchPro is a free and easy-to-use, money-raising suite of tools that empower anyone to access capital they need to be an entrepreneur without needing expertise or business acumen.

On May 20, 2021, the Company filed Articles of Incorporation for the following entities; Planet Wealth Crypto, Inc. (“PWC”), Planet Wealth Global Partners, Inc. (“PWGP”) and Planet Wealth Securities Exchange, Inc. (“PWSE”) Each of the entities are wholly owned subsidiaries of the Company. As of February 28, 2023, there has been no activity in PWC and PWSE.

On February 7, 2022, PWGP entered into a Share Purchase Agreement, with Setrakian Financial Group, LLC (the “Seller”). The Seller is the sole owner of SFG Securities, Inc. (“SFG”). SFG is a U.S. Securities and Exchange Commission (“SEC”) registered broker-dealer and Financial Industry Regulatory Authority Inc. (“FINRA”) member firm in good standing. The agreement closed on July 15, 2022, when PWGP delivered to the Seller $87,547 (including $7,547 of the Net Capital Amount pursuant to the agreement), in exchange for 100% of the shares of SFG.

On May 4, 2023, the Company filed an Amendment to its Articles of Incorporation to effectuate a reverse stock split whereby every 10 shares of common stock will be converted to 1 share of common stock (the “Reverse Stock Split”). No fractional shares will be issued, and all shares will be rounded up if the result of the Reverse Stock Split owned by any shareholder would not be a whole number. All share amounts reported in this document reflect the Reverse Stock Split.

NOTE 2- GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of February 28, 2023, the Company has not generated any revenue since inception, had an accumulated deficit of $40,356,987 and has also generated losses since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern.

The Company intends to fund operations through equity or debt financing arrangements, which may not be sufficient to fund its capital expenditures, working capital and other cash requirements. During the year ended February 28, 2023, the Company received $249,999 from the sale of common stock, received $350,000 in exchange for the issuance of convertible promissory notes of $350,000, and received $300,000 in advances from a director and shareholder.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”). The consolidated financial statements include the accounts of Tokenholders, LLC., the Company’s wholly owned single member limited liability company and Planet Wealth Crypto, Inc., Planet Wealth Global Partners, Inc. and Planet Wealth Securities Exchange, Inc. All significant intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. Cash and cash equivalent balances may, at certain times, exceed federally insured limits. The Company has no cash equivalents at February 28, 2023, and 2022.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free- standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of this note transaction and the effective conversion price embedded in this note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded as a gain or loss on extinguishment of the two separate accounting liabilities.

Convertible notes payable, for which the embedded conversion feature does not qualify for derivative treatment, are evaluated to determine if the effective or actual rate of conversion per the terms of the convertible note agreement is below market value. In these instances, the Company accounts for the value of the beneficial conversion feature (BCF) as a debt discount, which is then accreted to interest expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 - Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

●	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 - Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

Fixed assets

Property and equipment are stated at cost, and depreciation is provided by use of a straight-line method over the estimated useful lives of the assets.

The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. The estimated useful lives of property and equipment is as follows:

Office furniture and equipment	5 years

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

Indefinite-lived intangible assets

We evaluate our indefinite-lived intangible asset for impairment annually or more frequently when an event occurs, or circumstances change that indicates the carrying value may not be recoverable. If it is determined that the indefinite lived intangible asset’s fair value is less than the carrying value, we recognize an impairment equal to the difference between the carrying value and its fair value.

Revenue Recognition

The Company will recognize revenue in accordance with ASC 606 by: (1) identifying the contract (if any) with a customer; (2) identifying the performance obligations in the contract (if any); (3) determining the transaction price; (4) allocation of the transaction price to each performance obligation in the contract (if any); and (5) recognizing revenue when each performance obligation is satisfied. Under ASC 606, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of the fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

Research and Development

Research and development costs are charged to expense as incurred. Research and development costs incurred for the fiscal years ended February 28, 2023, and 2022, was $40,367 and 299,151, respectively.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

Stock-based compensation

The Company accounts for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”)(ASC 718) using the modified prospective method for transactions in which the Company obtains employee services in share-based payment transactions and the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) for share-based payment transactions with parties other than employees provided in SFAS No. 123(R) (ASC 718). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

During the years ended February 28, 2023 and 2022, all stock-based compensation for services, both services of employees and services of other than employees, took the form of options to purchase common stock, and there were no stock-based transactions in which goods were received as consideration for the issuance of equity securities. The fair value of each option was measured in accordance with the Black-Scholes Option Pricing Model, applying the following assumptions:

Risk-free interest rate	-	2.39% to 3.01% per annum
Expected dividend yield	-	--
Expected volatility	-	169% - 171% per annum
Expected life of options	-	3 years

The compensation cost incurred from grant of an option to an employee or a non-employee is measured by the fair value of the option on the grant date and recognized over the service period of the option, which is the same as the vesting period. Vesting periods during the years ended February 28, 2023 and 2022 ranged from two to five years.

Recent accounting pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging —Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company does not believe the adoption of the ASU will have a material impact on the Company’s financial position, results of operations or cash flows.

Other than the above, there have been no recent accounting pronouncements or changes in accounting pronouncements during the year ended February 28, 2023, that are of significance or potential significance to the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

Employment and Related Party Agreements

On November 10, 2020, the Company, Mr. Wier and ATS Product and Platform Development, LLC (“ATS”, formerly known as BOS) entered into a 2nd MRA. In the 2nd MRA, the Company transferred its interest in ATS to Mr. Wier. Then, pursuant to the 2nd MRA, Mr. Wier transferred 3,000,000 shares of common stock and 100,000 shares of Series B Preferred Stock to ATS (collectively the “Contributed Shares”). ATS also entered into a Voting Trust Agreement with Mr. Robert Jeffrey Cole, whereby Mr. Cole served as voting trustee for the Contributed Shares.

The 2nd MRA provides for a complete termination of Mr. Wier’s control over the Company, to occur on the first date after $6 million is raised by the Company from securities offerings and a new CEO has been appointed by the Company’s Board of Directors (the “Separation Date”). In anticipation of the separation, ATS and the Company entered into a Share Purchase Agreement (the “SPA”), whereby ATS agreed to sell to the Company and the Company agreed to buy from ATS 3,000,000 shares of common stock at $0.75 per share and 100,000 shares of Series B Preferred Stock at $50 per share. Full payment was to be due on November 2, 2021. During the year ended February 28, 2021, the Company purchased 1,171,067 shares of common stock from ATS. During the year ended February 28, 2022, the Company purchased 1,828,933 shares of common stock for $1,371,700 and 27,612 of Series B Preferred Stock for $1,380,600 from ATS.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

On October 29, 2021, the Company and Wier entered into an Agreement in Satisfaction (the “AIS”). Pursuant to the AIS, and in settlement of the remaining amount of $3,619,400 due under the SPA, the Company issued a 5% Convertible Debenture to 148 Ventures LLC. for $3,619,400. The Convertible Debenture requires payments as follows:

●	On December 1, 2021, and for the three succeeding months, the greater of the Investment Share (defined below) or $100,000;

●	On April 1, 2022, the greater of the Investment Share or $750,000;

●	On May 1, 2022, and for the succeeding four months, the greater of the Investment Share or $100,000 on May 1, 2022 and

●	On October 1, 2022, the remaining balance.

The Investment Share equals a percentage of any sale by Planet Wealth of debt or equity securities, the proceeds of any loan proceeds and any borrowings available under any Planet Wealth credit facilities. The percentage shall equal 30% during any month the Weiss Note (see below) is outstanding and 50% in the first month after the month in which the Weiss note is paid in full. During the year ended February 28, 2022, the Company paid $266,295 of principal of the Convertible Debenture (the “Initial Convertible Debenture”), resulting in a balance of $3,353.105. On February 1, 2022, pursuant to the Consolidation Agreement (see below) 148 Ventures surrendered the Initial Convertible Debenture and the Company issued a new Convertible Debenture (the “New Convertible Debenture”) in the principal amount of $3,553,105. The New Convertible Debenture includes $200,000 of the unpaid consulting fee remaining from the July 16, 2021, Separation Agreement (see below). As of February 28, 2022, the principal balance of the New Convertible Debenture is $3,553,105.

In addition, the 2nd MRA provided that, on the Separation Date, the following would occur:

●	Wier would exchange the Series A Preferred Stock that he owns for Series C Preferred Stock. The Series C Preferred Stock retains the dividends rights of the Series A Preferred Stock, but has no voting rights. Wier agreed to transfer the Series C Preferred Stock, as well as 100,000 shares of Series B Preferred Stock, to individuals who will not be otherwise affiliated with the Company.

●	Wier would resign from his position on the Company’s Board of Directors, as well as all offices he holds in the Company and its subsidiaries.

●	The Company would enter into a Consulting Agreement with ATS, which would provide Wier’s services to the Company for a term of three years, for which the Company would pay ATS a fee of up to $810,000. The Consulting Agreement also provides that ATS would develop training programs and products, which will be offered to members on the Company’s website.

●	The Company and ATS would enter into a Marketing Agreement. The Marketing Agreement defines their relationship with respect to marketing of shares in ventures introduced to the Company by ATS, and development and ownership of a database of information about potential investors.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

On April 30, 2021, the Company and Wier entered into Amendment No. 2 to the 2nd MRA. Pursuant to the Amendment, the Company and Wier agreed to exchange 100,000 shares of Series A Preferred Stock for 100,000 shares of Series C Preferred Stock (the “Series A Exchange”), and 103,500 shares of Series B Preferred Stock owned by Wier were exchanged for 103,500 shares of Series E Preferred Stock (the “Series B Exchange”), Wier also agreed to transfer 46,500 shares of Series B Preferred Stock to individuals who are not affiliates of the Company. The termination date of the 2nd MRA was amended to August 2, 2021.

The Consulting Agreement was revised whereby the Company agreed to pay $20,000 per month, beginning on the first day of the month following the Separation Date and continue for an additional thirty-five (35) succeeding months. The Marketing Agreement was revised whereas the Parties will cooperate in the development of a resale market of securitized ownership interests in, and/or breeding rights to, thoroughbred and standardbred racehorses and/or entities that own such interests.

On July 16, 2021, the Company, Wier and ATS entered into a Separation Agreement. The Separation Agreement established the Separation Date as July 16, 2021 and terminated the 2nd MRA and any amendments thereto. Notwithstanding the termination, the Voting Trust Agreement and the SPA (See Above) pursuant to the 2nd MRA, as amended, remain in full force and effect. On July 16, 2021, Mr. Wier resigned from all positions with the Company and his Employment Agreement was terminated and Wier resigned from his position on the Company’s Board of Directors, as well as all offices he held in the Company and its subsidiaries.

The Company entered into a Consulting Agreement with ATS, which will provide Wier’s services to the Company. ATS P&P will commit to provide Wier’s consulting services for a term of three years, the Company will pay ATS a fee of up to $600,000. The Consulting Agreement also provides that ATS will develop training programs and products, which will be offered to members on the Company’s website.

On February 1, 2022, the Company, 148 Ventures and Mr. Wier entered into a Consolidation Agreement (the “Consolidation Agreement”). Pursuant to the Consolidation Agreement the Company paid 148 Ventures $400,000 of the Separation Agreement fee. The Company and ATS entered into a Marketing Agreement. The Marketing Agreement defines their relationship with respect to resale of shares in other ventures introduced to the Company by ATS, and development and ownership of a database of information about potential investors.

On Mach 25, 2021 (the Hire Date”), the Company entered into a four (4) year Employment Agreement with Gregory Sossaman. On the Effective Date (as defined below), Mr. Sossaman will be the Chief Executive Officer (“CEO”) of the Company. Prior to the Effective Date, Mr. Sossaman will have the role of Administrative Assistant to the CEO. The Effective Date is the date that Mr. Wier resigns as the CEO of the Company pursuant to the 2nd MRA between the Company and Mr. Wier. Pursuant to the Separation Agreement (see below), Mr. Wier resigned as CEO of the Company on July 16, 2021, and Mr. Sossaman assumed the role of CEO on said date. The Company agreed to compensate Mr. Sossaman $180,000 annually on the Hire Date and increase it to $240,000 annually on the Effective Date and to $300,000 on the date the Company becomes publicly listed. Mr. Sossaman is also entitled to receive at the discretion of the Board up to 50% annual bonus. The Company also granted Mr. Sossaman an option to purchase up to 450,000 shares (subject to certain vesting dates and milestones) of common stock at $5.00 per share (including a cashless exercise option) with an expiry date of March 25, 2026 (See Note 7). The Company valued the option at $4,482,536, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. For the years ended February 28, 2023, and 2022, 91,563 and 135,000 options have vested, respectively, and the Company recorded $912,080 and $1,344,761 of stock- based compensation expense, respectively, which is included in related party expense for the years ended February 28, 2023, and 2022. Mr. Sossaman resigned on December 15, 2022. Pursuant to the resignation the remining unvested options of 223,437 were cancelled.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

The Company entered into an Employment Agreement with Lance Woodson dated September 24, 2019. The Agreement has a two-year term as Chief Information Officer, Secretary and a member of the Board. The Company agreed to compensate Mr. Woodson $15,000 per month. The Company also issued a Stock Option to purchase 57,000 shares of common stock at $5.00 per share. For the years ended February 28, 2023, and 2022, none of the options have been vested.

On April 12, 2021, the Company granted an option to purchase 5,000 shares of common stock at $5.00 per share with an expiry date of May 31, 2026, to Robert J. Cole pursuant to an Advisory Agreement. The options will vest 1/12 each month beginning April 12, 2021. The Company valued the option at $49,857 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the years ended February 28, 2023, and 2022, 417 and 4,583 of the options vested and the Company recognized $4,155 and $45,702 of stock- based compensation expense, which is included in related party expense for the years ended February 28, 2023, and 2022, respectively.

On July 16, 2021, the Company entered into a two-year Employment Agreement with Mr. Woodson and terminated his prior agreement dated September 14, 2019. The Company agreed to compensate Mr. Woodson $15,000 per month and granted Mr. Woodson an option to purchase up to 50,000 shares (subject to certain vesting dates and milestones) of common stock at $5.00 per share (including a cashless exercise option) with an expiry date of May 31, 2026 (See Note 7). The Company valued the option at $499,547, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. For the years ended February 28, 2023, and 2022, 16,800 and 9,800 options have vested, respectively, and the Company recorded $167,848 and $97,911 of stock- based compensation expense, which is included in related party expense for the years ended February 28, 2023, and 2022, respectively.

On July 19, 2021, the Company entered into advisory agreements with Clarence Chapman, Jr., Stanford Roberts and Douglas Skipworth. Pursuant to the agreements the Company issued in the aggregate options to purchase 30,000 shares of common stock at an exercise price of $10.00 per share and an expiration date of July 19, 2026. The Company valued the options at $299,097, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. For the years ended February 28, 2023, and 2022, 15,000 and 15,000 options have vested, respectively, and the Company recorded $149,548 and $149,549 of stock- based compensation expense, which is included in related party expense for the years ended February 28, 2023, and 2022, respectively.

On February 1, 2022, the BOD granted Mr. Woodson 100,000 shares of common stock for services rendered and to reward Mr. Woodson with a $40,000 bonus. The Company recorded $1,000,000 of stock- based compensation expense, which is included in related party expense for the year ended February 28, 2022. Additionally, the Company also issued three- year Stock Options to purchase up to 100,000 shares of common stock at $9.00 per share, pursuant to meeting certain vesting criteria. The Company valued the options at $994,784, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. For the years ended February 28, 2023, and 2022, none of the options have been vested.

On March 22, 2022, the Company granted Paulo Teixeira an option to purchase up to 50,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of March 21, 2027. The Company valued the option at $499,895 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the year ended February 28, 2023, 20,000 options vested, and the Company expensed $199,958 as stock compensation expense, which is included in related party expense for the year ended February 28, 2023.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

On May 23, 2022, the Company granted Robert J. Cole an option to purchase up to 10,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of July 16, 2026 (See Note 4). The Company valued the option at $99,963 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the year ended February 28, 2023, 2,500 options vested, and the Company expensed $24,991 as stock compensation expense, which is included in related party expense for the year ended February 28, 2023.

The Company entered into a Reseller Agreement with Chris Corica, a member of the Board of Directors, dated September 24, 2019. The Agreement appoints Chris as an authorized agent to market licenses for use of the LaunchPro, either directly or through sub-agents. The Company agreed to pay fifteen percent of its net income from license of the LaunchPro plus fifteen percent of any other income realized from issuers introduced by Mr. Corica. The Company will pay for health insurance for Mr. Corica during any period when he is effectively marketing the LaunchPro. The Company also granted a four-year option to purchase up to 20,000 shares of Common Stock for $5.00 per share. For the years ended February 28, 2023, and 2022, none of the options have been vested.

A summary of related party expenses for the years ended February 28, 2023, and 2022 is as follows:

	Year ended February 28,
	2023	2022
Compensation and payroll taxes	$203,561	$468,868
Stock based expense	1,458,580	3,742,151
Consulting expense	180,000	894,000
	$1,842,141	$5,105,019

NOTE 5 – COMMITMENTS AND CONTINGENCIES

On April 9, 2021 (the “Start Date”), the Company entered into a Business Advisory Services Agreement (the “BASA”) with Windstream Partners, LLC (“Windstream”). Pursuant to the BASA, Windstream will provide business advisory services to the Company for a two (2) year period and the Company has agreed to pay a monthly retainer of $10,000 beginning on the Start Date, increasing to $15,000 per month on the date Mr. Wier is no longer the CEO of the Company (which occurred on July 16, 2021) and increasing to $20,000 per month on the Public Date. The Public Date is defined as the first date on which either (a) the Company’s common stock is listed for trading on a national securities exchange or NASDAQ, or (b) the Company’s common stock is listed for trading on any other public platform and has achieved an average daily trading volume exceeding $20,000 for a period of 120 consecutive trading days. The Company also granted Windstream an option to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $5.00 per share (including a cashless exercise option) with an expiry date of April 30, 2024. The Company valued the option at $695,147, based on the Black-Scholes option pricing model, and will record the expense at the time any options vest. On the Start Date 19,800 of the options vested, and an additional 2,300 options will vest on the Start Date and every thirty (30) days thereafter. For the years ended February 28, 2023, and 2022, 27,600 and 45,100 options have vested, respectively, and the Company recorded $255,814 and $418,015 of stock- based compensation expense, respectively, for the years ended February 28, 2023, and 2022.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

On July 16, 2021, the Company (the “Licensee”) entered into a license agreement with ATS (the “Licensor”). The agreement grants the use of mybeachhouse.com (the MBH URL”) to the Company for twenty years, provided that reasonable progress is made in developing the related business. The Licensee paid the Licensor $8,800 for expenses related to the Licensor’s costs in registering the MBH URL. The Licensee has appointed the Licensor as the Exclusive Service Provider (the “ESP”) for Horry County, South Carolina. The term of the ESP is for twenty (20) years, subject to certain conditions. The Licensor will pay no fee for the ESP. The Company has agreed to a royalty of 10% of net revenues (as defined in the agreement) to be paid by the twentieth day of the following month.

On July 31, 2021, the Company entered into a Stock Incentive Agreement (the “SIA”) with Ezzey Digital Marketing (“Ezzey”). Pursuant to the SIA, the Company granted Ezzey up to 150,000 shares of restricted common stock that are subject to vesting conditions as defined in the SIA. The Company has recorded 40,000 as common stock to be issued for the vesting of 10,000 shares each on the 15th of October 2021, through January 2022. For the year ended February 28, 2022, the Company recorded $400,000 of stock- based compensation expense for the year ended February 28, 2022. The Company terminated the SIA on February 11, 2022, and there will be no further vesting of any shares of common stock.

On March 22, 2022 (the “Effective Date”) the Company entered into an Advisory Agreement with Paulo Teixeira. Mr. Teixeira will provide the Company services related to the Company’s business plan and technological vision as well as support for the Company’s marketing efforts. The agreement shall continue until it is terminated by either party, for any or no reason, giving written notice to the other party, effective on the date of receipt. Pursuant to the agreement the Company issued an option to purchase up to 50,000 shares of common stock at $9.00 per share with an expiration date of March 21, 2027, or thirty days after termination. 20,000 options vested upon the Effective Date and on each one-year anniversary thereafter an additional 10,000 options shall vest.

On March 30, 2022 (the “Engagement Date”) the Company entered into an Employment Agreement with Chris Allen to serve as the Company’s Communications Director. The effective date of the agreement will be the first day after March 1, 2022, on which the total capital contributions to the Company and net proceeds of any long-term debt equals or exceeds $6,000,000 (the “Effective Date”). The initial term of the agreement is for one year from the Effective Date and will automatically renew for up to for additional six-month periods, subject to the termination clauses in the agreement. Pursuant to the agreement the Company will pay Mr. Allen $150,000 per annum and issued an option to purchase up to 50,000 shares of common stock at $9.00 per share with an expiration date of March 30, 2027, or thirty days after termination. 5,000 options vested upon the Engagement Date, 5,000 options will vest on the Effective Date, 10,000 options will vest on the public listing date of the Company, and 10,000 options will vest on the first, second and third anniversaries of the Effective Date.

On April 1, 2022, the Company entered into a two-year Consulting Agreement with Mr. Corica, a member of the BOD of the Company. Pursuant to the agreement, Mr. Corica is to provide consulting services related to the business development activities of the Company. Pursuant to the agreement, the Company shall pay a monthly fee of $10,000, plus commissions as defined in the agreement. Additionally, the Company issued a stock option to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $9.00 per share. The options are subject to vesting criteria related to the engagement of third-party social media influencers and increases in the number of registered members of Planet Wealth.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

On May 5, 2022 (the “Engagement Date”) the Company entered into a Chief Marketing Officer Agreement with Brian Sullivan (the “CMO”). The term of the agreement is from the Engagement Date to the earlier of the third anniversary of the Engagement date or the effective date of a termination pursuant to the agreement. Pursuant to the agreement the Company will pay the CMO $72,000 per annum and issued an option to purchase up to 100,000 shares of common stock at $9.00 per share with an expiration date of May 5, 2027, or thirty days after termination. 10,000 options vested upon the Engagement Date, 10,000 options will vest on the public listing date of the Company, 10,000 options will vest on the first, second and third anniversaries of the Engagement Date and 2,500 options shall vest with each increase of 50,000 in the number of registered members of the Company’s web portal, up to 1 million members.

On May 23, 2022 (the “Effective Date”) the Company entered into an Advisory Agreement with Robert J. Cole. Mr. Cole will provide the Company services related to the Company’s business plan, optimal methods for bringing the Company’s services to market and strategic alliances. The agreement shall continue until it is terminated by either party, for any or no reason, giving written notice to the other party, effective on the date of receipt. Pursuant to the agreement the Company issued an option to purchase up to 10,000 shares of common stock at $0.90 per share with an expiration date of May 23, 2027, or thirty days after termination. The options shall vest to one-twelfth (8 and 1/3%) at the end of each period of three full calendar months, commencing with the first full month after the Effective Date, subject to the services continue to be provided.

NOTE 6 - STOCKHOLDERS’ EQUITY

Common Stock

We have authorized the issuance of 100,000,000 shares of our common stock with par value of $0.0001.

During the year ended February 28, 2023, the Company:

●	Sold 2,500 shares of common stock at $10.00 per share and received proceeds of $24,999,

●	Issued 10,000 shares of common stock for 10,000 shares of common stock to be issued.

During the year ended February 28, 2022, the Company:

●	sold 279,300 shares of common stock at $10.00 per share and received proceeds of $2,793,000,

●	purchased 182,893 shares of common stock for $1,371,700 pursuant to the SPA (See Note 4),

●	Issued 180,000 shares of common stock for services valued at $1,800,000.

As of February 28, 2023, and 2022, the Company has 2,030,335 and 2,017,835 shares of common stock issued and outstanding.

Common Stock to be Issued

During the year ended February 28, 2022, the Company recorded 50,000 shares of common stock to be issued, pursuant to agreements to issue the shares to consultants. The Company recorded stock compensation expense of $500,000 for the year ended February 28, 2022, for the 50,000 shares of common stock to be issued. During the year ended February 28, 2023. 10,000 shares of the shares to be issued were certificated. The Company also recorded 45,000 shares of common stock to be issued in exchange for proceeds received of $225,000. As of February 28, 2023, and 2022, there were 89,000 and 85,000 shares of common stock to be issued, respectively.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

Preferred Stock

We have authorized the issuance of 10,100,000 shares of our preferred stock with par value of $0.0001.

Series A Preferred Stock

On April 1, 2020, the Company filed a Certificate of Designation (the “COD”) of the Series A Preferred Stock with the Delaware Secretary of State, which designated 100,000 shares as Series A Preferred Stock. Pursuant to the COD of the Series A Preferred Stock, the holder(s) have the following rights:

●	10% of the aggregate voting power of all shareholders.

●	51% of the aggregate voting power of all shareholders with respect to any proposal to sell the Company.

●	cumulative preferential cash dividends equal to 10% of the Company’s Adjusted Gross Income (i.e. revenue less direct expenses (other than research and development) attributable to revenue, including expenses for development of marketable software services, expenses attributable to customer support, and obligations to providers of services resold by the Company; such rights terminating on the third anniversary of the date Todd Wier ceases to be an officer or employee of the Company.

On July 16, 2021, pursuant to the Separation Agreement (See Note 4) Wier exchanged 100,000 shares of Series A Preferred Stock for 100,000 shares of Series C Preferred Stock. As of February 28, 2023, and 2022, there were -0- shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Stock

On April 1, 2020, the Company filed a COD of the Series B Preferred Stock with the Delaware Secretary of State, which designated 500,000 shares as Series B Preferred Stock. Pursuant to the COD of the Series B Preferred Stock, each share of Series B Preferred Stock:

●	Each share of Series B Preferred Stock may be converted at any time at the option of the holder into five (5) shares of Common Stock by delivery of the certificate for the Series B Preferred Stock to the Company with a written notice of conversion.

●	has voting rights equal to five shares of Common Stock.

●	Shares in liquidation on an as-converted basis;

●	entitles the holder to a quarterly dividend equal to 0.00002% of the Company’s adjusted gross income (i.e. 8% payable to holders of Series D Shares). The dividend terminates on the earlier of (a) aggregate dividend payments of $30 per Series D Share, (b) existence of a liquid public market for the Common Stock, or (c) sale of the Company on arms-length terms.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

On July 16, 2021, pursuant to the Separation Agreement (See Note 4) Wier exchanged 103,500 shares of Series B Preferred Stock for 103,500 shares of Series E Preferred Stock, Wier also transferred 46,500 shares of Series B Preferred Stock to individuals who are not affiliates of the Company As of February 28, 2023, and 2022, there were 197,104 shares issued and outstanding of Series B Preferred Stock, respectively.

Series C Preferred Stock

On January 14, 2021, the Company filed a COD of the Series C Preferred Stock with the Delaware Secretary of State, which designated 100,000 shares as Series C Preferred Stock. Pursuant to the COD of the Series C Preferred Stock, the holder(s) have the following rights:

●	cumulative preferential cash dividends equal to 10% of the Company’s Adjusted Gross Income (i.e. revenue less direct expenses (other than research and development) attributable to revenue, including expenses for development of marketable software services, expenses attributable to customer support, and obligations to providers of services resold by the Company; such rights terminating on December 31, 2027.

On July 16, 2021, pursuant to the Separation Agreement (See Note 4) the Company issued Wier 100,000 shares of Series C Preferred Stock in exchange for 100,000 shares of Series A Preferred Stock. As of February 28, 2023, and 2022, there were 100,000 shares of Series C Preferred Stock issued and outstanding, respectively.

Series D Preferred Stock

On January 14, 2021, the Company filed a COD of the Series D Preferred Stock with the Delaware Secretary of State, which designated 600,000 shares as Series D Preferred Stock. Pursuant to the COD of the Series D Preferred Stock, each share of Series D Preferred Stock:

●	Each share of Series D Preferred Stock may be converted at any time at the option of the holder into 1.5 shares of Common Stock by delivery of the certificate for the Series D Preferred Stock to the Company with a written notice of conversion;

●	has the voting power of 1.5 shares of Common Stock;

●	shares in liquidation proceeds on an as converted basis;

●	entitles the holder to a quarterly dividend equal to 0.00002% of the Company’s adjusted gross income (i.e. 12% payable to holders of Series D Shares, if all are sold). The dividend terminates on the earlier of (a) aggregate dividend payments of $30 per Series D Share, (b) existence of a liquid public market for the Common Stock, or (c) sale of the Company on arms-length terms.

From March 1, 2021, through June 17, 2021, the Company sold 305,250 shares of Series D Preferred Stock at $10 per share and received proceeds of $3,052,500. As of February 28, 2023, and 2022, there are 520,000 shares of Series D Preferred Stock issued and outstanding, respectively.

Based on the conversion feature of the Series D Preferred Stock, the Company valued the 305,250 shares sold at $4,578,750, and recorded a deemed dividend of $1,526,250, for the year ended February 28, 2022, resulting from a beneficial conversion feature.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

Series E Preferred Stock

On August 16, 2021, the Company filed a COD of the Series E Preferred Stock with the Delaware Secretary of State, and has designated 103,500 shares as Series E Preferred Stock. Pursuant to the COD of the Series E Preferred Stock, the holder(s) have the following rights:

●	Each share of Series E Preferred Stock may be converted any any time at the option of the holder fifty (50) shares of Common Stock by delivery of the certificate for the Series E Preferred Stock to the Company with a written notice of conversion..

●	Shares of Series E Preferred Stock have no voting rights.

●	on liquidation, a preferential payment of $0.001 per share, then the right to participate in the liquidation proceeds on an as-converted basis.

On July 16, 2021, pursuant to the Separation Agreement (See Note 4) the Company issued Wier 103,500 shares of Series E Preferred Stock in exchange for 103,500 shares of Series B Preferred Stock. As of February 28, 2023, and 2022, there were 103,500 shares issued and outstanding of Series E Preferred Stock, respectively.

NOTE 7 – STOCK OPTIONS

On March 25, 2021, the Company granted Mr. Sossaman an option to purchase up to 450,000 shares (subject to certain vesting dates and milestones) of common stock at $5.00 per share (including a cashless exercise option) with an expiry date of March 25, 2026 (See Note 4). The requisite service period for the options was four years.The Company valued the option at $4,482,536 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the years ended February 28, 2023, and 2022, 91,563 and 135,000 of the options vested and the Company recognized $912,080 and $1,344,671 of stock- based compensation expense-related parties for the years ended February 28, 2023, and 2022, respectively. Mr. Sossaman resigned on December 15, 2022. Pursuant to the resignation the remining unvested options of 223,437 were cancelled.

On April 9, 2021, the Company granted Windstream an option to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $5.00 per share (including a cashless exercise option) with an expiry date of April 30, 2024. On the Start Date 19,800 of the options vested, and an additional 2,300 options will vest on the Start Date and every thirty (30) days thereafter (See Note 5). The requisite service period for the options was two years. The Company valued the option at $695,147 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the years ended February 28, 2023, and 2022, 27,600 and 45,100 of the options vested and the Company recognized $255,814 and $418,015 of stock- based compensation expense for the years ended February 28, 2023, and 2022, respectively.

On April 12, 2021, the Company granted an option to purchase 5,000 shares of common stock at $5.00 per share with an expiry date of May 31, 2026, to Robert J. Cole pursuant to an Advisory Agreement. The options will vest 1/12 each month beginning April 12, 2021. The requisite service period for the options was one year.The Company valued the option at $49,857 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the years ended February 28, 2023, and 2022, 417 and 4,583 of the options vested and the Company recognized $4,155 and $45,702 of stock- based compensation expense for the years ended February 28, 2023, and 2022, respectively.

On June 19, 2021, the Company granted an option to purchase 40,000 shares of common stock at $5.00 per share with an expiry date of May 31, 2026. The options vested on the date of the grant. There was no requisite service period. The Company valued the option at $398,381 based on the Black-Scholes option pricing model. For the year ended February 28, 2022, the Company recognized $398,381 of stock- based compensation expense.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

On July 16, 2021, the Company granted an option to purchase 50,000 shares of common stock at $5,00 per share with an expiry date of July 16, 2026, to Robert Brantl. The options vested on the date of the grant. There was no requisite service period. The Company valued the option at $498,478 based on the Black-Scholes option pricing model. For the year ended February 28, 2022, the Company recognized $498,478 of stock- based compensation expense.

On July 16, 2021, the Company granted Mr. Woodson an option to purchase up to 50,000 shares (subject to certain vesting dates and milestones) of common stock at $5.00 per share (including a cashless exercise option) with an expiry date of May 31, 2026 (See Note 4). The requisite service period for the options was three years. The Company valued the option at $499,547 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the years ended February 28, 2023, and 2022, 16,800 and 9,800 of the options vested and the Company recognized $167,848 and $97,911 of stock- based compensation expense-related parties for the years ended February 28, 2023, and 2022, respectively.

On July 19, 2021, the Company granted options to purchase 10,000 shares of common stock at $5.00 per share with an expiry date of July 19, 2026, to Clarence Chapman, Jr., Stanford Roberts and Douglas Skipworth pursuant to their Advisory Agreements. The options will vest 25% every three months beginning October 19, 2021. The requisite service period for the options was one year. The Company valued the option at $299,097 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the years ended February 28, 2023, and 2022, 15,000 and 15,000 of the options vested and the Company recognized $149,550 and $149,550 of stock- based compensation expense for the years ended February 28, 2023, and 2022, respectively.

On July 30, 2021, the Company granted Michael Hamburger an option to purchase up to 100,000 shares of the Company’s common stock at $6.00 per share. On the first anniversary of the CSA, 50,000 options vest and every thirty (30) days thereafter an additional 4,167 options will vest. The options are also eligible for cashless exercises’ and the option expires on July 30, 2026. The requisite service period for the options was two years. The Company valued the option at $999,131 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. Mr. Hamburger was terminated February 11, 2022, and as of February 28, 2022, none of the options have vested and they have been cancelled.

On July 30, 2021, the Company granted Ross Denny an option to purchase up to 100,000 shares of the Company’s common stock at $6.00 per share (See Note 5). On the first anniversary of the CSA, 50,000 options vest and every thirty (30) days thereafter an additional 4,167 options will vest. The options are also eligible for cashless exercises’ and the option expires on July 30, 2026. The requisite service period for the options was two years.The Company valued the option at $999,131 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. Mr. Denny was terminated February 11, 2022, and as of February 28, 2022, none of the options have vested and they have been cancelled.

On November 8, 2021, the Company granted Margo Carter an option to purchase up to 30,000 shares of the Company’s common stock at $9.00 per share. As long as the employee is still employed; on the first anniversary 10,000 options vest and every thirty (30) days thereafter an additional 833 options will vest. The options are also eligible for cashless exercises’ and the option expires on November 8, 2026. The requisite service period for the options was three years.The Company valued the option at $300,000 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the year February 28, 2023, 10,000 of the options have vested. The employee was terminated on December 1, 2022, and the remaining options have been cancelled.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

On November 15, 2021, the Company granted Anna Ham an option to purchase up to 30,000 shares of the Company’s common stock at $9.00 per share. As long as the employee is still employed; on the first anniversary 10,000 options vest and every thirty (30) days thereafter an additional 833 options will vest. The options are also eligible for cashless exercises and the option expires on November 15, 2026. The requisite service period for the options was three years. The Company valued the option at $300,000 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the year February 28, 2023, 10,000 of the options have vested. The employee was terminated on December 1, 2022, and the remaining options have been cancelled.

On February 1, 2022, the Company granted Mr. Woodson options to purchase up to 100,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of February 1, 2024 (See Note 4). The requisite service period for the options was eighteen months, as the options vested when Planet Wealth acquired 50,000 Members.The Company valued the option at $999,784 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. As of February 28, 2023, none of the options have vested.

On March 22, 2022, the Company granted Paulo Teixeira an option to purchase up to 50,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of March 21, 2027 (See Note 5). The Company valued the option at $499,895 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the year ended February 28, 2023, 20,000 options vested, and the Company expensed $199,958 as stock compensation expense, which is included in related party expense for the year ended February 28, 2023.

On March 30, 2022, the Company granted Chris Allen an option to purchase up to 50,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of March 31, 2027 (See Note 5). The requisite service period for the options was three years. The Company valued the option at $499,902 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the year ended February 28, 2023, 5,000 options vested, and the Company expensed $49,990 as stock compensation expense, which is included in related party expense for the year ended February 28, 2023.

On April 1, 2022, the Company granted Robert J. Cole an option to purchase up to 100,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of April 1, 2027 (See Note 5). The requisite service period for the options was one year.The Company valued the option at $999,848 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. As of February 28, 2023, no options vested.

On May 5, 2022, the Company granted Brian Sullivan an option to purchase up to 100,000 shares of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of May 5, 2027. There was no requisite service period. The Company valued the option at $999,936 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the year ended February 28, 2023, 10,000 options vested, and the Company expensed $99,994 as stock compensation expense for the year ended February 28, 2023.

On May 23, 2022, the Company granted Robert J. Cole an option to purchase up to 10,000 shares (subject to certain vesting dates and milestones) of common stock at $9.00 per share (including a cashless exercise option) with an expiry date of July 16, 2026 (See Note 4). The requisite service period for the options was one year. The Company valued the option at $99,963 based on the Black-Scholes option pricing model and will recognize expense pro-rata as any options vest. During the year ended February 28, 2023, 2,500 options vested, and the Company expensed $24,991 as stock compensation expense, which is included in related party expense for the year ended February 28, 2023.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

The above values for options granted during the year ended February 28, 2023, were based on the Black-Scholes option pricing model, using the following assumptions: risk-free interest rate range of 2.39% to 3.01% and volatility range of 169% to 171%.

The following table summarizes activities related to stock options of the Company for the year ended February 28, 2023, and 2022:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Life (Years)
Outstanding and Exercisable at February 28, 2021	77,000	$5.00	3.50
Issued	1,060,000	$5.80	4.73
Cancelled	(200,000)
Outstanding at February 28, 2022	937,000	$5.70	3.79
Issued	310,000	$9.00	5.04
Cancelled	(263,437)
Outstanding at February 28, 2023	983,563	$6.75	3.09
Exercisable at February 28, 2023	585,363	$5 .39	2.79

NOTE 8 – CONVERTIBLE NOTES PAYABLE, RELATED PARTIES

Weiss Convertible Note

On June 14, 2021, the Company entered into a Loan Agreement with Craig Weiss (the “Weiss Note”) of the Company. In exchange for $800,000 the Company agreed to repay the lender $840,000 on January 3, 2022 (the “Maturity Date”). The Company recorded $40,000 as interest expense for the year ended February 28, 2022. At any time prior to the Maturity Date, Weiss shall be entitled to apply all or part of the Principal Amount and Premium to subscribe for a note pursuant to the terms of the 506(c) offering, except that the purchase price for the note shall be eighty percent (80%) of the purchase price for an equivalent note recited in the offering documents used by Planet Wealth in the 506(c) Offering.

On July 16, 2021, the parties amended the Loan Agreement (the “1st Amendment”). Pursuant the 1st Amendment to the payment terms of the Loan, whereby, the Company is to deposit 20% of any capital raised into an escrow account (the “Sinking Fund”) for the benefit of the Lender. The Lender can decide to receive the money from escrow or to convert the note into another debt or equity instrument.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

On December 13, 2021, the parties executed the 2nd Loan Amendment (the “2nd Loan Amendment”). Pursuant to the 2nd Loan Amendment, the parties agreed to extend the Maturity Date of the Loan to the earlier of i) the 40th day after the effective or qualification date of a Registered Offering or ii) August 3, 2022. The lender also agreed to waive the obligation of the Company to maintain the Sinking Fund, and authorized the return of $373,000 that was being held in escrow. The Company agreed to segregate such funds in a separate account from its’ operating account until the maturity date, but is authorized to use the funds if needed. As of February 28, 2023, and 2022, $-0- and $558,600, respectively, was in the segregated account.

On September 12, 2022, the parties executed the 3rd Loan Amendment, whereby the parties agree to extend the maturity date of the Loan to September 1, 2023.

Wier/148 Ventures Convertible Note

On October 29, 2021, the Company and Wier entered into an Agreement in Satisfaction (the “AIS”). Pursuant to the AIS, and in settlement of the remaining amount of $4,369,400 due under the SPA, the Company purchased 15,000 shares of Series B Preferred Stock from Wier for $750,000 and issued a 5% Convertible Debenture to 148 Ventures LLC. for $3,619,400. The Convertible Debenture requires payments as follows:

●	On December 1, 2021, and for the three succeeding months, the greater of the Investment Share (defined below) or $100,000;

●	On April 1, 2022, the greater of the Investment Share or $750,000;

●	On May 1, 2022, and for the succeeding four months, the greater of the Investment Share or $100,000 on May 1, 2022 and

●	On October 1, 2022, the remaining balance.

The Investment Share equals a percentage of any sale by Planet Wealth of debt or equity securities, the proceeds of any loan proceeds and any borrowings available under any Planet Wealth credit facilities. The percentage shall equal 30% during any month the Weiss Note (See Note 7) is outstanding and 50% in the first month after the month in which the Weiss note is paid in full. During the year ended February 28, 2022, the Company paid $266,295 of principal of the Initial Convertible Debenture (see Note 4), resulting in a balance of $3,353,105. On February 1, 2022, pursuant to the Consolidation Agreement (see Note 4) 148 Ventures surrendered the Initial Convertible Debenture and the Company issued the February 2022 Convertible Debenture (see Note 4) in the principal amount of $3,553,105. The February 2022 Convertible Debenture includes $200,000 of the unpaid consulting fee remaining from the July 16, 2021, Separation Agreement (see Note 4).

During the year ended February 28, 2023, the Company made principal payments of $155,339. On September 1, 2022, the February 2022 Convertible Debenture was cancelled in exchange for the September 2022 Convertible Debenture (the “September 2022 Convertible Debenture”). The September 2022 Debenture was issued in the amount of $3,455,106 and included $57,340 of accrued and unpaid interest pursuant to the February 2022 Convertible Debenture. The September 2022 Convertible Debenture matures September 1, 2023, and carries a stated 10% per annum interest rate. The conversion price is 50% of the lowest daily Volume Average Weighted Price for the 20 days preceding the conversion date.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

As of February 28, 2023, and 2022, the principal balance of Convertible Notes is $4,295,106 and $4,393,105, respectively.

A summary of the activity of the Convertible Notes, related parties, and balances as of February 28, 2023, and 2022, is as follows:

	Year ended February 28,
	2023	2022
Beginning balance	$4,393,105	$-0-
Convertible notes issued	-	4,459,400
Payments	(155,339)	(266,295)
Note surrendered	(3,397,767)	(3,353,105)
Note issued	3,455,107	3,553,105
Ending balance	$4,295,106	$4,393,105

NOTE 9– CONVERTIBLE NOTES PAYABLE

On April 22, 2022, the Company (directly by management of the Company) began to offer a Private Offering of Convertible Bridge Notes (the “PPM”) of up to $3,000,000. Pursuant to the PPM, the notes will carry a 10% dividend with a maturity date of May 31, 2023, and the principal of each note with any accrued and unpaid interest will automatically convert into Units of securities to be issued by the Company on the offering date of the Company’s IPO. The conversion rate will equal 75% of the offering price recited in the offering statement or registration statement. Each Unit will consist of one share of common stock, one Redeemable Class A Common Stock Purchase Warrant (the “Class A Warrant”) and one Redeemable Class B Common Stock Purchase Warrant (the “Class B Warrant”). The Class A Warrant has a one- year term from its’ issuance date and an exercise price equal to the offering price, and the Class B Warrant has a two- year term from its issuance date and an exercise price of 133 1/3% of the offering price.

Pursuant to the PPM, during the year ended February 28, 2023, the Company issued 8 convertible notes in the aggregate amount of $350,000. On May 31, 2023, each of the noteholders entered into an Amendment to their note, extending the respective due dates to February 29, 2024, and increasing the interest rate to 15% per annum.

NOTE 10 – NOTE PAYABLE, RELATED PARTY

During the year ended February 28, 2023, Craig Weiss, the Company’s Chairman provided advances to the Company in the aggregate amount of $300,000. These advances did not have a stated interest rate or a maturity date. As of February 28, 2023, the amount advances by Mr. Weiss were $300,000 and is reported on the balance sheet as Notes payable, related party.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

NOTE 11 – SUBSEQUENT EVENTS

On March 1, 2023, the Company entered into an Executive Employment Agreement with John Healy to be the CEO of the Company and the CEO and COO of Planet Wealth Securities, Inc. The Company agreed to compensate Mr. Healy $10,000 per month and to increase the monthly compensation to $20,000 based on certain cash flow requirements. The Company also granted Mr. Healy an option to purchase up to 450,000 shares (subject to certain vesting dates and milestones) of common stock at $0.01 per share (including a cashless exercise option) with an expiry date of February 28, 2028. The Agreement terminated the earlier of May 1, 2023 (if certain requirements are not met) or on the third anniversary of the Agreement. Mr. Healy resigned on May 17, 2023.

On March 23, 2023, the Company and Craig Weiss (the Company’s Chairman) agreed to cancel the Weiss Convertible Note (see Note 8) of $840,000, $200,000 of related party loans and $96,986 of accrued and unpaid interest into 5,684,930 shares of common stock.

On May 5, 2023, the Company filed with the Delaware Secretary of State amended Articles of Incorporation whereby the Company effectuated the 1-for-10 reverse split of the Corporation’s common stock.

On May 6, 2023, the Company issued 500,000 shares of common stock in the aggregate to two investors. The shares were previously recorded as common stock to be issued.

On May 24, 2023, the Company and Craig Weiss (the Company’s Chairman) agreed to cancel $240,000 of related party loans in exchange for 1,200,000 shares of common stock.

On May 24, 2023, the Company issued a 10%, $150,000 Convertible Note to Craig Weiss (the “$150,000 Weiss Convertible Note”). The Weiss $150,000 Convertible Note is to be funded by Weiss in $50,000 increments on June 1, 2023, July 1, 2023, and August 1, 2023. The Company agreed to pay Weiss the lesser of $150,000 or the aggregate fundings received by the Company, together with interest, the earlier of October 3, 2023, or the date in which the Company has raised more than $800,000 from the sale of securities excluding any purchases by officers or directors of the Company. Commencing October 3, 2023, the holder can convert any amount of principal and interest owed into shares of common stock of the Company at $0.02 per share.

On May 24, 2023, the Company granted each of Chris Corica and Lance Woodson an option to buy up to 1,775,000 shares of common stock at an exercise price of $0.0001 (including a cashless exercise option). The Vesting Date is on the first day after the $150,000 Weiss Convertible Note has been fully paid and satisfied. The expiration date will be October 3, 2023, unless the Vesting Date occurs on or before October 3, 2023, then the expiration date will be February 25, 2025.

On May 24, 2023, the Company issued a 10%, $150,000 Convertible Note to 148 Ventures, LLC (the “$150,000 148 Ventures Convertible Note”). The maturity date of the $150,000 148 Ventures Convertible Note together with interest, is the earlier of October 3, 2023, or the date in which the Company has raised more than $800,000 from the sale of securities excluding any purchases by officers or directors of the Company. Commencing October 3, 2023, the holder can convert any amount of principal and interest owed into shares of common stock of the Company at $0.02 per share.

On May 31, 2023, the holders of convertible notes of $350,000 in the aggregate agreed to extend the maturity of their respective notes to February 29, 2024, and to increase the interest rate on their notes to 14% per annum.

PLANET WEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2023

On May 24, 2023, the Company entered into an Employment Agreement (the “2023 Woodson Agreement”) with Lance Woodson to serve as the Company’s Chief Information Officer, and terminated his prior agreement dated July 16, 2021. Mr. Woodson has vested 30,800 options to acquire common stock at $5.00 per share. The 2023 Woodson Agreement has an initial term of 3 years and automatically renews for up to 2 additional one-year periods if neither party terminates the agreement during the initial term or the first subsequent term. The Company shall pay Mr. Woodson $10,000 per month through the month in which the Cash Floor Threshold occurs. Commencing with the month the Cash Floor Threshold occurs the monthly payment shall be $15,000 plus the amount equal to $5,000 per month times the number of months beginning in December 2022 through the month the Cash Floor Threshold is met, divided by twelve. Mr. Woodson is also eligible to receive bonuses up to $270,000 during the initial term of the agreement. The Company also issued an option for Mr. Woodson to purchase up to 2,500,000 shares of common stock at an exercise price of $0.16 per share (including a cashless exercise option) and an expiration date of April 30, 2028. The Cash Floor Threshold means at the close of a business day the sum of the Company’s cash plus cash equivalents plus other liquid assets exceeds the sum of $1,000,000 plus the Company’s accounts receivables and accrued expenses.

On June 2, 2023, the Company entered into a Debt Satisfaction Agreement with 148 Ventures, LLC (“148 Ventures”). The Debt Satisfaction Agreement becomes effective upon the Company satisfying its’ obligation of the $150,000 148 Ventures Convertible Note (the “Effective Date”). If the Effective Date is not satisfied by October 2, 2023, this Debt Satisfaction Agreement shall terminate at the close of business on that date and have no further force or effect. On the Effective Date the Company will file with the Delaware Secretary of State a Certificate of Designation for Series F Preferred Stock and Series G Preferred Stock. On the Effective Date all the Company’s obligations under the September 2022 Convertible Debenture (see Note 8) shall be fully discharged in consideration of the Company issuing:

●	Upon the filing of the Certificate of Designation, the Company shall issue to 148 Ventures Eight Hundred Forty-Seven Thousand, Seventy (847,070) shares of Series F Preferred Stock and Five Hundred Thirty-Two Thousand Three Hundred Eighty-Three (532,383) shares of Common Stock.

●	a total of Five Million (5,400,000) shares of Common Stock to individuals named by 148 Ventures.

●	During the period from September 30, 2018, to January 31, 2020, 153 investors who were not affiliated or associated with the Company (the “Early Investors”) purchased shares of the Company’s Common Stock. Promptly after the Effective Date, the Company will distribute one million (1,000,000) shares of Common Stock to the Early Investors, to be allocated among them in proportion to their shareholdings.

●	Five Hundred Thousand (500,000) shares will be distributed to the holders of the Company’s Series B Preferred Stock, to be allocated among them in proportion to their Series B shareholdings.

●	Two Million (2,000,000) shares will be distributed to the holders of the Company’s Series D Preferred Stock, to be allocated among them in proportion to their Series D shareholdings.

●	One Million One Hundred Thousand (1,100,000) shares will be distributed to investors who purchased the Company’s Common Stock after July 1, 2022, to be allocated among them in proportion to their shareholdings.

The Company will also cancel the 103,500 shares of Series E Preferred Stock to be surrendered by Todd Wier, in exchange for the issuance of 103,500 shares of Series G preferred Stock to 148 Ventures, LLC.

On June 13, 2013, the Company agreed to issue 167,369 shares of common stock in settlement of $33,474 of accounts payable to three entities.

On June 13, 2023, the Company issued 200,000 shares of common stock to Lance Woodson, the Company’s CIO, in settlement of $40,000 of a liability that was previously recorded as accrued bonus.

On August 2, 2023, the Company issued a 10%, 500,000 Convertible Promissory Note. The note is convertible into the greater number of shares of i) 2,500,000 shares or ii) the product of $500,000 divided by one-fifth of the Reg A Price.

The Company has evaluated subsequent events through August 17, 2023, the date the financial statements were available to be issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as stated herein.

PART III

Index to Exhibits

2.1	Certificate of Incorporation, filed on April 30, 2018(1)
2.2	Certificate of Amendment of Certificate of Incorporation, filed on July 16, 2018(1)
2.3	Certificate of Amendment of Certificate of Incorporation, filed on November 14, 2019(1)
2.4	Certificate of Amendment of Certificate of Incorporation, filed on April 1, 2020(1)
2.5	Certificate of Designation of Series C and Series D Preferred Stock, filed on January 14, 2021(1)
2.6	Certificate of Amendment of Certificate of Incorporation, filed on May 12, 2021(1)
2.7	Certificate of Amendment of Certificate of Incorporation, filed on May 4, 2023(1)
2.8	Certificate of Designation of Series F and Series G Preferred Stock, filed on September 15, 2023(1)
2.9	Amended and Restated Bylaws(1)
4	Form of Subscription Agreement(1)
6.1	Amended and Restated Marketing and Sales Development Agreement between Planet Wealth, Inc. and 148 Ventures, LLC dated January 25, 2024
6.2	Sales Agency Agreement between Planet Wealth, Inc. and Chris Corica dated May 24, 2023(1)
6.3	Amended and Restated Employment Agreement between Planet Wealth, Inc. and Lance Woodson dated November 1, 2023(1)
6.4	Employment Agreement – John Sanpietro dated December 1, 2023
10.1	Form of Power of Attorney among Selling Shareholder, Planet Wealth, Inc. and Lance Woodson – to be filed by amendment
11.1	Consent of Independent Registered Public Accounting Firm
12.1	Attorney opinion on legality of the offering – to be filed by amendment

(1)	Filed as an exhibit to the Company’s Regulation A Offering Statement on Form 1-A (Commission File No. 024-12365) and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bentonville, State of Arkansas, on March 14, 2024.

By:	/s/ Lance Woodson
Name:	Lance Woodson
Title:	Chief Executive Officer
(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

The offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Lance Woodson	Director and Chief Executive Officer	March 14, 2024
Lance Woodson

/s/ Craig Weiss	Chairman of the Board	March 14, 2024
Craig Weiss

/s/ Chris Corica	Director	March 14, 2024
Chris Corica

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